AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 12, 1996

                                                       REGISTRATION NO. 33-99180
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                         FIRST SOUTH AFRICA CORP., LTD.
             (Exact name of registrant as specified in its charter)

    BERMUDA                            3599                    Not Applicable
(State or other          (Primary Standard Industrial         (I.R.S. Employer
jurisdiction of           Classification Code Number)        Identification No.)
incorporation
or organization)

             CLARENDON HOUSE, CHURCH STREET, HAMILTON HM CX, BERMUDA
                                 (441) 295-1422
                        (Address, including zip code, and
                           telephone number, including
                           area code, of registrant's
                               principal executive offices)

                                CLIVE KABATZNIK,
                                    PRESIDENT
                       FIRST SOUTH AFRICA MANAGEMENT CORP.
                         2665 SOUTH BAYSHORE, SUITE 702
                          COCONUT GROVE, FLORIDA 33133
                                 (305) 857-5009
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            ------------------------
                                   COPIES TO:
                             HENRY I. ROTHMAN, ESQ.
                       Parker Chapin Flattau & Klimpl, LLP
                           1211 Avenue of the Americas
                            New York, New York 10036
                               Tel: (212) 704-6000
                               Fax: (212) 704-6288
                            ------------------------

           APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this Registration Statement.

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] (No. 33-99180)

           If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                            ------------------------
         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                         FIRST SOUTH AFRICA CORP., LTD.
                              CROSS REFERENCE SHEET
                    PURSUANT TO ITEM 501(B) OF REGULATION S-K



ITEM OF FORM S-1                                             LOCATION IN PROSPECTUS

 1. Forepart of the Registration Statement and         Front Cover Page of Registration
    Outside Front Cover Page of Prospectus...........  Statement; Cross Reference Sheet;
                                                       Outside Front Cover Page of Prospectus
 2. Inside Front and Outside Back Cover Pages of
    Prospectus.......................................  Inside Front Cover Page of Prospectus;
                                                       Additional Information; Outside Back
                                                       Cover Page of Prospectus
 3. Summary Information, Risk Factors and Ratio
    of Earnings to Fixed Charges.....................  Prospectus Summary; Risk Factors
 4. Use of Proceeds..................................  Use of Proceeds
 5. Determination of Offering Price..................  Underwriting
 6. Dilution.........................................  Dilution
 7. Selling Security-Holders.........................  Concurrent Offering
 8. Plan of Distribution.............................  Outside Front Cover Page of
                                                       Prospectus; Underwriting
 9. Description of Securities to be Registered.......  Description of Capital Stock
10. Interests of Named Experts and Counsel...........  Legal Matters
11. Information with Respect to the Registrant.......  Prospectus Summary; The Company;
                                                       Dividend Policy; Capitalization;
                                                       Selected Historical and Pro Forma
                                                       Consolidated Financial Data;
                                                       Management's Discussion and Analysis
                                                       of  Financial Condition and Results of
                                                       Operations; Business; Management;
                                                       Certain Transactions; Principal
                                                       Stockholders; Description of Capital
                                                       Stock; Shares Eligible for Future Sale;
                                                       Financial Statements
12. Disclosure of Commission Position on
    Indemnification for Securities Act Liabilities...                 *


-----------

* Item is inapplicable, or the answer thereto is in the negative, and is omitted.

                                EXPLANATORY NOTE

         This Registration Statement covers the registration of (i) up to 2,300,000 shares of Common Stock $.01 par value ("Common Stock") of First South Africa Corp., Ltd. (the "Company") and 2,300,000 redeemable Class B Warrants (the "Class B Warrants") underlying the exercise of certain outstanding redeemable Class A Warrants (the "Class A Warrants") issued by the Company in its initial public offering effective on January 24, 1996, pursuant to a Prospectus dated January 24, 1996, and 4,600,000 shares of Common Stock underlying the exercise of Class B Warrants, and (ii) an additional 650,000 shares of Common Stock underlying the exercise of 650,000 Class A Warrants (the "Selling Securityholder Warrants"), by the holders thereof (the "Selling Securityholders"), 650,000 Class B Warrants (the "Selling Securityholder Class B Warrants") underlying the Selling Securityholder Warrants and 650,000 shares of Common Stock (which together with the 650,000 shares of Common Stock underlying the Selling Securityholder Warrants are hereinafter collectively referred to as the "Selling Securityholder Stock") underlying the exercise of the Selling Securityholder Class B Warrants, for resale from time to time by the Selling Securityholders. The Selling Securityholder Warrants, the Selling Securityholder Class B Warrants and the Selling Securityholder Stock are sometimes collectively referred to herein as the "Selling Securityholder Securities."

         The complete Prospectus relating to the offering by the Company follows immediately after this Explanatory Note. Following such Prospectus are pages of the Prospectus relating solely to the Selling Securityholder Securities, including alternative front and back cover pages and sections entitled "Concurrent Public Offering," "Plan of Distribution," and "Selling Securityholders" to be used in lieu of the sections entitled "Concurrent Offering" and "Warrant Solicitation Fee" in the Prospectus relating to the offering by the Company. Certain sections of the Prospectus for the offering by the Company will not be used in the Prospectus relating to the Selling Securityholder Securities such as "Use of Proceeds" and "Dilution."

================================================================================
INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.
================================================================================
                 SUBJECT TO COMPLETION, DATED NOVEMBER 12, 1996
PROSPECTUS

                         FIRST SOUTH AFRICA CORP., LTD.

                        2,300,000 SHARES OF COMMON STOCK
                      2,300,000 REDEEMABLE CLASS B WARRANTS
            (UNDERLYING THE EXERCISE OF OUTSTANDING CLASS A WARRANTS)
                        4,600,000 SHARES OF COMMON STOCK
                  (UNDERLYING THE EXERCISE OF CLASS B WARRANTS)

         This Prospectus is being delivered to the holders of 2,300,000 Redeemable Class A Warrants (the "Class A Warrants") and 2,300,000 Redeemable Class B Warrants (the "Class B Warrants") that were issued by First South Africa Corp., Ltd., a Bermuda corporation (the "Company") in its initial public offering that was effective on January 24, 1996 (the "Offering"). Each Class A Warrant entitles the registered holder thereof to purchase one share of Common Stock, $.01 par value ("Common Stock") and one Class B Warrant at an exercise price of $6.50, subject to adjustment, at any time until January 24, 2001. Each Class B Warrant entitles the registered holder thereof to purchase one share of Common Stock at an exercise price of $8.75, subject to adjustment, at any time until January 24, 2001. Beginning January 24, 1997 (or earlier at the discretion of the Company with the consent of D.H. Blair Investment Banking Corp. ("D.H. Blair")), the Class A Warrants and the Class B Warrants (collectively, the "Warrants") are subject to redemption by the Company at a redemption price of $.05 per Warrant on 30 days' prior written notice, provided the average of the closing bid prices of the Common Stock exceeds $9.10 with respect to the Class A Warrants or $12.25 with respect to the Class B Warrants (subject to adjustment in each case) for 30 consecutive business days ending within 15 days of the date on which notice of redemption is given. See "Description of Securities." The Common Stock and the Class B Common Stock are substantially identical on a share-for-share basis, except that the holders of Class B Common Stock have five votes per share on each matter considered by shareholders and the holders of Common Stock have one vote per share on each matter considered by shareholders, and except that the holders of each class will vote as a separate class with respect to any matter requiring class voting by the Companies Act 1981 of Bermuda.

         The Units issued in the Offering (each consisting of one share of Common Stock, one Class A Warrant and one Class B Warrant), the Common Stock, the Class A Warrants and the Class B Warrants are listed on the Nasdaq SmallCap Market ("Nasdaq") under the symbols FSAUF, FSACF, FSAWF and FSAZF, respectively. There can be no assurance that an active trading market in the Company's securities will be sustained. The exercise price and other terms of the Warrants were arbitrarily determined by negotiation between the Company and D.H. Blair and were not related to the Company's asset value, net worth, financial condition or other established criteria of value. On November 11, 1996, the closing sales price for each of the Units and the Common Stock was $8.25 and $5.50, respectively. On November 6, 1996, the closing sales price of the Class B Warrants was $1.047. On November 5, 1996, the closing sales price of the Class A Warrants was $3.156.

         Concurrently with the Offering, the Company registered for resale by certain securityholders (the "Selling Securityholders") 650,000 Class A Warrants (the "Selling Securityholders' Warrants"), the Common Stock and Class B Warrants underlying the Selling Securityholders' Warrants and the Common Stock issuable upon exercise of such Class B Warrants. The Selling Securityholder Warrants and the securities underlying such warrants are sometimes collectively referred to as the "Selling Securityholder Securities." The Selling Securityholders' Warrants were issued on the closing of the Offering to the Selling
Securityholders upon the automatic conversion of warrants (the "Bridge Warrants") acquired by them in the Company's private placement in November 1995 (the "Bridge Financing"). Sales of the Selling Securityholder Warrants or the underlying securities, or the potential of such sales, may have an adverse effect on the market price of the securities offered hereby. The Company will not receive any proceeds from the sale of any of the Selling Securityholder Warrants.

         THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND
               IMMEDIATE SUBSTANTIAL DILUTION. SEE "RISK FACTORS"
                       BEGINNING ON PAGE 8 AND "DILUTION."
          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                 COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE
                  COMMISSION OR ANY STATE SECURITIES COMMISSION
                  PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                      PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE

                                                UNDERWRITING
                           PRICE TO             DISCOUNTS AND        PROCEEDS TO
                      WARRANTHOLDER(1)(2)      COMMISSIONS (3)       COMPANY (4)
--------------------------------------------------------------------------------
Per Share                    $6.50                  $.325               $6.175
Total (4)                 $14,950,000             $747,500           $14,202,500
--------------------------------------------------------------------------------

                THE DATE OF THIS PROSPECTUS IS             , 1996

(1) Includes only Class A Warrants. There is no assurance that the market value of the shares of Common Stock underlying such Warrants will at any time after exercise thereof exceed the exercise price paid therefor.
(2) Assumes the exercise of the Class A Warrants. Does not assume the exercise of any Class B Warrants.
(3) Pursuant to an Underwriting Agreement entered into between the Company and D.H. Blair on January 24, 1996, in connection with its initial public offering, the Company has agreed to pay D.H. Blair, a warrant solicitation fee of five (5%) percent of the aggregate exercise price of the Warrants whose exercise is solicited by a member of the National Association of Securities Dealers, Inc. ("NASD") and meets certain other criteria. The Company cannot presently estimate to what extent any such warrant solicitation fee will be paid.
(4) Assumes exercise of all of the presently outstanding Class A Warrants. All funds received from the exercise of the Warrants will be turned over to the Company with the exception of: (i) expenses incurred in connection with the preparation of this Prospectus, including printing and professional fees estimated at $55,000; and (ii) a five (5%) percent warrant solicitation fee which may be paid to D.H. Blair upon the exercise of Warrants. See "Warrant Solicitation Fee." Does not include additional proceeds to be received by the Company upon the exercise by D.H. Blair of the Unit Purchase Options.

         The Company intends to furnish its shareholders and holders of Warrants annual reports containing audited financial statements and such interim reports as it deems appropriate or as may be required by law.

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus. Unless otherwise indicated, the information in this Prospectus does not give effect to the exercise of (i) the Warrants, (ii) the Unit Purchase Options issued in connection with the Offering, and (iii) options to purchase shares of Common Stock reserved for issuance under the Company's Stock Option Plan. See "Description of Securities." Unless otherwise indicated, references in this Prospectus to "Rand" or "R" are to South African Rand. On November 8, 1996, the market average exchange rate was approximately 4.70 Rand per U.S. dollar. See "Risk Factors - Risks Relating to Operations in South Africa, Currency Considerations." Unless otherwise indicated, U.S. dollar equivalent information in South African Rand for a period is based on the average of the daily exchange rates for the days in the period, and U.S. dollar information for South African Rand as of a specified date is based on the exchange rate for that date unless otherwise indicated. Certain numbers in this Prospectus have been rounded.

                                   THE COMPANY

         First South Africa Corp., Ltd., (the "Company") was organized to acquire, own and operate seasoned, closely-held companies in South Africa with annual sales in the range of approximately $5 to $50 million. Since its initial public offering on January 24, 1996, the Company has acquired through its wholly-owned subsidiary, First South African Holdings (Pty) Ltd.("FSAH"), seven businesses based in South Africa ("the Acquisitions") that are as a group engaged in the following industry segments:

         1.  High quality plastic packaging machinery.
         2.  Metal washers used in the fastener industry.
         3.  Air conditioning and refrigeration machinery components.
         4.  Processed foods.

         Upon completion of its initial public offering the Company acquired Starpak (Pty) Limited, which is engaged in the manufacture of high quality plastic packaging machinery; L.S. Pressing (Pty) Limited, which is engaged in the manufacture of washers for the use in the fastener industry; and Europair Africa (Pty) Ltd., which is engaged in the manufacture and supply of air conditioning products. In April 1996, L.S. Pressings acquired through Crowle Investments (Pty) Limited, the assets and business of Paper & Metal Industries; a small manufacturer of rough washers for use in the fastener industry. In April 1996, Europair acquired the assets and business of Universal Refrigeration, an agent and supplier of refrigeration products. In June 1996, FSAH acquired Piemans Pantry (Pty) Limited ("Piemans Pantry"), a manufacturer and distributor of high quality meat pies. In October 1996, FSAH acquired Astoria Bakery CC ("Astoria Bakery") and Astoria Bakery Lesotho Proprietary Ltd., ("Astoria Bakery Lesotho") manufacturers and distributors of speciality baked breads and confectionary products (collectively referred to as "Astoria").

         FSAH manages the Company's business interest in South Africa. FSAH monitors the operational performance of its subsidiaries and seeks out prospective acquisition candidates in businesses that complement or are otherwise related to the Company's existing acquisitions, and in other businesses that may be identified by the Company's management.

         The Company was formed in September 1995. The Company's principal executive offices are located at Clarendon House, Church Street, Hamilton HM II Bermuda, and its telephone number at such location is: (441) 295-1422. Certain management, shareholder relations and administrative services are provided to the

Company by First South Africa Management Corp., a Delaware corporation that is a wholly-owned subsidiary of the Company ("FSAM"). FSAM's principal executive offices are located at 2665 South Bayshore, Suite 405, Coconut Grove, Florida 33133, and its telephone number at such location is (305) 857-5009.

                                  THE OFFERING



Securities Offered by the Company...........2,300,000 shares of Common Stock and
                                            2,300,000     Class    B    Warrants
                                            underlying the exercise of 2,300,000
                                            Class  A  Warrants   issued  in  the
                                            initial    public    offering    and
                                            4,600,000  shares  of  Common  Stock
                                            underlying  the  exercise of Class B
                                            Warrants.   Each   Class  A  Warrant
                                            entitles  the holder to purchase one
                                            share of Common  Stock and one Class
                                            B Warrant  at an  exercise  price of
                                            $6.50, subject to adjustment, at any
                                            time until  January 24,  2001.  Each
                                            Class B Warrant  entitles the holder
                                            to  purchase  one  share  of  Common
                                            Stock at an exercise price of $8.75,
                                            subject to  adjustment,  at any time
                                            until January 24, 2001. The Warrants
                                            are subject to redemption in certain
                                            circumstances.  See  "Description of
                                            Securities."

Securities Offered Concurrently by
  Selling Securityholders...................650,000   shares   of  Common  Stock
                                            underlying      650,000      Selling
                                            Securityholder   Warrants,   650,000
                                            Selling   Securityholder   Class   B
                                            Warrants  issuable  upon exercise of
                                            the Selling Securityholder  Warrants
                                            and 650,000  shares of Common  Stock
                                            issuable   upon  exercise  of  these
                                            Selling   Securityholder   Class   B
                                            Warrants. The Selling Securityholder
                                            Warrants are  identical to the Class
                                            A Warrants,  except that the holders
                                            thereof   have   agreed  to  certain
                                            restrictions on transferability  and
                                            exercisability.    See   "Concurrent
                                            Offering."

Number of Shares of Common Stock
  Outstanding:
Before the offering (1).....................2,300,000 shares of Common Stock (2)
                                            1,862,500  shares  of Class B Common
                                            Stock (3)(4)

After the offering (1)(5)...................4,600,000 shares of Common Stock (2)
                                            1,842,500  shares  of Class B Common
                                            Stock (3)(4)

Nasdaq Symbols..............................Units - FSAUF
                                            Common Stock - FSACF
                                            Class A Warrants - FSAWF
                                            Class B Warrants - FSAZF

Risk Factors................................An  investment   in  the  securities
                                            offered   hereby   involves  a  high
                                            degree   of   risk   and   immediate
                                            substantial   dilution   to   public
                                            investors.  See "Risk  Factors"  and
                                            "Dilution."
-----------
(footnotes on next page)

(1) For a description of the voting and other rights of the Common Stock and Class B Common Stock, see "Description of Securities."

(2) Excludes (i) an aggregate of 1,300,000 shares of Common Stock reserved for issuance upon exercise of the Selling Securityholder Warrants, (ii) 7,200,000 shares issuable upon exercise of the Warrants included in the Units offered in connection with the Offering; (iii) 800,000 shares issuable upon exercise of the Unit Purchase Options and the Warrants included in the Units underlying the Unit Purchase Options; (iv) 350,000 shares reserved for issuance under the Company's 1995 Stock Option Plan, (v) 331,579 shares of Common Stock to be issued by the Company to the FSAH Escrow Agent pursuant to the Pieman's FSAH Escrow Agreements, and (vi) 186,000 shares of Common Stock which the Company has agreed to issue to the FSAH Escrow Agent in connection with the Company's acquisition of Astoria. See "Management - Stock Option Plan," "Description of Securities," "Concurrent Offering," "Certain Transactions - FSAH Escrow Agreements" and "Warrant Solicitation Fee."

(3) Includes 729,979 shares of Class B Common Stock issued upon the consummation of the Offering to the American Stock Transfer & Trust Company (the "FSAH Escrow Agent") pursuant to an escrow agreement entered into by and among certain holders of FSAH Class B Stock, the FSAH Escrow Agent, FSAH and the Company prior to the closing of the Offering (the "FSAH Escrow Agreement"), pursuant to which such FSAH shareholders may tender their shares of FSAH Class B Stock to the FSAH Escrow Agent against payment by the FSAH Escrow Agent of the purchase price therefor, which payment may be made through the sale by the FSAH Escrow Agent of an equal number of shares of Class B Common Stock (which shall be automatically converted to shares of Common Stock upon such sale) and delivery of the net proceeds thereof. See "Certain Transactions - FSAH Escrow Agreement" and "Principal Shareholders."

(4) In addition to the restrictions set forth in the FSAH Escrow Agreement, all of the holders of Class B Common Stock have agreed not to sell, transfer or assign such shares without the prior written consent of D.H. Blair for a period of 13 months from the closing of the Offering. See "Shares Eligible for Future Sale."

(5) Assumes exercise of all the Class A Warrants and no exercise of Class B Warrants. Inasmuch as the Company has received no firm commitments therefore, there can be no assurances, however, as to the number of Class A Warrants which will be exercised. See "Risk Factors."

                          SUMMARY FINANCIAL INFORMATION

                                                         PREDECESSOR COMPANY (1)                                THE COMPANY
                                                         -----------------------                                -----------
                                                                                         MARCH 1, 1995         JULY 1, 1995
                                               YEARS ENDED FEBRUARY 28,                TO JUNE 30, 1995      TO JUNE 30, 1996
                                              --------------------------               ----------------      ----------------
                                     1992        1993          1994         1995
                                       $           $             $            $                $                     $
                                     ----        ----          ----         ----             ----                  ----
STATEMENT OF OPERATIONS
Net sales......................     5,374,147    6,256,667     6,851,457    8,826,856      3,297,507             14,911,097
Total operating expenses.......     4,744,035    5,818,092     6,414,144    8,179,083        292,806         19,833,942 (3)
Operating income...............       630,112      438,575       437,313      647,773        334,701            (4,922,845)
Interest paid..................       219,424      223,314       180,960      152,163         18,801            865,733 (4)
Net income before tax..........       361,678      269,251       321,319      536,440        359,045            (5,248,942)
Net income after tax...........       271,036      138,839       207,916      313,882        213,829            (5,737,560)

                                               PREDECESSOR COMPANY (1)                    THE COMPANY
                                                     FEBRUARY 28,                           JUNE 30,
                                                     ------------                          ---------
                                     1992        1993          1994         1995             1996
                                      $            $             $            $                $
                                     ----        ----          ----         ----             ----
BALANCE SHEET DATA
Total assets...................     4,446,132    3,976,769     3,976,974    5,161,709    23,604,994
Long term liabilities..........     1,562,095    1,140,244     1,112,391    1,123,665     2,361,372
Net working capital............     1,305,961    1,177,250     1,194,931    1,366,602     4,624,417
Stockholder's equity...........     2,280,434    1,527,356     1,580,826    1,828,656    12,792,376

---------------

(1) Represents the combined results for Starpak and L.S. Pressings, which are deemed to be the predecessor of the Company due to the common ownership and control of such entities. The Company's fiscal year end is June 30.

(2)      No dividends were declared or paid during the periods presented.

(3) Includes a one time non-cash escrow shares charge of $6,314,000 related to the release of 1.1 million shares under the terms of an Earnout Escrow Agreement, as amended, between the Company, certain shareholders of the Company and American Stock Transfer and Trust Company.

(4) Includes a non-cash charge of $396,500 relating to costs incurred in connection with a November 1995 Bridge Note Financing.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

         Certain statements contained under "Management's Discussion and Analysis of Financial Condition and Results of Operations," such as those concerning future revenues, certain statements contained under "Business," such as statements concerning the effect of market conditions, and other statements contained in this Prospectus regarding matters that are not historical facts are forward-looking statements (as such term is defined in the rules promulgated pursuant to the Securities Act of 1933, as amended (the "Securities Act")). Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, those discussed herein under "Risk Factors." The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                  RISK FACTORS

         An investment in the securities offered hereby is speculative in nature and involves a high degree of risk. In addition to the other information contained in this Prospectus, prospective investors should carefully consider the following risk factors before purchasing the securities offered hereby.

RISKS RELATING TO OPERATIONS IN SOUTH AFRICA

         The Company's operations are conducted through its direct and indirect subsidiaries located in South Africa. For the foreseeable future, the Company expects to continue to focus all of its efforts in South Africa. The conduct of the Company's business in South Africa exposes the Company to certain risks, including the following:

         Political Risks. Historically, the social structure of South Africa was governed according to the apartheid system. Racial tensions in South Africa have from time to time resulted in social unrest, strikes, riots and other sporadic localized violence. The apartheid system also resulted in the imposition of international financial and trade sanctions against South Africa. Although a new interim constitution was adopted providing for universal suffrage and the first national election under the new constitution took place in April 1994, there can be no assurance that social unrest, which could range in magnitude from civil disobedience to civil war, will not occur. The Company's businesses in South Africa have experienced politically-related work stoppages in the past, although since 1994 no such disturbance has been material. In addition, certain other countries in the region are currently engaged in or have had civil war with the corresponding severe adverse economic and social conditions and effects. Moreover, there can be no assurance as to the economic and tax policies which the South African government may pursue and whether those policies may include nationalization, expropriation and confiscatory taxation. Nationalization, expropriation or confiscatory taxation, as well as currency blockage, political changes, government regulation, strikes, political or social instability or diplomatic developments could adversely affect the economy of South Africa and could have a material adverse effect on the Company.

         Risks Related to Currency Exchange. All of the Company's operating subsidiaries do business in South African Rand and the Company's revenues are generally received in such currency. Historically, there has been significant inflation in South Africa (averaging 10-15% per annum in recent years) and significant fluctuations in the exchange rate of the South African Rand. Because South Africa's inflation rate would impact its economy both domestically and internationally, and higher levels of inflation have frequently reduced the real return on capital and investment (thereby lowering the demand for capital goods including the types that the Company produces), South Africa's level of inflation may increase the Company's risk related to currency fluctuation. The U.S. Dollar equivalent of the Company's net assets and results of operations will be adversely affected by reductions in the value of the Rand relative to the U.S. Dollar. Similarly, if the exchange rate declines between the time the Company incurs expenses in other currencies and the time cash expenses are paid, the amount of South African Rand required to be converted into such other currencies in order to pay such expenses could be greater than the equivalent amount of such expenses in South African Rand at the time they were incurred. The exchange rate for South African Rand against the U.S. dollar declined during fiscal year 1996 during which period the average rate of exchange for the Rand against the dollar was $1.00 to Rand 3.85 as compared with an average rate of $1.00 to Rand 3.53 for fiscal year 1995. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         Economic Risks. The economy of South Africa may differ unfavorably from the U.S. economy in such respects as growth of gross domestic product or gross national product, rate of inflation, taxation, capital reinvestment, resource self-sufficiency and balance of payments position. South Africa may be particularly susceptible to changes in the world price of gold and other primary commodities as these represent a majority of South Africa's exports. Any such unfavorable aspects of the South African economy may materially adversely affect the financial condition of the Company.

         Government Regulatory Considerations. Generally, the making of loans by the Company to its subsidiaries, the ability of those subsidiaries to borrow from South African sources and the repatriation of dividends, interest and royalties by those subsidiaries is regulated by the Exchange Control Department of the South African Reserve Bank (the "Reserve Bank"). South Africa formerly operated a dual currency system comprising the commercial rand and the financial rand, which was abolished in 1995. The financial rand was the investment currency, which traded at a discount to the commercial rand. No guarantee can be given that the financial rand will not be reintroduced in the future with possible adverse consequences on the U.S. dollar value of the Company's investments in South Africa. Current South African Exchange Control Regulations provide that, subject to any exemption which may be granted by the South African Treasury (the "Treasury"), no non-resident of South Africa and no "affected person" (which includes any entity (i) that may distribute 25% or more of its capital, assets or earnings to a non-resident of South Africa or (ii) 25% or more of the voting power of which is controlled by a non-resident of South Africa) may provide any "financial assistance" to any South African resident. "Financial assistance" is broadly defined to include any loans, guarantees, sale/leasebacks, etc. Because FSAH will be deemed to be an "affected person," the Company is generally required to obtain the permission of the Treasury prior to loaning money to, providing guarantees on behalf of, or otherwise providing "financial assistance" to FSAH. Notwithstanding the above, a South African company such as FSAH is permitted a certain level of local borrowing without reference to the exchange control regulations and without prior consent. The amount which any affected person may borrow is calculated in accordance with the following formula:

                100%+ (Percentage South African interest X 100%)
                      ------------------------------------------
                         (percentage non-resident interest).

In addition, the terms of repayment of any such loan and the interest rate (which is generally market related) will be regulated.

         Under other regulations, no person may, without permission, acquire any security from a non-resident or make any entry in a security register which involves the transfer of a security into or out of the name of a non-resident. The control is exercised by placing the endorsement "non-resident" on all securities owned by non-residents or in which non-residents have an interest. The non-resident endorsement is placed on the share certificates by a bank and is in practice easy to obtain.

         Certain other regulations impact the remittance of dividends and interest from South Africa, including any potential dividends to the Company from a South African subsidiary. In practice, the South African Reserve Bank does not restrict the remittance of genuine dividends from income earned by South African companies although approval must be obtained. As a result, there can be no assurance that a South African subsidiary would be permitted to declare and pay a dividend to the Company. See "South Africa - Foreign Direct Investment."

RISKS RELATING TO THE COMPANY'S UNPROVEN STRATEGY

         The Company's strategy, which depends in part upon a belief that macroeconomic factors will result in the expansion of the South African economy, is generally unproven and based upon rapidly changing and unpredictable events. Although the Company perceives a growth potential in the South African economy, there can be no assurance that such potential will be realized or, even assuming such growth, that the Company will be able to benefit therefrom. A significant element of the Company's growth strategy is to acquire additional companies in South Africa. There can be no assurance that the Company will successfully identify, complete or integrate additional acquisitions or that any successfully completed acquisitions will perform as expected, will not result in significant unexpected liabilities or will ever contribute significant revenues or profits to the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

BROAD DISCRETIONARY USE OF PROCEEDS

         The Company has broad discretion with respect to the specific application of the net proceeds to be obtained by the Company upon the exercise of the Warrants. Such amounts are intended to be applied toward consummating acquisitions in accordance with the Company's strategy. In addition, the Company may also determine to use all or a portion of its excess working capital, if any, for acquisitions. Thus, purchasers of the Common Stock upon exercise of the Warrants will be entrusting their funds to the Company's management, upon whose judgment the investors must depend, with only limited information concerning management's specific intentions. See "Use of Proceeds."

ABSENCE OF SUBSTANTIVE DISCLOSURE RELATING TO ACQUISITIONS

         Although management of the Company will endeavor to evaluate the risks inherent in any particular acquisition, there can be no assurance that the Company will properly ascertain all such risks. Management of the Company will have virtually unrestricted flexibility in identifying and selecting prospective acquisition candidates. The Company does not intend to seek stockholder approval for any acquisitions unless required by applicable law or regulations and stockholders will most likely not have an opportunity to review financial information on an acquisition candidate prior to consummation of an acquisition. See "Description of Securities - Differences in Corporate Law."

         South African companies that may be acquired by the Company are subject to South African GAAP which, in certain instances, may differ from U.S. GAAP. Although the Company intends to prepare financial statements in accordance with U.S. GAAP, the Company can provide no assurance that it will be able to do so. Although the Company is unaware of any South African GAAP requirement that would adversely affect it, there can be no assurance that the Company's financial condition or the ability of the Company to consummate future acquisitions will not be adversely affected by differences between South African GAAP and U.S. GAAP.

POSSIBLE FLUCTUATIONS IN OPERATING RESULTS

         There can be no assurance that the Company's operating subsidiaries will continue to operate profitably, or that prior trends will be indicative of future results of operations. Future results of operations may fluctuate significantly based upon factors such as increases in competition, losses incurred by new businesses that may be acquired in the future, currency fluctuations, political changes, macroeconomic factors, the continued availability of new materials and other circumstances that may not be reasonably foreseeable at this time.

COMPETITION

         The Company competes with a number of companies, from South Africa and from other countries, offering similar products and services, some of whom may have substantially greater financial, management, technical and other resources than the Company. As a result of South Africa's recent political transformation, some South African businesses may be adversely affected by increased competition from foreign firms doing business in South Africa. In addition, South Africa has historically imposed significant tariffs against a number of industrial products. To the extent such tariffs are reduced or removed to comply with international treaty requirements or otherwise, the Company would face much greater pressure from globally competitive firms. There can be no assurance that the Company will compete effectively with such other companies or that other companies will not develop products which are superior to the Company's or which achieve greater market penetration. In addition, the Company may experience competition from other companies seeking to identify and consummate acquisitions of South African companies. Such competition may result in the loss of an acquisition candidate or an increase in the price the Company would be required to pay for any such acquisition. See "Business - Competition."

LABOR RELATIONS

         A significant number of South Africa's workers belong to either registered or unregistered trade unions, and most of the major industries are unionized. A number of the trade unions have close links to various political parties. In the past, trade unions have had a significant influence in South Africa as vehicles for social and political reform as well as the collective bargaining process. It is uncertain whether labor disruptions will be used to advocate political causes in the future. Significant labor disruptions could have a material adverse effect on the financial condition of the Company.

         South Africa has also recently enacted a new Labour Relations Act. The Act entrenches the rights of employees to belong to trade unions and the rights of trade unions to have access to the workplace. The right to strike is guaranteed, as is the right to participate in secondary strikes, in certain prescribed circumstances. The right to picket has also been entrenched. The Act recognizes the rights of employers to belong to employers' associations. Importantly, the Act increases the role of employees in the decision making of companies by providing for the compulsory establishment of workplace forums to represent the interests of employees where a company employs more than 100 employees. The range of issues on which the workplace forum must be consulted include restructurings of the workplace, partial or total plant closures, mergers and transfers of ownership insofar as these affect employees, and retrenchments. The implementation of the Act's provisions may have a material adverse effect on the Company's cost of labor and consequently on its financial condition.

DEPENDENCE ON KEY PERSONNEL

         The Company's success depends upon the continued contributions of its executive officers, most of whom are also principal stockholders of the Company, and the continued contributions of the management of Starpak, L.S. Pressings, Europair, Piemans Pantry and Astoria. The Company has obtained key man insurance in the amounts of $2,000,000 on the lives of each of Michael Levy and Clive Kabatznik. The business of the Company could be adversely affected by the loss of services of, or a material reduction in the amount of time devoted to the Company, by its executive officers. See "Management."

CONTROL BY INSIDERS; OWNERSHIP OF SHARES HAVING DISPROPORTIONATE VOTING RIGHTS; POSSIBLE DEPRESSIVE EFFECT ON THE PRICE OF THE COMPANY'S SECURITIES

         The Company's founders and certain other shareholders own 1,842,500 shares of Class B Common Stock (excluding options), representing approximately 44% of the Company's outstanding capital stock and approximately 80% of the total voting power and are able to elect all of the Company's directors and otherwise control the Company's operations. Furthermore, the disproportionate vote afforded the Class B Common Stock could also serve to impede or prevent a change of control of the Company. As a result, potential acquirers may be discouraged from seeking to acquire control of the Company through the purchase of Common Stock, which could have a depressive effect on the price of the Company's securities and will make it less likely that shareholders receive a premium for their shares as a result of any such attempt. See "Principal Shareholders," "Certain Transactions - FSAH Escrow Agreement" and "Description of Securities."

DILUTION

         There will be immediate substantial dilution to purchasers of the shares offered hereby, since the net tangible book value of the Company's securities after the offering will be substantially less than the public offering price. See "Dilution."

DIVIDENDS UNLIKELY

         The Company has not paid any cash dividends and does not anticipate paying any such cash dividends in the foreseeable future. Earnings, if any, will be retained to finance future growth. See "Dividend Policy."

SHARES ELIGIBLE FOR FUTURE SALE

         Future sales of Common Stock by existing stockholders pursuant to Rule 144 under the Securities Act, pursuant to the Concurrent Offering or otherwise, could have an adverse effect on the price of the Company's securities. In connection with the Concurrent Offering, 650,000 Selling Securityholder Warrants and the underlying securities were registered for resale concurrently with the Offering. Holders of the outstanding shares of Class B Common Stock have agreed not to sell any shares of Common Stock for a period of 13 months from the initial public offering without the prior written consent of D.H. Blair. D.H. Blair has "demand" and "piggy-back" registration rights covering the securities underlying the Unit Purchase Options. Future sales of Common Stock, or the possibility of such sales in the public market, may adversely affect the market price of the securities offered hereby. See "Concurrent Offering," "Description of Securities" and "Shares Eligible for Future Sale." None of the shares of Common Stock issuable upon conversion of the Class B Common Shares that were issued prior to the Company's initial public offering are eligible for sale under Rule 144 until September 1997.

POTENTIAL ADVERSE EFFECT OF REDEMPTION OF WARRANTS

         Commencing on January 24, 1997, the Warrants may be redeemed by the Company at a redemption price of $.05 per Warrant upon 30 days' prior written notice if the average bid price per share of the Common Stock exceeds $9.10 (subject to adjustment) with respect to the Class A Warrants and $12.25 (subject to adjustment) with respect to the Class B Warrants, for 30 consecutive trading days ending within 15 days of the notice of redemption. Redemption of the Warrants could force the holders to exercise the Warrants and pay the exercise price therefor at a time when it may be disadvantageous for the holders to do so, to sell the Warrants at the then current market price when they might otherwise wish to hold the Warrants, or to accept the redemption price, which, at the time the Warrants are called for redemption, is likely to be substantially less than the market value of the Warrants. See "Description of Securities - Warrants."

CURRENT PROSPECTUS AND STATE REGISTRATION REQUIRED TO EXERCISE WARRANTS

         Holders of Warrants will only be able to exercise the Warrants if (i) a current prospectus under the Securities Act relating to the securities underlying the Warrants is then in effect and (ii) such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states. Although the Company has undertaken to use its best efforts to maintain the effectiveness of a current prospectus covering the securities underlying the Warrants, there can be no assurance that the Company will be able to do so. The value of the Warrants may be greatly reduced if a current prospectus, covering the securities issuable upon the exercise of the Warrants, is not kept effective or if such securities are not qualified or exempt from qualification under applicable state securities laws. See "Description of Securities - Warrants."

POSSIBLE DEPRESSIVE EFFECT OF FUTURE SALES OF COMMON STOCK; REGISTRATION RIGHTS

         Immediately following the effectiveness of this offering, there will be an aggregate of 2,300,000 shares of Common Stock and 1,842,500 Class B Common Stock outstanding. In addition, an aggregate of 1,300,000 shares of Common Stock are issuable pursuant to the Selling Securityholder Warrants and Selling Securityholder Class B Warrants. The 2,300,000 shares of Common Stock included as part of the Units sold pursuant to the Offering were freely tradeable without restriction under the Securities Act immediately following this offering. All other shares of Common Stock and the shares of Class B Common Stock, are "restricted securities" as that term is defined under the Securities Act, and in the future may be sold in compliance with Rule 144 under the Securities Act or pursuant to a Registration Statement filed under the Securities Act. See "Description of Securities - Class B Common Stock." Of the 1,842,500 shares of Class B Common Stock issued and outstanding upon the closing of the Offering, 729,979 shares were issued to the FSAH Escrow Agent pursuant to the terms of the FSAH Escrow Agreement. See "Certain Transactions." Such shares of Class B Common Stock are "restricted securities" which in the future may be sold in compliance with Rule 144 or pursuant to a registration statement filed under the Securities Act. None of the shares of Class B Common Stock will be eligible for sale under Rule 144 until September 1997. Rule 144 generally provides that a person holding restricted securities for a period of two years may sell every three months in brokerage transactions and/or market-maker transactions an amount not to exceed the greater of (a) one percent (1%) of the Company's issued and outstanding Common Stock, or (b) the average weekly trading volume of the Common Stock during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who is not an affiliate of the Company and who has satisfied a three-year holding period. The Company anticipates that an additional 331,539 shares of Common Stock and 186,000 shares of Common Stock will be issued during the second quarter of fiscal year 1997 to the FSAH Escrow Agent in connection with the Company's acquisitions of Piemans Pantry and Astoria, respectively. See "Certain Transactions - FSAH Escrow Agreements."

         Commencing on January 24, 1997, D.H. Blair and certain other holders have the right to two demand registrations of the Units underlying the Unit Purchase Options. The holders of the Unit Purchase Options also will have certain piggyback registration rights. The exercise of registration rights may involve substantial expense to the Company and have a depressive effect on the market price of the Company's securities. See "Description of Securities - Shares Eligible for Future Sale."

POTENTIAL ANTI-TAKEOVER EFFECTS OF PREFERRED STOCK

         The Company's Memorandum of Association authorizes the issuance of 5,000,000 shares of preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without shareholder approval (but subject to applicable government regulatory restrictions), to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company has no present intention to issue any shares of its preferred stock, there can be no assurance that the Company will not do so in the future. See "Description of Securities."

LIMITED RIGHTS OF SHAREHOLDERS UNDER BERMUDA LAW

         The Company's corporate affairs are governed by its Memorandum of Association and bye-laws, as well as the common law of Bermuda relating to companies and the Companies Act 1981. The laws of Bermuda relating to shareholder rights, protection of minorities, fiduciary duties of directors and officers, matters of corporate governance, corporate restructurings, mergers and similar arrangements, takeovers, shareholder suits, indemnification of directors and inspection of corporate records, may differ from those that would apply if the Company were incorporated in a jurisdiction within the United States. The rights of shareholders in a Bermuda company may not be as extensive as the rights of a shareholder of a United States company and, accordingly, the holders of the Company's shares of Common Stock may be more limited in their ability to protect their interests in the Company. In addition, there is uncertainty whether the courts of Bermuda would enforce judgements of the courts of the United States and of other foreign jurisdictions. There is also uncertainty whether the courts of Bermuda would enforce actions brought in Bermuda which are predicated upon the securities laws of the United States. See "Enforceability of Civil Liabilities," "Description of Securities - Differences in Corporate Law" and "Certain Provisions of Bermuda Law."

UNITED STATES FEDERAL INCOME TAX RISKS

         It is possible that based on stock ownership and/or types of income, the Company may be classified as a passive foreign investment company, a controlled foreign corporation, a foreign personal holding company or a personal holding company for United States federal income tax purposes. Under the special rules that apply to such companies, United States Investors (as defined in "Certain Tax Considerations - United States Federal Income Tax Considerations") may be required to include certain amounts in income before it is actually distributed to them. Although the Company intends, to the extent consistent with its other business goals, to operate in a manner that will minimize the adverse effects of such provisions, if applicable, no assurance of such a result can be given. See "Certain Tax Considerations - United States Federal Income Tax Considerations."

                                 USE OF PROCEEDS

         The net proceeds which may be realized by the Company upon the exercise of all of the Company's Class A Warrants (assuming no exercise of any Class B Warrants), after provision for the possible payment of a warrant solicitation fee of five (5%) percent (see "Warrant Solicitation Fee") and deduction of expenses of this offering will be $14,147,500. Inasmuch as the Company has received no firm commitments for the exercise of the Class A Warrants and Class B Warrants, no assurance can be given that all of the Class A Warrants and Class B Warrants will be exercised.

         Any net proceeds received from the exercise of the Warrants are intended to be used to consummate acquisitions in accordance with the Company's strategy and for working capital.


                                 DIVIDEND POLICY

         The Company has not paid any cash dividends on its Common Stock and does not anticipate paying cash dividends in the foreseeable future. The Company currently intends to retain earnings, if any, to finance the growth of the Company. The Board of Directors of the Company will review its dividend policy from time to time to determine the feasibility and desirability of paying dividends, after giving consideration to the Company's earnings, financial condition, capital requirements and such other factors as the Board of Directors deems relevant.

                                 CAPITALIZATION

         The following table sets forth the capitalization of the Company (i) at June 30, 1996; and (ii) as adjusted to give effect to the issuance and sale of the shares of Common Stock underlying the exercise of the Class A Warrants and Class B Warrants. See "Use of Proceeds." This table should be read in conjunction with the Financial Statements and the Notes thereto included elsewhere in this Prospectus.

                                                                                                 JUNE 30, 1996
                                                                                                 -------------
                                                                                          ACTUAL           AS ADJUSTED
                                                                                          ------           -----------

Long term debt........................................................................   $2,361,372        $2,361,372
Stockholders' Equity:
   Preferred Stock, $0.01 par value; 5,000,000 shares authorized; no shares issued and
      outstanding.....................................................................            0                 0
   Common Stock, $0.01 par value; 23,000,000 shares authorized; 2,300,000 shares issued
      and outstanding actual; 4,600,000 shares issued and outstanding as adjusted(1)(2)..    22,000            45,000
   Class B Common Stock, $0.01 par value; 2,000,000 shares authorized; 1,942,500 shares
      issued and outstanding; actual and as adjusted(1)(2)(3).........................       19,701            19,701
   Additional paid-in capital.........................................................   18,518,986        32,643,486
   Deficit............................................................................  (3,887,407)       (3,887,407)
   Foreign currency translation adjustments...........................................  (1,888,211)       (1,888,211)
   Income restricted as to distribution...............................................        7,307             7,307
   Total Stockholders' Equity.........................................................   12,792,376        26,939,876
                                                                                         ----------        ----------

Total capitalization..................................................................   15,153,748        29,301,248
                                                                                         ==========        ==========


------------------
(1) The Common Stock and Class B Common Stock are essentially identical except that each share of Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to five votes. See "Description of Securities".

(2) Excludes (i) an aggregate of 1,300,000 shares of Common Stock reserved for issuance upon exercise of the Selling Securityholder Warrants, (ii) 7,200,000 shares issuable upon exercise of the Warrants included in the Units offered in connection with the Offering; (iii) 800,000 shares issuable upon exercise of the Unit Purchase Options and the Warrants included in the Units underlying the Unit Purchase Options; (iv) 350,000 shares reserved for issuance under the Company's 1995 Stock Option Plan, (v) 331,579 shares of Common Stock to be issued by the Company to the FSAH Escrow Agent pursuant to the Pieman's FSAH Escrow Agreements, and (vi) 186,000 shares of Common Stock which the Company has agreed to issue to the FSAH Escrow Agent in connection with the Company's acquisition of Astoria. See "Management - Stock Option Plan," "Description of Securities," "Concurrent Offering" and "Warrant Solicitation Fee."

(3) Includes 729,979 shares of Class B Common Stock issued upon the consummation of the Offering to the American Stock Transfer & Trust Company ("the FSAH Escrow Agent") pursuant to an escrow agreement entered into by and among certain holders of FSAH Class B Stock, the FSAH Escrow Agent, FSAH and the Company prior to the closing of the Offering ("the FSAH Escrow Agreement"), pursuant to which such FSAH shareholders may tender their shares of FSAH Class B Stock to the FSAH Escrow Agent against payment by the FSAH Escrow Agent of the purchase price therefor, which payment may be made through the sale by the FSAH Escrow Agent of an equal number of shares of Class B Common Stock (which shall be automatically converted to shares of Common Stock upon such sale) and delivery of the net proceeds thereof. See "Certain Transactions - FSAH Escrow Agreements" and "Principal Shareholders."

(4) In addition to the restrictions set forth in the FSAH Escrow Agreement, all of the holders of Class B Common Stock have agreed not to sell, transfer or assign such shares without the prior written consent of D.H. Blair for a period of 13 months from the closing of the Offering. See "Shares Eligible for Future Sale".

(5) Assumes exercise of all the Class A Warrants and no exercise of Class B Warrants. Inasmuch as the Company has received no firm commitments therefor, there can be no assurances, however, as to the number of Class A Warrants which will be exercised. See "Risk Factors".

BRIDGE FINANCING

         In November 1995, the Company completed the Bridge Financing of $1,300,000 principal amount of Notes and 650,000 Bridge Warrants in which it received net proceeds of approximately $1,113,000 (after expenses of such financing). The Notes were repaid, together with interest at the rate of 10% per annum, upon the completion of the Offering. The Bridge Warrants were exchanged automatically on the closing of the Offering for the Selling Securityholder Warrants, each of which is identical to the Class A Warrants included in the Units. The Selling Securityholder Securities have been registered for resale in the Registration Statement of which this Prospectus forms a part, subject to the contractual restriction that the Selling Securityholders not exercise the Selling Securityholder Warrants prior to January 24, 1997. Purchasers of the
Selling Securityholder Warrants will not be subject to such restriction. See "Concurrent Offering."


     MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         On January 24, 1996 , the Company's Common Stock, Units, Class A Warrants and Class B Warrants were listed for quotation on the SmallCap Market on the Nasdaq System under the symbols FSAUF, FSACF, FSAWF and FSAZF, respectively. The following table sets forth, for the periods indicated the high and low bid prices for the Common Stock, Units, Class A Warrants and Class B Warrants as reported by Nasdaq. Quotations reflect prices between dealers, without retail mark-up, mark down or commissions and may not necessarily represent actual transactions.

                                            HIGH BID                   LOW BID
                                            --------                   -------
COMMON STOCK
------------
1996
3rd Quarter                                 $4. 75                     $2.88
4th Quarter                                 $6.00                      $3.00

1997
1st Quarter                                 $6.50                      $4.50
2nd Quarter                                 $5.75                      $4.00
(through November 6, 1996)

UNITS
-----
1996
3rd Quarter                                 $6.50                      $5.38
4th Quarter                                $10.00                      $5.25

1997
1st Quarter                                 $9.72                      $6.75
2nd Quarter                                $11.00                      $8.25
(through November 8, 1996)

CLASS A WARRANTS
----------------
1996
3rd Quarter                                 $3.00                      $1.50
4th Quarter                                 $2.87                      $1.58

1997
1st Quarter                                 $3.00                      $2.25
2nd Quarter                                 $5.00                      $2.75
(through November 6, 1996)

CLASS B WARRANTS
----------------
1996
3rd Quarter                                 $1.62                       $.62
4th Quarter                                  $.88                       $.62

1997
1st Quarter                                 $1.25                       $.25
2nd Quarter                                 $1.50                      $.625
(through November 6, 1996)

         As of November 1, 1996, there were approximately 1,450 shareholders both of record and beneficial, of the Company's Common Stock.

                                    DILUTION

         As of June 30, 1996, the Company had a net tangible book value of $12,792,376 or approximately $2.86 per share based on 2,300,000 shares of Common Stock outstanding and 1,842,500 shares of Class B Common Stock outstanding. Net tangible book value per share represents the amount of the Company's total tangible assets (total assets less intangible assets) less its total liabilities, divided by the number of shares of Common Stock outstanding. After giving effect to the issuance of 2,300,000 shares of Common Stock to persons exercising the Class A Warrants issued by the Company in its initial public offering (the "New Investors") at an exercise price of $6.50 per Class A Warrant and receipt of the net proceeds therefrom (and assuming no exercise of any Class B Warrants), the as adjusted net tangible book value of the Company at June 30, 1996 would have been $26,939,876, or approximately $3.98 per share, representing an increase in net tangible book value of approximately $1.12 per share to present shareholders and an immediate dilution to New Investors of approximately $2.52 per share from the Class A Warrant exercise price. Dilution per share represents the difference between the Class A Warrant exercise price per share and the as adjusted net tangible book value per share after this offering.

         The following table assumes no exercise of Class B Warrants and illustrates this per share dilution to the New Investors:


Price of Common Stock issuable upon exercise of the Class A Warrants....         $     6.50
Actual net tangible book value before offering.......................... 2.86
Increase attributable to New Investors resulting from offering.......... 1.12
As adjusted a net tangible book value after offering....................               3.98
                                                                                 ----------
Dilution per share to New Investors.....................................         $     2.52
                                                                                 ==========


         The above table allocates no value to the Warrants contained in the Unit Purchase Options or other outstanding options. In the event such options are exercised, there may be further dilution to New Investors. See
"Capitalization - Bridge Financing," "Management - Stock Options" and "Description of Securities."

                        SELECTED HISTORICAL AND PRO FORMA
                        CONDENSED COMBINED FINANCIAL DATA

         The following selected financial data for Starpak and L.S. Pressings, the Company's predecessor, as of and for the periods presented have been derived from the combined audited financial statements of Starpak and L.S. Pressings. The unaudited financial data, in the opinion of management, contain all adjustments (consisting only of normal and recurring adjustments) necessary for a fair presentation of such data. The result of the interim periods are not necessarily indicative of the results of a full year. All of the financial data set forth below should be read in conjunction with the information appearing under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                      PREDECESSOR COMPANY (1)                                THE COMPANY
                                                      -----------------------                                -----------
                                                                                      MARCH 1, 1995         JULY 1, 1995
                                           YEARS ENDED FEBRUARY 28,                 TO JUNE 30, 1995      TO JUNE 30, 1996
                                          --------------------------                ----------------      ----------------
                                 1992         1993          1994         1995
                                   $            $             $            $                $                     $
                                 ----         ----          ----         ----             ----                  ----
STATEMENT OF OPERATIONS
Net sales...................    5,374,147     6,256,667     6,851,457    8,826,856      3,297,507             14,911,097
Total operating expenses....    4,744,035     5,818,092     6,414,144    8,179,083        292,806         19,833,942 (3)
Operating income............      630,112       438,575       437,313      647,773        334,701            (4,922,845)
Interest paid...............      219,424       223,314       180,960      152,163         18,801            865,733 (4)
Net income before tax.......      361,678       269,251       321,319      536,440        359,045            (5,248,942)
Net income after tax........      271,036       138,839       207,916      313,882        213,829            (5,737,560)

                                            PREDECESSOR COMPANY (1)                    THE COMPANY
                                                 FEBRUARY 28,                            JUNE 30,
                                                 ------------                           ---------
                                 1992         1993          1994         1995             1996
                                  $             $             $            $                $
                                 ----         ----          ----         ----             ----
BALANCE SHEET DATA
Total assets................    4,446,132     3,976,769     3,976,974    5,161,709     23,604,994
Long term liabilities.......    1,562,095     1,140,244     1,112,391    1,123,665      2,361,372
Net working capital.........    1,305,961     1,177,250     1,194,931    1,366,602      4,624,417
Stockholder's equity........    2,280,434     1,527,356     1,580,826    1,828,656     12,792,376

---------------

(1) Represents the combined results for Starpak and L.S. Pressings, which are deemed to be the predecessor of the Company due to the common ownership and control of such entities. The Company's fiscal year end is June 30.

(2)      No dividends were declared or paid during the periods presented.

(3) Includes a one time non-cash escrow shares charge of $6,314,000 related to the release of 1.1 million shares under the terms of an Earnout Escrow Agreement between the Company, certain shareholders and D.H. Blair.

(4) Includes a non-cash charge of $396,500 relating to costs incurred in connection with a November 1995 Bridge Note Financing.


                         PRO FORMA FINANCIAL INFORMATION

         Pro forma adjustments have been made to the consolidated statements of income for the year ended June 30, 1996 to reflect the acquisitions of the combined Starpak and L.S. Pressings operations, Europair and of the Piemans Pantry operations as if these acquisitions had occurred on July 1, 1994.

         The Starpak and L.S Pressings transactions were accounted for as predecessor to the Company, and the Europair transaction as a purchase for financial reporting purposes.

         The unaudited pro forma combined financial statements of the Company have been derived from the historical financial statements of Starpak, L.S. Pressings, Europair and Piemans Pantry. The pro forma combined statement of operations data set forth below do not purport to be indicative of the combined financial position or combined results of operations that would have occurred had the transactions been completed on July 1, 1994 or which may be expected to occur in the future.

                   PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
               FOR THE YEAR ENDED JUNE 30, 1996 AND JUNE 30, 1995
                                   (UNAUDITED)



                                                         1996           1995
                                                          $              $
                                                     -----------    -----------

Revenues                                              36,907,198     33,062,715
                                                     -----------    -----------

Operating expenses
      Cost of sales                                   19,555,997     17,983,400
      Selling, general and administrative costs       13,670,868     12,110,748
      Non-cash escrow share charge                     6,314,000           --
                                                     -----------    -----------
                                                      39,540,865     30,094,148
                                                     -----------    -----------
OPERATING (LOSS) /INCOME                              (2,633,667)     2,968,567

Other income                                             832,519        466,356
Interest expense                                      (1,428,617)      (768,413)
                                                     -----------    -----------

(Loss) /income before income taxes                    (3,229,765)     2,666,510
Provision for taxes on income                         (1,293,084)      (944,383)
                                                     -----------    -----------

Net (loss) /income                                    (4,522,849)     1,722,127
                                                     ===========    ===========
Net (loss)/profit per share                          ($     1.34)   $      0.51
Weighted average number of shares outstanding          3,374,079      3,374,079


         The  pro  forma   information  has  been  prepared  assuming  that  the
acquisitions consummated prior to June 30, 1996 had taken place and that operations had commenced on July 1, 1994.

         The proforma information does not purport to be indicative of the results that would have actually been obtained if the acquisitions consummated prior to June 30, 1996 had occurred at the beginning of the period nor is it indicative of future results.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS


         Introduction

         The Company was incorporated in September 1995 to acquire, own and operate closely held companies in South Africa with annual sales in the range of approximately $5 million to $50 million. In this regard, the Company, through its South African subsidiary, FSAH, has acquired seven South African companies (collectively, the "Acquisitions") engaged in the following industry segments
(i) the manufacture of high-quality plastic packaging machinery through Starpak,
(ii) the manufacture of washers for use in the fastener industry through L.S. Pressings and its subsidiary Paper and Metal Industries, (iii) the manufacture and supply of air conditioning and refrigeration products through Europair and its subsidiary Europair Refrigeration, and (iv) the manufacture and distribution of processed food products through Piemans Pantry and Astoria. See "Business" and "Certain Transactions." The Company has funded itself since inception primarily through stockholders' loans and capital contributions and the Bridge Financing of Notes and Warrants and the proceeds of its initial public offering completed in January 1996. The Company anticipates that it will derive revenues primarily through income generated from the operations of acquired operating companies in South Africa.

         The annual rate of inflation in South Africa for the periods set forth below was as follows:


                    FISCAL YEAR 1995          FISCAL YEAR 1996
                            10.0%                      6.9%

         The average rate for the South African Rand against the U.S. dollar for the periods under discussion were as follows:


                    FISCAL YEAR 1995          FISCAL YEAR 1996
                            $1 = R3.53               $1 = R3.85
        Depreciation of 9.06%


Results of Operations

         This discussion should be read in conjunction with the Selected Historical and Pro Forma Combined Financial Data and the financial statements and notes thereto appearing elsewhere in this document. In this discussion, "Pro Forma" includes all the combined results for the Company's acquisitions that have been consummated since the Company's Initial Public Offering in January, The "Pro Forma" results may not be representative of the actual results that would have been achieved had such events actually occurred at the beginning of the periods indicated.

         The Company's Consolidated Balance Sheet and Statement of Income reflect the twelve month period ending June 30, 1996. The Statement of Income includes the operations of L.S. Pressings (Pty) Limited and Starpak (Pty)
Limited for the full twelve month period, the operations of Europair (Pty) Limited from January 24, 1996 and the operation of Piemans Pantry (Pty) Limited from June 3, 1996. Starpak and

L.S. Pressings are deemed capital predecessors of the Company, while the operations of Europair and Piemans Pantry have been accounted for upon consummation of their acquisition.

         Due to the lack of comparative prior financial periods, and in order to provide a meaningful reference point in the Management's Discussion and Analysis, comparative twelve month pro forma results have been added for the twelve-month periods ended June 30, 1996 and 1995 respectively. These pro forma results include the results for all of the Company's acquisitions, including those made after January 24, 1996. Attention is drawn to the Management's Discussion and Analysis for the Pro Forma periods mentioned above. This section provides the most meaningful analysis of the Company's performance on a broader time scale.


                                                     PROFORMA (UNAUDITED)
                                                 Year Ended        Year ended
                                                June 30, 1996     June 30, 1995

Costs of sales.................................      53.0%            53.4%
Gross profit...................................      47.0%            46.6%
Selling, general and administrative
   expenses....................................      37.0%            36.0%
Interest expense...............................       3.9%             2.3%
Operating income (pre-noncash escrow
   charge).....................................      10.0%             9.0%
Other income (net of other expenses)...........       2.3%             1.4%
Income before income taxes (pre-noncash
   escrow charge)..............................       8.4%             8.1%
Income before income taxes.....................      (8.7%)            8.1%



Pro Forma Twelve Months Ended June 30, 1996
Compared to Pro Forma Twelve Months Ended June 30, 1995

         Proforma sales for the 12 months ended June 30, 1996 increased 11.6% to $36,907,198 from $33,062,715 for the period ended June 30, 1995. The increase included a 2.0% decrease in the combined sales of L.S. Pressings, and of Starpak, a 3.9% increase in the sales of Europair Africa and a 26% increase in the sales of Piemans Pantry. The decrease in sales of L.S. Pressings and Starpak as well as the relatively slow growth of Europair Africa can be primarily attributed to the above average macro-economic growth South Africa experienced following the April 1994 elections. In the 12 months leading up to the first South African national elections the country faced tremendous uncertainty. Corporate capital expenditures were frozen pending the results of the election. Upon the peaceful conclusion of the election, business confidence was boosted and spending on capital goods resumed at an above average pace, resulting in increased volume sales for all three companies. Capital spending rates have decreased in fiscal 1996 as opposed to the above average rates following the April 1994 elections. In contrast, Piemans Pantry's rapid growth continued to be fueled by an overall increase in the South African meat pie market.

         Proforma cost of goods sold were $19,555,997 and $17,983,400 for the twelve months ended June 30, 1996 and 1995 respectively. This represented 53% of sales for the twelve months ended June 30,

1996 versus 54.4 % for the corresponding period in 1995. This decrease can be primarily explained by improved productivity at Piemans Pantry due to increased automation.

         Proforma sales, general and administrative costs increased to $13,670,868 from $12,110,748 for the twelve months ended June 30, 1996 and 1995, respectively. This represented 37.0% of sales for the twelve months ended June 30, 1996 versus 36.6% for the corresponding period a year earlier. During the period in fiscal 1996, the Company's net corporate expenses accounted for approximately .6% of this increase.

         Proforma interest expenses increased to $1,428,617 during the twelve months ended June 30, 1996 from $768,413 for the twelve months ended June 30, 1995. Most of this increase can be attributed to a non-cash charge of $396,000 that the Company took in connection with its November 1995 private placement of Bridge Notes. In addition, long-term debt increased as a result of debt utilized as part of the Company's acquisition financing as well as increased investment in fixed assets which was facilitated through the utilization of long-term debt facilities.

         Proforma other income was $832,519 and $466,356 for the twelve months ended June 30, 1996 and 1995, respectively, primarily as a result of interest earned on greater net positive cash balances for the year ended June 30, 1996, as opposed to the corresponding period in 1995.

         The Company recorded a non-cash escrow share charge of $6,314,000 for the year ended June 30, 1996. This charge relates to the release of 1,100,000 shares pursuant to an Earnout Escrow Agreement that the Company entered into on October 30, 1995, as amended. Under the terms of this agreement, 1,100,000 shares were deposited in escrow subject to the Company achieving certain pre-tax Pro Forma earnings results as set forth in such agreement, as amended. It is management's belief that the Pro Forma results for June 30, 1996 have met the earnout requirements of this agreement, as amended, and as a result the Company has taken this one time non-cash charge which is calculated by multiplying 1,100,000 shares by the current bid price of the Company's Common Stock. The $6,314,000 charge has been reflected as additional Capital in Excess of Par in the June 30, 1996 Balance Sheets. The release of such 1,100,000 shares from the earnout escrow was effected in October 1996.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS - PREDECESSOR COMPANY.

The annual rate of inflation in South Africa for the period set forth below was as follows:


                     1993             1994              1995
                     ----             ----              ----
                     13.9%            9.7%              8.6% (est.)


The average rate for the South African Rand against the U.S. dollar for the periods under discussion were as follows:

        FISCAL YEAR 1993          FISCAL YEAR 1994           FISCAL YEAR 1995
           $1 = R2.90                $1 = R3.32                 $1 = R3.53
        Depreciation of                14.48%                     6.3%

         Based on these figures, in evaluating the comparable sales and expense numbers for the companies in question for the period ended February 28, 1995 versus the period ended February 28, 1994, approximately 3.5% of the increase in sales and expenses can be attributed to the net effect of the rate of inflation of South Africa. The calendar year figures are provided with the fiscal year figures as set forth above to provide an effective comparison of inflation figures for the periods in question.

Results of Operations

         This discussion should be read in conjunction with the Selected Historical and Pro Forma Combined Financial Data and the financial statements and notes thereto appearing elsewhere in this Prospectus. In this discussion, "Historical" reflects the combined historical financial data of Starpak and L.S. Pressings. Prior to the Company's initial public offering, such entities were each principally owned by FSA Stock Trust, a principal stockholder of the Company, and are therefore treated as the Company's predecessor. "Pro Forma" assumes the consummation of this Offering and the acquisition of Europair.

COMBINED RESULTS FOR STARPAK AND L.S. PRESSINGS

                                           PERIOD FROM
                                         MARCH 1, 1995 TO
        AS PERCENTAGE OF SALES            JUNE 30, 1995           FISCAL YEAR ENDED FEBRUARY 28,
        ----------------------            -------------           -------------------------------
                                                                   1995        1994         1993
                                                                   ----        ----         ----
Costs of sales........................         57.0%               57.3%       65.9%       66.0%
Gross profit..........................         43.0%               42.7%       34.1%       34.0%
Selling, general and administrative
expenses..............................         32.8%               35.4%       27.7%       27.0%
Interest expense......................         20.5%                1.7%        2.6%        3.6%
Operating income......................         10.1%                7.3%        6.4%        7.0%
Other income (net of other expenses)..          1.3%                0.5%        0.9%        0.9%
Income before income taxes............          1.9%                6.1%        4.7%        4.3%


Twelve Months Ended February 28, 1995 Compared to Twelve Months Ended February 28, 1994

         Historical sales for the twelve months ended February 28, 1995 increased 28.8% to $8,826,856 from $6,851,457 for the period ended February 28, 1994. As adjusted for inflation, historical sales volume increased approximately 25%. The increase included a 48% increase in sales of L.S. Pressings (or approximately 45% volume increase) and a .05% decrease (a 3% volume increase adjusting for inflation) in the sales of Starpak. The overall growth in the volume of sales of the companies can be primarily attributable to the improvement in macro-economic conditions in South Africa following the April 1994 elections, as described above.

         The Historical cost of goods sold were $5,058,749 and $4,513,384 for the twelve months ended February 28, 1995 and 1994, respectively. This represented 57.3% of sales for the twelve months ended February 28, 1995 versus 65.9% for the corresponding period a year earlier. Decreases in cost of goods sold were experienced in both Starpak and L.S. Pressings and can be attributed primarily to more efficient production that resulted from the increase in revenues, as both companies have relatively fixed manufacturing overhead costs. In addition, labor costs as a percentage of sales were reduced, as there were a number of work stoppages in support of political causes prior to the elections which negatively impacted on the cost of sales for the year ended February 28, 1994.

         Historical sales, general and administrative costs increased 64% to $3,120,334 from $1,900,760 for the twelve months ended February 28, 1995 and 1994, respectively. This represented 35.4% of sales for the twelve months ended February 28, 1995 versus 27.7% for the corresponding period a year earlier. These increases were experienced in both companies and can be attributed primarily to increased expenditures in administrative personnel as well as an increase of $213,280 in management profit sharing bonuses which resulted from an increase in operating profits.

         Historical interest expenses declined to $152,163 during the twelve months ended February 28, 1995 from $180,960 for the twelve months ended February 28, 1994. This decrease can be attributed primarily to a decline in the average level of borrowings during the year. However, in order to support expansion, the companies increased their investment in fixed assets during the last quarter of the fiscal year. As a result, despite the lower average level of borrowings during the year, the aggregate interest-bearing debt at February 28, 1995 was $1,180,000 while the corresponding balance at February 28, 1994 was $1,070,000.

         Historical other income was $40,830 and $64,966 for the twelve months ended February 28, 1995 and 1994, respectively. The decrease can be attributed primarily to a decline in other income earned by Starpak due to the release of bad debt provisions in 1994, as well as a loss on the disposal of fixed assets.

         During fiscal 1995 the South African tax authorities lowered corporate income taxes from 40% to 35%. This has resulted in a 5% increase in net income for the Company for the year ended February 28, 1995 as compared to the corresponding period in 1994.

Twelve Months Ended February 28, 1994 compared to Twelve Months Ended February 28, 1993.

         Historical sales for the twelve months ended February 28, 1994 increased 9.5% to $6,851,457 from $6,256,667 for the period ended February 28, 1994. The increase included a 3.7% increase in volume sales of L.S. Pressings, and a 9.3% increase in the volume sales of Starpak.

         Historical cost of goods sold were $4,513,384 and $4,128,047 for the twelve months ended February 28, 1994 and 1993, respectively. This represented 65.9% of sales for the twelve months ended February 28, 1994 versus 66.0% for the corresponding period in the prior year.

         Historical sales, general and administrative costs increased to $1,900,760 from $1,690,045 for the twelve months ended February 28, 1994 and 1993, respectively. This represented 27.7% of sales for the twelve months ended February 28, 1994 versus 27.0% for the corresponding period in the prior year.

         Historical interest expenses declined to $180,960 during the twelve months ended February 28, 1994 from $223,314 for the twelve months ended February 28, 1993. This decrease can be attributed primarily to a decline in the level of borrowings. The reduction in interest expense for the fiscal year ended February 28, 1994 relative to fiscal year ended February 28, 1993 was due principally to a reduction in interest rates, as the prime borrowing rate was reduced from 20.25% at February 28, 1993 to 15.25% at February 28, 1994.

         Historical other income was $64,996 and $53,990 for the twelve months ended February 28, 1994 and 1993, respectively.

LIQUIDITY AND CAPITAL RESOURCES

         In January 1996, the Company raised approximately $9 million in net proceeds after all fees and expenses from its initial public offering. Proceeds of that offering have been primarily utilized to fund the Company's acquisitions as well as to provide a certain amount of working capital to its South African subsidiaries. Approximately $1 million in cash was provided to FSAH, of which approximately $550,000 was lent to Europair for working capital purposes in fulfillment of the Company's commitment under its Share Purchase and Sale Agreement with Bruce Thomas. An additional $3 million was utilized for the Piemans Pantry acquisition. In addition, FSAH utilized a portion of a $1,100,000 new bank facility to fund this acquisition. Currently, the Company has a cash commitment of approximately $1.3 million in connection with its agreement to acquire Astoria Bakery. Such commitment will be funded from existing cash on hand.

         As of June 30, 1996, the Company had $4,682,035 in cash with working capital of $4,624,417. As of June 30, 1996, the Company had a total of $5,208,895 in bank debt, of which $2,847,523 was classified as current.

         Cash flows provided by operating activities for the period ended June 30, 1996 totaled $876,607. Cash flows used in investing activities for the period ended June 30, 1996 totaled $5,510,105 primarily attributable to the purchase of assets and acquisition of subsidiaries. Net cash provided by financing activities generated $9,020,069 during the period ended June 30, 1996.

         The Company's operating subsidiaries generally collect their receivables within 65 - 90 days and reserve approximately 19% for doubtful accounts. Historically, the Company's operating and capital needs have been met by internal cash flow and outside bank borrowing. It is management's belief that capital expenditures for the foreseeable future can continue to be met by internal cash flow and bank borrowing. The Company's operating subsidiaries engage in certain hedging transactions with respect to certain overseas purchases in order to lock in a specified exchange rate. In addition, in May 1996, the Company, through Swiss Bank Corporation, purchased a 12 month option to acquire the equivalent of $5 million in South African Rand at the strike price of Five Rand to the Dollar. This option has the effect of hedging $5 million of the Company's fiscal 1997 earnings, in the event the exchange rate of the South African Rand falls below this strike price. The cost of such option was approximately $150,000 and is being amortized over the length of the option.

         On June 3, 1996, the Company, through FSAH, acquired all of the outstanding stock of Piemans Pantry Proprietary Ltd., and Surfs-Up Proprietary Ltd. (collectively referred to as "Piemans Pantry") from John Welch, Heinz Andreas and Michael Morgan. The consideration for all of the stock and assets of Piemans Pantry was 40,000,000 South African Rand (approximately $9.2 million as of June 3, 1996) which consideration was comprised of both cash and Class B Shares of FSAH, $3,400,000 of which remains to be paid subsequent to the date of this Prospectus.

         On October 24, 1996, the Company, through FSAH, acquired all of the outstanding stock of Astoria from Wolfgang Burre. The consideration for all of the stock and assets of Astoria was 24,000,000 South African Rand (approximately $5,106,383.00 as of November 8, 1996) which consideration was comprised of both cash and Class B shares of FSAH, of which approximately 50% remains to be paid subsequent to the date of this Prospectus.

         The Company intends to continue to pursue an acquisition strategy in South Africa and anticipates utilizing a substantial portion of its cash balances and operating earnings to fund this strategy to the extent that suitable acquisition candidates can be identified.

         The Company may be required to incur additional indebtedness or equity financing in connection with future acquisitions. There is no assurance that the Company will be able to incur additional indebtedness or raise additional equity to finance future acquisitions on terms acceptable to management, if at all.

                                    BUSINESS

GENERAL

         The Company was organized to acquire, own and operate seasoned, closely held companies in South Africa with annual sales in the range of approximately $5 to $50 million. Since its initial public offering on January 24, 1996, the Company has acquired through FSAH, seven businesses based in South Africa that are as a group engaged in the following industry segments:

         1.  High quality plastic packaging machinery.
         2.  Metal washers used in the fastener industry.
         3.  Air conditioning and refrigeration machinery components.
         4.  Processed foods.

         Upon completion of its initial public offering the Company acquired Starpak (Pty) Limited, which is engaged in the manufacture of high quality plastic packaging machinery; L.S. Pressing (Pty) Limited, which is engaged in the manufacture of washers for the use in the fastener industry; and Europair Africa (Pty) Ltd., which is engaged in the manufacture and supply of air conditioning products. In April 1996, L.S. Pressings acquired through Crowle Investments (Pty) Limited, the assets and business of Paper & Metal Industries, a small manufacturer of rough washers for use in the fastener industry. In April 1996, Europair acquired the assets and business of Universal Refrigeration, an agent and supplier of refrigeration products. In June 1996, FSAH acquired Piemans Pantry, a manufacturer and distributor of high quality meat pies. In October 1996, FSAH acquired Astoria, a manufacturer and distributor of specialty baked breads and confectionary products.

         FSAH manages the Company's business interest in South Africa. FSAH monitors the operational performance of its subsidiaries and seeks out prospective acquisition candidates in businesses that complement or are otherwise related to the Company's existing acquisitions, and in other businesses that may be identified by the Company's management.

HISTORY

         The Company was founded in September 1995 in response to management's perception of a growing global interest in South Africa as an emerging market. The Company believes that the recent relaxation of trade and financial sanctions and the reintegration of South Africa into the world economic community may increase the opportunity for improved growth in the South African economy in general and more particularly in the industry segments in which the Company is engaged.

STRATEGY

         The Company intends to continue to focus its efforts on businesses related to infrastructure development and consumer goods that the Company believes are well situated to benefit from South Africa's on-going transformation into an active participant in the global market place. The Company's strategy is to expand and improve its current operations in the industry sectors in which its operating subsidiaries are currently engaged, and in other related industry sectors, by acquiring mid-size, closely-held, companies in South Africa that operate efficiently, profitably and have seasoned management. The Company believes that it can acquire these types of companies at lower multiples of earnings than comparable companies would command in the United States. The Company seeks to benefit from the combination of business factors that

South Africa has to offer, which includes a skilled work force, effective and expanding infrastructure and increasing access to foreign markets. The Company may also consider investments in businesses that are located in other countries, or are engaged in other industries, and in South African companies, the securities of which are publicly traded, that meet the Company's price and quality requirements. The Company has and will continue to identify potential acquisition candidates through the industry contacts of management and the managements of its subsidiaries, as well as through other general business sources. To date, the Company has financed its acquisitions through a combination of cash, issuance of shares of stock of FSAH or the Company and debt financing. The Company anticipates that it will continue to follow similar financing strategies in its future acquisitions.

THE ACQUISITIONS

         The following is a description of the businesses in each of the Company's industry segments:

PLASTIC PACKAGING MACHINERY
STARPAK

         Starpak manufactures high quality plastic packaging machinery and does business under the name of Levy and Smith. Starpak's operations are located in Johannesburg with service offices in Durban and Cape Town. Machinery manufactured by Starpak is generally used by manufacturers to provide low cost and high quality packaging for a broad spectrum of consumer goods. Its machines are used in industries such as food, baking, beverages, cosmetics, pharmaceuticals, chemicals, motor oils, printing, hardware and general trade. Starpak markets its products directly and through independent sales agents. Over 90% of Starpak's sales are generated through its in-house sales force. During the last fiscal year no one customer accounted for more than 10% of Starpak's annual sales. Prior to such time, Albany Bakeries, which developed a new bread packaging product, and the Premier Group, which purchased a wide range of bakery packaging equipment, accounted for more than 10% of Starpak's annual sales in the previous two fiscal years.

         Starpak competes on the basis of quality. Starpak faces competition from major competitors whose machines are frequently less expensive, although Starpak believes that they are of lower quality than machines produced by Starpak. To the best of its knowledge, management estimates that the total market for shrink packaging machinery in South Africa in 1995 was approximately $10,000,000. Of this total market, Starpak has an estimated 48.3% share, with the remainder of the market being serviced by a number of small packaging machine manufacturing companies. In the past, Starpak has experienced a seasonal down-turn in its business during the period commencing mid-December and ending at the end of February. This down-turn appears to be due to the main summer holidays in South Africa that occur during such period. The most active period for receipt of orders has historically been from July to the beginning of December. As of August 31, 1996, Starpak's backlog of firm orders was approximately $1,225,000 compared to approximately $1,000,000 as of August 31, 1995.

         Although Starpak's principal suppliers are foreign companies, each principal supplier is represented locally in South Africa and to date, Starpak has not experienced material difficulties or delays in obtaining products or supplies. Almost all local suppliers are on thirty-day terms, while items purchased directly from overseas suppliers require irrevocable letters of credit. Motors, which comprise approximately 5% of the cost of the machines, are imported directly from non-African sources. Other products obtained by Starpak from its suppliers include electronic controllers, pneumatics, overloads, contractors, switches and Teflon tape.

FASTENER INDUSTRY
L.S. PRESSINGS

         L.S.   Pressings  and  its  subsidiary,   Paper  &  Metal   Industries,
manufacture washers for supply to distributors of nuts and bolts who in turn distribute L. S. Pressing products to end users in various industries and markets. L.S. Pressings' operations are located in Johannesburg. L.S Pressings manufactures a full range of washers to metric, capital imperial as well as U.S. specifications. In addition, it manufactures special size washers to suit customers specific requirements. Washers are manufactured from mild steel, black (heat tempered) steel, copper, brass, fiber and various plastics. Washers are used in numerous industries, including automotive, electrical, furniture and construction industries. They are also used for sealing purposes, water piping and as a non-conductive element. L.S. Pressings has no sales representatives with orders being placed directly by customers. Substantially all of the customers are distributors who resell the washers to end users.

         L.S. Pressings believes that it is the single largest supplier of washers in the South African market, although a number of competitors compete with L.S. Pressings in particular niches. L.S. Pressings' strongest competition is from importers of standard size washers manufactured in Taiwan. However, importers of Taiwanese washers generally do not offer a "one-stop" source of supply and L.S. Pressings believes it competes successfully with respect to pricing. As a result, the importers have not had a substantial impact on L.S. Pressings' sales although there can be no assurance that this will remain the case. L.S. Pressings believes that no other South African manufacturer of washers offers a comparable range of products. L.S. Pressings typically manufactures to order and delivers within approximately 10 days of order. Backlog numbers are therefore not significant for L.S. Pressings and tend to vary widely. However, as of August 31, 1996, L.S. Pressings' firm order backlog was $65,000 as compared with $90,000 on August 31, 1995.

         All of L.S. Pressings' suppliers are local companies. In the last year there has been a shortage of scrap metal in South Africa, although L.S. Pressings has had no material problems obtaining scrap required for its operations. Spring washers, which comprise approximately 10% of L.S. Pressings' annual sales, are manufactured using a different process to that adopted by L.S. Pressings. As a result, L.S. Pressings purchases spring washers from locally-represented suppliers. Apart from the month of December when its factories are closed, there is no particular seasonality to these businesses.

AIR CONDITIONING AND REFRIGERATION
EUROPAIR

         Europair manufactures and supplies products, parts and accessories to the heating, ventilation and air conditioning industry ("HVAC") in South Africa. Europair's operations are located in Johannesburg with branch offices in Durban, Cape Town, Port Elizabeth, East London, Nelspruit and Pietersburg. Europair seeks to provide a single source of components and accessories for original equipment manufacturers, contractors and duct shops in South Africa and neighboring countries. Its products include grilles, flexible ducting, flanging, insulation, humidifiers, fire dampers and other accessory products for the air conditioning industry. Europair markets its products primarily through its sales personnel directly to air conditioning and building contractors as well as to other agents.

         Europair believes it is unique in South Africa in its increasing capacity as a full-range supplier to the HVAC industry and believes it does not currently compete directly with any supplier that offers as comprehensive a range of products. Europair does, however, have a number of competitors in each of its product groups. Increasingly, the threat of competition is presented by less expensive imports, although such imports are sometimes lower quality and the importers are generally unable to stock a broad range of products.

As Europair is in the air conditioning and refrigeration business it experiences a seasonality that corresponds with the summer months in the Southern hemisphere. Typically, sales are higher in the months of October through February. As of August 31, 1996 Europair's firm order backlog was $93,500 as compared with $56,500 on August 31, 1995.

         Europair relies on local suppliers to provide it with aluminum extrusions, aluminum foil, fiberglass and other insulation material, fire dampers, steel and wire in the manufacturing of Europair's products and for inclusion in other products sold by Europair. The principal foreign suppliers of Europair provide it with humidifiers, glue, air valves, vinyl, polyester, access doors and fans. Ordinarily, Europair does not experience material difficulty in procuring the raw materials required for its production processes. Aluminum prices are, however, commodity driven and change frequently. The Durban factory experienced a substantial inventory shortage with respect to its aluminum requirements in October and November 1994 due to a countrywide shortage of aluminum. In response to such shortage Europair has accumulated and maintains a substantial stockpile of aluminum.

         Universal Refrigeration has been renamed Europair Refrigeration, it is a wholly-owned subsidiary of Europair engaged as an agent in the distribution and supply of various refrigeration related products. Its sales are generated through Europair's existing national sales network.

PROCESSED FOODS
PIEMANS PANTRY

         Piemans Pantry was acquired by the Company in June 1996. Piemans Pantry manufactures, sells and distributes quality meat, vegetarian and fruit pies, both in the baked and frozen, unbaked form. The business manufactures, markets and distributes from its headquarters in Krugerdorp, Gauteng and has a regional sales office in KwaZulu-Natal. Piemans Pantry strives to emphasize the highest standards of quality control and consistency of product. It's major customers are independent retail baker shops, pie shop franchises, in-store bakeries, national bread bakery groups, institutional cafeterias and convenience stores. Piemans Pantry's sales are conducted through its own employees, as well as through distributors/agents. Approximately 71% of Piemans' sales are internally generated with the remainder through agents. During the last fiscal year the Spar Group (a cooperative of independent supermarkets) accounted for 17% of the Piemans Pantry's sales, while the London Pie Company (a pie store franchise chain) contributed 10% of Piemans Pantry's sales. In the previous two fiscal years, no company accounted for more than 10% of Piemans Pantry's sales.

         Piemans Pantry competes on the basis of quality. It faces competition from a number of manufacturers, primarily those supplying to the lower end of the market. Piemans Pantry believes that it has only one significant competitor and that its market share is currently around 20%. Piemans Pantry's business is slightly stronger in the months of July through October as well as in December. However, these increases are not significant to make this a seasonal business. Piemans Pantry manufactures to order on a daily basis. Backlog is therefore not counted, nor is it relevant in the analysis of Piemans Pantry's business.

         Piemans Pantry's principal suppliers for its pastry and filling ingredients are both local and foreign companies. All suppliers except one have immediate alternative sources. Piemans Pantry selects its suppliers on the basis of quality and price and to date it has no difficulty in obtaining sufficient supplies.

ASTORIA BAKERY

         Astoria Bakery manufacturers, sells and distributes high margin specialty breads such as special rye breads, pumpernickel etc., in the Johannesburg area. In addition, Astoria Bakery Lesotho manufactures, sells and distributes staple bread to the Lesotho market. The Johannesburg operation manufactures, markets and distributes from its headquarters in Randburg. The Lesotho operation manufactures, makes and distributes products from a bakery in Maseru, the capital of Lesotho. Astoria strives to emphasize the highest standards of quality as well as uniqueness of product in its specialty lines. In Johannesburg its major customers are its own retail outlet accounting for approximately 13% of sales, national supermarket chains and retail bakery and convenience stores. Astoria's sales both in Johannesburg and Lesotho are conducted through its own employees. During the last fiscal year, Woolworths (a large South African department store chain) accounted for approximately 60% of Astoria Johannesburg's sales (approximately 30% of total sales). In the previous two fiscal years Woolworths accounted for approximately 20% of Astoria's sales.

         Astoria competes on the basis of quality and uniqueness of product. In Johannesburg it faces competition from a number of manufacturers, however, Astoria believes that it dominates the market for specialty breads in Johannesburg. In Lesotho, Astoria has one major competitor and has approximately 50% of the Lesotho bread market with the remainder controlled by this competitor. Astoria sees an increase in business during the December period, however, this increase is not significant enough to make this a seasonable business. As its baked goods are a perishable item, Astoria manufacturers to order on a daily basis and backlog is not relevant in an analysis of its business.

         Astoria's principal suppliers for raw materials are mostly local. All suppliers have immediate alternative sources. Astoria selects its suppliers on the basis of quality and price and to date has had no difficulty obtaining adequate supplies.

REGULATION

         The Company's South African business operation is subject to a number of laws and regulations governing the use and disposition of hazardous substances, air and water pollution and other activities that effect the environment. The Company's management believes that each of its subsidiaries is in substantial compliance with applicable South African law and the regulations promulgated under such law and that no violation of any such law or regulation by any such company has occurred which would have a material adverse effect on the financial condition of the Company.

EMPLOYEES

         As of September 30, 1996, in addition to its President who devotes substantially all of his business time to the Company, the Company had only one full-time salaried employee. "See Management - Employment Agreements". As of such date, FSAH had no full-time salaried employees. The Company intends to add employees as necessary to meet management and other requirements from time to time. On July 1, 1996, FSAH entered into an employment agreement with Cornelius
J. Roodt to act as its Managing Director. -"See Employment Contracts". As of September 30, 1996, the Company's operating subsidiaries employed approximately 1,087 people.

PROPERTIES

         The Company's principal executive offices are located at Clarendon House, Church Street, Hamilton, HM 11, Bermuda. The Company's U.S. subsidiary, First South African Management Corp. (FSAM) has its principal executive offices at 2665 South Bayshore Drive, Suite 702, Coconut Grove, Florida 33133. FSAM's offices consist of approximately 2,000 square feet of office space in an office section of Coconut Grove, Florida, which FSAM occupies pursuant to a three-year lease agreement with a monthly rental of $2,400. FSAH's principal executive offices are located in the facilities of Europair in South Africa.

         Starpak and L.S. Pressings operate out of a facility made up of adjacent buildings owned by Levy & Smith Properties (Proprietary) Limited, a wholly-owned subsidiary of Starpak. The facility has a total lot size of approximately 30,000 square feet. The facility has three floors at 85% coverage equal to a total of 76,500 square feet. The Company anticipates that it will require additional space and is considering the rental of additional space at a nearby location. Starpak also has branches in Durban and Cape Town, South Africa.

         Europair operates from premises and facilities that it owns in Gauteng and from leased premises in KwaZulu-Natal, Western Cape and the Eastern Cape. Pursuant to an option granted by the Company, Mr. Bruce Thomas (the Chief Executive Officer of Europair) has acquired Europair's premises for $890,868 and entered into a ten year lease with Europair with respect to such premises for an initial rental rate of $110,111 per annum. Europair believes this property is well suited to Europair's operations and can accommodate relatively large increases in manufacturing and storage. Europair's other leased properties are located in Durban, Cape Town and Port Elizabeth.

         Piemans Pantry operates from premises and facilities that it owns in Krugersdorp. The facility has two floors with a total size of 38,000 square feet. In addition, Piemans Pantry rents a retail facility in Krugersdorp, as well as an office space in KwaZulu-Natal.

         Paper & Metal Industries rents two adjacent industrial properties in Germiston, Gauteng. The total size of the facility is 8,975 square feet. Paper & Metal have a two year lease at approximately $34,744 per annum.

         Astoria leases approximately 20,000 square feet of space in Randberg for which it pays an annual rental amount of approximately $100,000. Astoria also leases approximately 6,000 square feet in Lesotho for which it pays an annual rental amount of approximately $7,000.

LEGAL PROCEEDINGS

         Neither the Company nor any of its subsidiaries are subject to any material legal proceedings.

                                  SOUTH AFRICA

         Except where otherwise indicated, sources of the statistical information contained in this section include data compiled and made public by the following South African governmental agencies: the Department of Manpower (with respect to labor and employment statistics), the Department of Customs and Excise (with respect to trade statistics), the Central Statistical Service (with respect to data on the economy) and SATOUR (South African Tourist Board with respect to data on tourism). The source for statistical information relating to investment, spending, consumption and exchange rates is information compiled and made publicly available by the South African Reserve Bank.

BACKGROUND

         The  Republic  of South  Africa  ("South  Africa")  is  located  on the southernmost portion of the African continent and has a land area of approximately 471,000 square miles, which is approximately one eighth the size of the United States and five times the size of the United Kingdom. The country is bounded by the Atlantic and Indian Oceans on the east, west and south, and by Zimbabwe, Mozambique, Namibia, Botswana and Swaziland to the north. In addition, the independent Kingdom of Lesotho is situated within South Africa's borders. South Africa is currently divided into nine provinces: Eastern Cape, Mpumalanga, Kwazulu/Natal, Northern Province, Northwest, Free State, Gauteng, Northern Cape and Western Cape. South Africa is a signatory to the GATT agreement and is a member of the Organization of African Unity and the Southern African Customs Union which includes Botswana, Swaziland, Lesotho and Namibia.

         According to Government estimates, the population of South Africa was approximately 40.4 million at June 30, 1994. Government statistics and estimates generally are believed to be inaccurate due to significant undercounting of the black population. The last official Government census was conducted in 1991.

DOMESTIC ECONOMY

         South Africa has a highly developed free market economy. The base of the economy has evolved from agriculture to mining and, more recently, to manufacturing, which accounted for approximately 24% (as of the third quarter of 1993) of the gross domestic product. The historic strength of the South African economy has been its extensive mineral deposits. Diamonds, gold and other metals account for a majority of South Africa's annual exports. Government incentives have been introduced in recent years to encourage greater processing and finishing by the country's industrial sector of South Africa's wealth of natural resources to add value to the economy and increase foreign export earnings. Although the country represents only 4% of the land area of the continent of Africa and accounts for just over 6% of its total population, South Africa accounted for approximately 33% of the continent's gross domestic product ("GDP") in 1992. Apart from manufacturing and mining, agriculture, finance, communications, transport and energy also play an important part in the South African economy. Alongside South Africa's developed economy there also exists a large informal economy which was effectively imposed by apartheid. Due to the political changes currently taking place, it is anticipated that the formal and informal economies will eventually merge.

LABOR AND SOCIAL LEGISLATION

         The economically active population in 1994 (wage and salary earners, self-employed individuals and unemployed individuals) was estimated by means of mid-year estimates at 12,564,000 individuals. The total employment in the formal non-agricultural sectors was (as of April 1993) 5,169,635 of which approximately 27% was employed in manufacturing, 12% in mining, 37% in service industries, 14% in the trade sector, comprised of wholesale, retail and motor trade, and 7% in the construction sector. Data for the agricultural sector is not published; only estimates are available. Total estimated employment in the formal agricultural sector in 1991 was 1,224,000.

         Approximately 56% of South Africa's wage and salary earners in the formal non-agricultural sector were unionized as of year-end 1992. As of
December 31, 1992, 2,906,100 employees (24% of the economically active population), belonged to registered trade unions. The remaining union employees were members of unregistered trade unions. Unions must be registered with the Department of Manpower in order to operate within the framework of the Labor Relations Act, which provides procedures for arbitration and court action in industrial disputes.

         Most of the major industries in South Africa are unionized. There are well developed collective bargaining structures and many of the unions have affiliated themselves to trade union federations such as the non-racial Congress of South African Trade Unions and the National Congress of Trade Unions. A number of the trade unions and their leaderships have close links to various political parties. Similarly, many employers have become affiliated with employer organizations and federations of these organizations, such as the Steel Engineering Industries Federation of South Africa, for purposes of collective bargaining with trade unions. In some industries there are industrial councils which provide a forum for collective bargaining and which administer the collective bargaining agreements arrived at. Existing legislation requires parties to industrial disputes to endeavor, in most cases, to settle their disputes through conciliation prior to embarking on industrial action or having the dispute resolved through adjudication by the industrial court. The industrial court has a wide unfair labor practice jurisdiction intended to further the aim of maintaining industrial peace through adjudicating upon and, where possible, preventing harm arising from disputes of right such as unfair dismissals. Both the industrial court and the Supreme Court are empowered to make orders preventing the occurrence or continuation of illegal strikes or lock-outs.

FOREIGN DIRECT INVESTMENT

         South Africa imposes restrictions on the debt-equity ratio of a foreign-owned Company, which restrictions are imposed and administered by the South African Reserve Bank. Also, if 25% or more of the shares of a South
African company are held by a foreigner, the ability of the local company to borrow from local sources is restricted. The restriction is calculated by reference to the company's so-called "effective capital" which is comprised of, among other things, share capital and share premium, foreign and local shareholders loans (local shareholders loans are only included to the extent that they are pro-rata to foreign shareholders loans) and retained earnings. The local borrowing restrictions are often waived for listed companies with dispersed shareholders. Although the current debt-equity restrictions are imposed and administered by the South African Reserve Bank, amendments to the Income Tax Act passed in July 1995 impose similar statutory thin-capitalization rules which provide that excessive interest will be treated as a dividend, disallowed for tax purposes, and subjected to secondary tax on companies at the rate of 12.5% of the disallowed interest. It is likely that a safe harbor debt-equity ratio of 3:1 will be permissible. Debt-equity ratios in excess of this will require approval from the taxation authorities. The Company intends to utilize a substantial portion of the use of proceeds from this Offering to acquire additional companies in South Africa. The Company anticipates that these acquisitions will be funded with sufficient equity infusions into FSAH so that the safe harbor debt equity ratio should be easily maintained. The Company and its auditors intend to monitor the Company's compliance with these debt/equity restrictions on an ongoing basis. The Company does not anticipate these restrictions will significantly impact the Company's acquisition strategies or its ongoing operations.

RECONSTRUCTION AND DEVELOPMENT PROGRAMME

         The Government of National Unity has adopted a Reconstruction and Development Programme (the "RDP") to address the inequalities arising from apartheid. The RDP is intended to provide a framework for social and economic policy. The Government of National Unity wishes to implement the RDP within a framework of fiscal discipline and it is expected that much of the finance for the RDP will be made available from the reallocation of existing financial resources.

         The RDP aims to achieve numerous objectives. These include meeting the basic needs of the population (such as for housing and water), the development of human resources, building the economy, democratizing the South African state and society at large and the reform of government structures.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The officers and directors of the Company, their ages and present positions held with the Company are as follows:


      NAME            AGE             POSITIONS WITH THE COMPANY
      ----            ---             --------------------------
Michael Levy          50    Chairman of the Board of Directors
Clive Kabatznik       40    Chief Executive Officer, President,  Chief Financial
                             Officer, Controller and Director
Tucker Hall           39    Secretary
Charles S. Goodwin    56    Director
John Mackey           54    Director

         The following is a brief summary of the background of each director and executive officer of the Company:

         MICHAEL LEVY is a co-founder of the Company and has served as Chairman of the Board of Directors since the Company's inception. Since 1987, Mr. Levy has been the Chief Executive Officer and Chairman of the Board of Arpac L.P., a Chicago-based manufacturer of plastic packaging machinery.

         CLIVE KABATZNIK is a co-founder of the Company and has served as a director and its President since its inception and as its Vice Chairman, Chief Executive Officer and Chief Financial Officer since October 1995. Since June 1992, Mr. Kabatznik has served as President of Colonial Capital, Inc. a Miami-based investment banking Company that specializes in advising middle market companies in areas concerning mergers, acquisitions, private and public agency funding and debt placements. From 1989 to 1992, Mr. Kabatznik was the President of Biltmore Capital Group, a financial holding Company that he co-founded that controlled a registered NASD broker-dealer. From 1981 to 1986, Mr. Kabatznik was the Chief Financial Officer of the Learning Annex, Inc., which he co-founded. Mr. Kabatznik was born in South Africa.

         TUCKER HALL has been the Secretary of the Company since its inception and is an employee of Codan Services Limited, an affiliated company of Conyers, Dill & Pearman, Bermuda counsel to the Company, and has been employed by such Company as a manager since 1989.

         CHARLES S. GOODWIN has been a director for the Company since its inception and has been Managing Director and Chief Executive Officer of Tessellar Investment, Ltd., a money management firm operating from Cape Cod, Massachusetts since 1985. Mr. Goodwin was Senior Vice President and Director of International Research of Arnhold & S. Bleichnoder, Inc., an institutional brokerage firm from 1983 to 1984. During the period 1971 to 1983, Mr. Goodwin was a Director and Vice President of Warburg Pincus Capital Corp., EMW Ventures; a Director, Senior Vice President and Director of Research for Warburg Pincus Counsellors, and a Partner and Managing Director of E.M. Warburg Pincus & Co., an investment counseling and venture capital firm. Mr. Goodwin is the author of "The Third World Century" and "A Resurrection of the Republican Ideal" published by University Press of America, Lanham, Md. in 1994 and 1995 respectively. Mr. Goodwin received his Bachelor of Arts in Russian History from Harvard College in 1961 and his Master of Business Administration - International Finance from the Columbia University Graduate School of Business in 1965.

         JOHN MACKEY is the Chairman of the Board of QTI, Inc., a privately-held global trading firm doing business in Africa, Asia and in the United States since 1992. Mr. Mackey has also been a member of the Board of Advisors of the Leukemia Society of America since 1987, and a member of the Board of Advisors of the Syracuse University Business School since 1990. Mr. Mackey played football for 10 seasons in the National Football League and was elected to the Pro Football Hall of Fame in 1992. Mr. Mackey has been a director of the Company since January 24, 1996.

OTHER KEY EMPLOYEES

         Cornelius J. Roodt, 37. Mr. Roodt was appointed Managing Director and Chief Financial Officer of FSAH, on July 1, 1996. Mr. Roodt is responsible for overseeing all the activities of FSAH's operations in South Africa. From 1994 to 1996 Mr. Roodt was a senior partner at Price Waterhouse Corporate Finance, South Africa. From 1991 to 1994 he was an audit partner at Price Waterhouse, South
Africa. Prior to that he was a partner at the accounting firm of Wiehahn Meyernel in South Africa.

         Samuel S. Smith, 41. Mr. Smith is a joint Managing Director of Starpak. Mr. Smith has been employed by Starpak and its predecessor since 1976. Mr. Smith is responsible for the technical operations of Starpak which include conceptual design of machinery, management of the factory and production processes, commissioning and installation of machinery at customers' premises.

         Alan R. Grant, 45. Mr. Grant is the financial director of Starpak and L.S. Pressings and is responsible for all of Starpak's accounting, administrative and financial management functions as well as its industrial relations and statutory personnel functions. Mr. Grant has been employed by Starpak since 1981.

         Rhona L. Kabatznik, 61. Ms. Kabatznik is a General Manager and Director of L.S. Pressings. Ms. Kabatznik's responsibilities include production and sales administration. Ms. Kabatznik is the mother of Clive Kabatznik, the Vice
Chairman, President and Chief Executive Officer of the Company, and a first cousin of Michael Levy, the Chairman of the Company's Board of Directors.

         Raymond Shaftoe, 45. Mr. Shaftoe has been a joint Managing Director of Starpak since 1986 and has been employed by Starpak since 1980. Mr. Shaftoe has also served on the Board of Directors of Starpak since 1986. His current responsibilities include supervision of the sales and marketing of Starpak's products, administration and product development.

         Bruce Thomas, 44. Mr. Thomas is the Chief Executive Officer of Europair. He has held this position since 1991 and was the principal shareholder of Europair until its sale to the Company. Prior to that he was the Chief Financial Officer for Europair and held that position from 1976. His responsibilities include the management of Europair, product development, sales and financial oversight.

         John Welch, 48. Mr. Welch is the founder and Managing Director of Piemans Pantry, a company he established in 1982. His responsibilities include overall supervision of all aspects of the business.

         Michael Morgan, 49. Mr. Morgan is Director of Human Resources at Piemans Pantry, a position he has held since joining Piemans Pantry in 1989 and is responsible for all aspects of labor relations and employee benefits.

         Helen Britz, 41. Ms. Britz is National Sales Manager for Piemans Pantry and has held that position since 1992 when she joined Piemans Pantry. Prior to such time, Ms. Britz was the National Sales Manager for a rival pie manufacturer. Ms. Britz oversees Piemans Pantry national sales staff.

         Malcolm Moore, 38. Mr. Moore is the Financial Manager of Piemans Pantry, a position he has held for the last three years. Prior to such time, Mr. Moore was Financial Manager of Burhose, a leading South African hosiery manufacturer.

         Trevor Knight, 36. Mr. Knight is the Factory Manager for Piemans Pantry, a position he has held for the last five years. Mr. Knight was an independent food consultant prior to joining Piemans Pantry. He is responsible for all aspects of plant production at Piemans Pantry.

         Wolfgang Burre, 55. Mr. Burre is the founder of Astoria. He is a fifth generation master baker and is responsible for overall corporate strategy, product development and quality control. Mr. Burre traditionally has devote 50% of his time to Astoria and will continue to do so.

         Mrs. H. Hoffman, 60. Mrs. Hoffman is the General Manager of Astoria Bakery. Mrs. Hoffman is in charge of all financial and operational issues at Astoria Bakery. She has been employed in this position since 1975.

         Wilfred Wesslau, 48. Mr. Wesslau is the joint General Manager of Astoria Bakery Lesotho. Mr. Wesslau focuses on technical production issues, as well as all aspects of distribution, including motor vehicle repair and maintenance. He has held this position since 1981.

         Ms. Dagmar Blanker, 54. Ms. Blanker is the General Manager of Astoria Bakery Lesotho. Ms. Blanker is in charge of all financial matters as well as sales. She has held this position since 1981.

         Each of the above key employees, other than Bruce Thomas, Cornelius J. Roodt, John Welch, Michael Morgan, Wolfgang Burre, H. Hoffman, Wilfred Wesslau and Dagmar Blanker has entered into a three-year service contract with their respective companies, commencing March 1, 1995. Bruce Thomas and Europair have executed a Management Agreement which shall be in effect for a three year period commencing January 24, 1996. Cornelius Roodt and FSAH entered into an employment agreement commencing July 1, 1996. John Welch and Michael Morgan have each entered into a two year employment agreement with Piemans Pantry commencing March 1, 1996. Wolfgang Burre, H. Hoffman, Wilfred Wesslau and Dagmar Blanker have each agreed to enter into three year employment agreements to be effective as of July 1, 1996.

         All directors of the Company hold office until the next annual meeting of shareholders or until their successors are elected and qualified. The officers of the Company are elected by the Board of Directors at the first meeting after each annual meeting of the Company's shareholders, and hold office until their death, until they resign or until they have been removed from office. The Company has no executive committee. Pursuant to the Underwriting Agreement, dated January 24, 1996 by and among the Company, FSA Stock Trust and D.H. Blair and executed with respect to certain provisions thereof by Messrs Clive Kabatznik and Michael Levy, the Company is required to nominate a designee of D.H. Blair of its initial public offering to the Board of Directors for a period of five years from the date of the completion of the Offering. D.H. Blair has not yet selected such a designee.

         Except for Mr. Levy, directors of the Company do not receive fixed compensation for their services as directors other than options to purchase 5,000 shares under the Company's stock option plan. Mr. Levy receives an annual service fee of $30,000 and options to purchase 5,000 shares of the Company's Common Stock for every year of service as a director of the Company. However, directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with their duties to the Company.

COMMITTEES OF THE BOARD

         The Board has an Audit Committee (the "Audit Committee") and a Compensation Committee (the "Compensation Committee"). The Audit Committee is composed of Clive Kabatznik, Charles Goodwin and John Mackey. The Audit Committee is responsible for recommending annually to the Board of Directors the independent auditors to be retained by the Company, reviewing with the independent auditors the scope and results of the audit engagement and establishing and monitoring the Company's financial policies and control procedures. The Compensation Committee is composed of Charles Goodwin and John Mackey. These persons are intended to be Non-Employee Directors within the meaning of Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934 (the Securities Exchange Act). The responsibilities of the Compensation Committee are described below under the heading Stock Option Plan.

EXECUTIVE COMPENSATION

         The following summary compensation table sets forth the aggregate compensation paid or accrued by the Company to its Chief Executive Officer during the Period from September 6, 1995 through June 30, 1996. Apart from Mr. Kabatznik, whose annual salary is $180,000, no executive officer of the Company received compensation in excess of $100,000.

                           SUMMARY COMPENSATION TABLE


                                                                  LONG-TERM
                                   ANNUAL COMPENSATION           COMPENSATION
                                   YEAR         SALARY          STOCK OPTIONS
Clive Kabatznik, President
and Chief Executive Officer        1996       $135,000              205,000


EMPLOYMENT AGREEMENTS

         FSAM has entered into an Employment Agreement with Clive Kabatznik, the Vice Chairman President and Chief Executive Officer of the Company and of FSAM. Under the terms of such agreement, Mr. Kabatznik shall devote substantially all of his business time, energies and abilities to the Company and its subsidiaries and shall receive an annual salary of $180,000 and options to purchase 55,000 shares of Common Stock at an exercise price of $5.00 per share. Mr. Kabatznik's salary under his Employment Agreement shall not increase until February 24, 1997. In addition, Mr. Kabatznik has been granted additional options to purchase 150,000 shares of Common Stock of the Company at the exercise price of $5.00 per share, exercisable after the seventh anniversary following the grant date, provided that vesting of such options will be accelerated as follows: (i) 50,000 options will be exercisable on such earlier date that the Company realizes earnings per share of $.75 or more on a fiscal year basis, (ii) an additional 50,000 options will be exercisable on such earlier date that the Company realizes earnings per share of $1.00 or more on a fiscal year basis, and (iii) an additional 50,000 options will be exercisable on such earlier date that the Company realizes earnings per share of $1.50 or more on a fiscal year basis. The Company intends, during the term of Mr. Kabatznik's employment agreement, to pay Mr. Kabatznik an annual incentive bonus of five percent of the Minimum Pretax Income (as provided in Mr. Kabatznik's employment agreement) above $4,000,000, as shall be reported in the Company's audited financial statements for each fiscal year in which Mr. Kabatznik is employed, exclusive of any extraordinary earnings or charges which would result from the release of the Earnout Escrow Shares.

         FSAM has entered into a consulting agreement with Michael Levy, pursuant to which he shall serve as a consultant to FSAM and shall receive compensation of $30,000 per annum. The term of the agreement is for a period of three years.

         FSAH has entered into an Employment Agreement with Cornelius J. Roodt, the Managing Director and Chairman of the Board of FSAH. Under the terms of such agreement, Mr. Roodt shall devote substantially all of his business time, energies and abilities to the Company and its subsidiaries and shall receive an annual salary of $150,000 and options to purchase 150,000 shares of FSAH Class B Stock at an exercise price of Rand 13.05 per share. Mr. Roodt's salary under his Employment Agreement shall be reviewed on an annual basis. In addition, the 150,000 shares of FSAH Class B Stock are exercisable after the fifth anniversary following the grant date, provided that vesting of such options will be accelerated as follows: (i) 50,000 options will be exercisable on such earlier date that the Company realizes earnings per share of $.75 or more on a fiscal year basis, (ii) an additional 50,000 options will be exercisable on such earlier date that the Company realizes earnings per share of $1.00 or more on a fiscal year basis, and (iii) an additional 50,000 options will be exercisable on such earlier date that the Company realizes earnings per share of $1.50 or more on a fiscal year basis. The Company intends, during the term of Mr. Roodt's employment agreement, to pay Mr. Roodt an annual incentive bonus of four percent of the Minimum Pretax Income (as provided in Mr. Roodt's employment agreement) above $5,000,000, as shall be reported in the Company's audited financial statements for each fiscal year in which Mr. Roodt is employed, exclusive of any extraordinary earnings or charges which would result from the release of the Earnout Escrow Shares.

STOCK OPTION PLAN

         The Board of Directors of the Company has adopted and the shareholders (prior to the Company's initial public offering) approved the Company's 1995 Stock Option Plan (the "Stock Option Plan"). The Stock Option Plan provides for the grant of (i) options that are intended to qualify as incentive stock options (Incentive Stock Options) within the meaning of Section 422 of the Code to key employees and (ii) options not intended to so qualify (Nonqualified Stock Options) to key employees (including directors and officers who are employees of the Company), and to directors and consultants who are not employees. The total number of shares of Common Stock for which options may be granted under the Stock Option Plan is 350,000 shares.

         The Stock Option Plan is to be administered by the Compensation Committee of the Board of Directors. The Committee shall determine the terms of options exercised, including the exercise price, the number of shares subject to the option and the terms and conditions of exercise. No option granted under the Stock Option Plan is transferable by the optionee other than by will or the laws of descent and distribution and each option is exercisable during the lifetime of the optionee only by such optionee or his legal representatives.

         The exercise price of Incentive Stock Options granted under the Stock Option Plan must be at least equal to the fair market value of such shares on the date of grant (110% of fair market value in the case of an optionee who owns or is deemed to own stock possessing more than 10% of the voting rights of the outstanding capital stock of the Company (or any of its subsidiaries). The term of each option granted pursuant to the Stock Option Plan shall be established by the Committee, in its sole discretion; provided, however, that the maximum term for each Incentive Stock Option granted pursuant to the Stock Option Plan is ten years (five years in the case of an optionee who owns or is deemed to own stock possessing more than 10% of the total combined voting power of the outstanding capital stock of the Company (or any of its subsidiaries). Options shall become exercisable at such times and in such installments as the Committee shall provide in the terms of each individual option. The maximum number of shares for which options may be granted to any individual in any fiscal year is 210,000.

         The Stock Option Plan also contains an automatic option grant program for the non-employee directors. Each non-employee director of the Company is automatically granted an option for 5,000 shares of Common Stock. Thereafter, each person who is a non-employee director of the Company following an annual meeting of shareholders will be automatically granted an option for an additional 5,000 shares of Common Stock. Each grant will have an exercise price per share equal to the fair market value of the Common Stock on the grant date and will have a term of five years measured from the grant date, subject to earlier termination if an optionee's service as a Board member is terminated for cause.

         The Company has granted options to purchase 225,000 shares of Common Stock under the Plan as described in the table set forth below:

                                 OPTIONS GRANTED

                                                                                                   POTENTIAL REALIZABLE
                                                                                                     VALUE AT ASSUMED
                                             PERCENT OF TOTAL                                             ANNUAL
                                            OPTIONS GRANTED TO     PER SHARE                       RATE OF STOCK PRICE
                              OPTIONS          EMPLOYEES IN        EXERCISE      EXPIRATION      APPRECIATION FOR OPTION
                              GRANTED        FISCAL YEAR (1)         PRICE          DATE                   TERM
                              -------        ---------------         -----          ----                   ----
                                                                                                     5%            10%
                                                                                                    ---            ---
Michael Levy...............     5,000             2.22%              5.00           (2)             6,900        15,273
Clive Kabatznik............   205,000            91.12%              5.00           (3)         1,547,571     1,363,332
Laurence M. Nestadt........     5,000             2.22%              5.00           (2)             6,900        15,275
Charles S. Goodwin.........     5,000             2.22%              5.00           (2)             6,900        15,275
John Mackey................     5,000             2.22%              5.00           (2)             6,900        15,275

---------------
(1)      The numbers have been rounded for the purpose of this table.

(2) Options granted will expire five years from the date granted and are immediately exercisable.

(3) 55,000 options granted will expire five years from the date granted; 150,000 additional options will be exercisable following the seventh anniversary of the grant date and until the tenth anniversary of such date, subject to accelerated vesting upon the Company's realization of certain earnings per share targets.

                              CERTAIN TRANSACTIONS

         In connection with the Company's organization in September 1995, the Company sold 1,212,521 shares of Class B Common Stock to Clive Kabatznik, the President and Chief Executive Officer of the Company for a purchase price of $.01 per share, which amount was paid by Mr. Kabatznik in the form of advances made by him to pay for certain expenditures of the Company. In October 1995, Mr. Kabatznik transferred 1,002,521 of such shares, which included 670,137 shares to Mrs. Stephanie Levy as Trustee of the FSA Stock Trust, 97,210 shares to the Stopia Trust, 97,210 shares to the 2 RAS Trust, 93,307 to the Presspack Trust, 24,657 shares to the Two Year Trust and 20,000 shares to Henry Rothman. The transferees have paid Mr. Kabatznik $.01 per share for each of such shares.

STARPAK ACQUISITION

         In January 1996, pursuant to the terms of an agreement executed by the FSA Stock Trust, Raymond Shaftoe, Steven Smith and FSAH, as amended (the "Starpak Agreement"), the previous shareholders of Starpak sold 100% of the equity shares of Starpak (the "Starpak Stock") to FSAH in exchange for 167,709 shares of FSAH Class B Stock.

         The 167,709 shares of FSAH Class B Stock delivered to the previous Starpak shareholders may be tendered to the FSAH Escrow Agent against payment therefor by the FSAH Escrow Agent, which payment may be made through the sale by the FSAH Escrow Agent of an equal number of shares of Class B Common Stock of the Company (which shares will automatically convert to Common Stock upon such sale) and delivery of the net proceeds thereof pursuant to the terms of the FSAH Escrow Agreement. See "Certain Transactions - FSAH Escrow Agreement."

L.S. PRESSINGS ACQUISITION

         In January 1996, pursuant to the terms of an agreement executed by the FSA Stock Trust, Rhona Kabatznik, Raymond Shaftoe, Samuel Smith and FSAH, as amended, (the "L.S. Pressings Agreement"), the previous shareholders of L.S. Pressings sold 100% of the equity shares of such company (the "L.S. Pressings Stock") to FSAH in exchange for 380,181 shares of FSAH Class B Stock.

         The 380,181 shares of FSAH Class B Stock delivered to the previous L.S. Pressings' shareholders may be tendered to the FSAH Escrow Agent against payment therefor by the FSAH Escrow Agent, which payment may be made through sale by the FSAH Escrow Agent of an equal number of shares of Class B Common Stock of the Company (which shares will be automatically converted to Common Stock upon such sale) and delivery of the net proceeds thereof pursuant to the terms of the FSAH Escrow Agreement.

         In September 1995, prior to the execution of the Starpak Agreement and the L.S. Pressings Agreement, Michael Levy transferred all of his shares in Starpak and L.S. Pressings to the FSA Stock Trust, which shares constitute all of the shares of Starpak and L.S. Pressings sold to the Company by the FSA Stock Trust.

EUROPAIR ACQUISITION

         In January 1996, pursuant to the terms of an Acquisition & Regulatory Agreement executed by Bruce Thomas, FSAH, the Company and Europair, as amended (the "Europair Agreement"), and certain other agreements described below, Bruce Thomas, acting on his own behalf and on behalf of Dennis Gee, who together comprised all the previous shareholders of Europair, sold 100% of the equity shares of Europair (the "Europair Stock") to FSAH in consideration of an aggregate of $1,386,300 with payment by FSAH as follows: (i) $630,135 (the "Aggregate Cash Payment"), of which $534,243 (the "Closing Payment Amount") was paid by FSAH on the closing of the Europair acquisition, and of which the remaining $95,892 (the "Earn-Out Amount") was paid after such closing upon the achievement of certain profit projections, (ii) 80,000 shares of FSAH Class B Stock (valued at $400,000), which shares may be tendered to the FSAH Escrow Agent against payment therefor by the FSAH Escrow Agent, which payment may be made through sale by the FSAH Escrow Agent of an equal number of shares of Class B Common Stock of the Company (which shares will automatically convert into Common Stock upon such sale) and delivery of the net proceeds thereof pursuant to the terms of the FSAH Escrow Agreement, (iii) $82,191 that was paid to Mr. Thomas in consideration for Mr. Thomas' agreement not to compete with Europair until three years following the termination of his employment with Europair and the termination of the Management Agreement described below and (iv) $273,973 that was received by Mr. Thomas from the proceeds of the sale of certain real property. The Europair Agreement also provides that in the event Mr. Thomas shall sell his shares of FSAH Class B Stock (pursuant to the FSAH Escrow Agreement) within two years of the closing of the Offering, or within three months of his becoming entitled to sell such shares, whichever is later, and the price the FSAH Escrow Agent pays Mr. Thomas for such shares of FSAH Class B Stock is less than the prevailing Rand equivalent of $5.00 per share of FSAH Class B Stock, then the Company would pay Mr. Thomas the difference. FSAH also paid to Mr. Thomas upon the closing of the acquisition $54,794, representing a portion of a loan in the aggregate amount of $219,178 previously advanced by Mr. Thomas to Europair, and agreed to pay an additional $2,740 per month during the term of his continuing employment with Europair until the remaining portion of such loan has been repaid; provided, that any outstanding balance of the loan will be forfeited upon the termination of Mr. Thomas' employment with Europair. In addition, the Company loaned Europair $547,945 in subordinated debt to be used for working capital purposes.

         The cash portion paid upon the closing of the Europair acquisition was funded in part by a sale of 52,089 shares of FSAH Class B Stock for a total consideration of $260,445. Of such 52,089 shares, Michael Levy subscribed for 36,452 shares, Samuel Smith for 5,099 shares, Ray Shaftoe for 5,099 shares and Rhona Kabatznik for 5,439 shares. These shares may be tendered to the FSAH Escrow Agent pursuant to the terms of the FSAH Escrow Agreement. An additional $287,250 of the purchase price was funded from the current cash reserves of L.S. Pressings.

         Mr. Thomas entered into a Management Agreement with Europair dated October 27, 1995, pursuant to which he is paid (i) $4,110 per month payable on the first day of each month with annual cost of living adjustments of at least 12% and (ii) a bonus equal to the monthly remuneration then payable under (i) above, plus $6,027. Under the Management Agreement, Mr. Thomas may designate a company under his or his family's control to fulfill the management obligations under such agreement. The term of the Management Agreement is for a period of three years commencing upon the closing of the Offering, after which period such agreement will be terminable by either Mr. Thomas or Europair upon not less than 6 months written notice. The Management Agreement also provides for the establishment of a share participation plan pursuant to which certain executives of the Company will be entitled to receive certain shares of FSAH Class B Stock based upon the achievement of certain milestones described in the Management Agreement.

FSAH ESCROW AGREEMENTS

         The FSAH Escrow Agreement, executed in January 1996, provided for the concurrent issuance and delivery by the Company of 729,979 shares of Class B Common Stock to the FSAH Escrow Agent. The FSAH Escrow Agreement is intended to provide security for certain holders of FSAH Class B Stock, who are residents of South Africa and are prohibited by South African law from holding shares in a foreign company. The FSAH Escrow Agreement provides that the parties to such Agreement that are holders of FSAH Class B Stock will not sell such shares of stock except as provided in such Agreement. Specifically, the FSAH Escrow Agreement provides that the FSAH Class B Stock may be tendered to the FSAH Escrow Agent against payment therefor by the FSAH Escrow Agent, which payment may consist of the proceeds obtained from the sale by the FSAH Escrow Agent of an equal number of shares of Class B Common Stock of the Company, provided that the proceeds of such sale shall be delivered to the holder in exchange for his or her shares of FSAH Class B Stock. Upon the sale by the FSAH Escrow Agent of any shares of Class B Common Stock of the Company pursuant to the FSAH Escrow Agreement, the FSAH Escrow Agent will deliver to the Company the equivalent number of shares of FSAH Class B Stock tendered in connection therewith. Such shares of FSAH Class B Stock will then automatically convert into shares of FSAH Class A Stock and will be held by the Company together with the other shares of FSAH Class A Stock owned by the Company. The Company has granted certain piggyback registration rights to the FSAH Escrow Agent on behalf of the holders of the shares of FSAH Class B Stock held pursuant to the FSAH Escrow Agreement. Such shares of Class B Common Stock will be automatically converted to Common Stock of the Company upon the sale of such shares by the FSAH Escrow Agent pursuant to the terms of the FSAH Escrow Agreement. Such shares of Class B Common Stock will be controlled by the terms of the FSAH Escrow Agreement. Michael Levy has paid the purchase price of $.01 per share for each of the shares of Class B Common Stock held pursuant to the FSAH Escrow Agreement and the FSAH Escrow Agent has granted to Michael Levy an irrevocable proxy to vote each of such shares of Class B Common Stock prior to the sale or forfeiture of such shares, as the case may be. The Company owns 25,000,000 shares of FSAH Class A Stock, or approximately 97% of the total outstanding shares of FSAH, and the remaining shares are held by the following persons in the amounts set forth below:
                               FSAH CLASS B STOCK


            FSA Stock Trust..............   383,523 shares
                                            --------------
            Global Capital...............    50,000 shares
            Bruce Thomas.................    80,000 shares
            Samuel Smith.................    58,766 shares
            Raymond Shaftoe..............    58,766 shares
            Rhona Kabatznik..............    62,472 shares
            Michael Levy.................    36,452 shares
                                            --------------
                Total....................   729,979 shares
                                            ==============



 ADDITIONAL SHARES ISSUED IN CONNECTION WITH THE PIEMAN'S PANTRY ACQUISITION(1)


            Heinz Andreas................... 149,210 shares
            John Welch...................... 149,210 shares
            Michael Morgan..................  33,159 shares
                                             --------------
                 Total ..................... 331,579 shares(2)
                                             ==============

--------
(1) The Company intends to issue, during the second quarter of the current fiscal year, an additional 331,579 shares of Common Stock to the FSAH Escrow Agent pursuant to the terms of certain escrow agreements by and among the Company, the FSAH Escrow Agent, and each of Mr. Andreas, Mr. Morgan and Mr. Welch (the "Piemans FSAH Escrow Agreements") the terms of which are similar to the FSAH Escrow Agreement.

(2)      Shares of FSAH Class B Stock.

     ADDITIONAL SHARES ISSUED IN CONNECTION WITH THE ASTORIA ACQUISITION(3)

            Wolfgang Burre.................. 186,000 shares(4)

         The rights and preferences accruing to holders of FSAH Class A Stock and holders of FSAH Class B Stock are substantially identical except that (i) FSAH is required to pay dividends to holders of FSAH Class B Stock equivalent, on a pro rata basis, to the dividends paid by the Company to holders of its Common Stock, (ii) payment of the above dividends on FSAH Class B Stock must be made no later than three business days subsequent to payment of dividends by the Company on its Common Stock, (iii) accrued dividends on FSAH Class B Stock must be paid prior to payment of any declared dividends on FSAH Class A Stock and
(iv) any shares of FSAH Class B Stock acquired by the Company will be automatically converted to shares of FSAH Class A Stock upon such acquisition.

J. LEVY LOAN

         In 1986, Mr. J. Levy, Michael Levy's father, extended to Starpak a loan in the principal amount of R600,000 (which equaled approximately $300,000 at the prevailing exchange rate at the time of the loan), which loan bears interest at 1% per annum below the prime bank overdraft rate and is secured by a second mortgage on certain property owned by Starpak having a book value of $767,180. The original loan contained no fixed terms of repayment. Upon the closing of the Offering, the terms of the loan were amended as follows: the loan bears interest at 1% below the prime bank overdraft rate (currently 19.25% per annum) and is repayable over a period of 30 months. The first twenty four monthly installments are $5,563 each, inclusive of principal and interest, the first of which was paid on October 30, 1995. The balance outstanding after twenty four months will be repayable in six equal monthly installments.

MICHAEL LEVY LOAN AND MANAGEMENT FEES

         During the period commencing March 1, 1995 and ending January 15, 1996, Michael Levy received certain non-interest bearing loans from Starpak and L.S. Pressings in the aggregate amount of $47,000. Mr. Levy shall repay such amount by June 30, 1997. Mr. Levy has received no non-interest bearing loans from the Company (or any of its subsidiaries since January 15, 1996). In the years ended February 28, 1995 and 1994, Starpak and L.S. Pressings paid Mr. Levy management fees of $83,570 and $93,670, respectively.

--------
(3) The Company intends to issue, during the second quarter of the current fiscal year, an additional 186,000 shares of Common Stock to the FSAH Escrow Agent in connection with the Astoria acquisition.

(4)      Shares of FSAH Class B Stock.

                                              PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information as to the stock ownership of (i) each person known by the Company to be the beneficial owner of more than five percent of the Company's Common Stock or Class B Common Stock,
(ii) each director of the Company, (iii) each named executive officer and (iv) all executive officers and directors as a group.

                          AMOUNT AND NATURE OF BENEFICIAL
                                   OWNERSHIP(1)
                          -------------------------------
                                                       CLASS B COMMON      PERCENTAGE OF       PERCENTAGE OF VOTING
NAME AND ADDRESS OF                                    --------------      -------------       --------------------
BENEFICIAL SHAREHOLDER               COMMON STOCK       STOCK (2)(3)        OWNERSHIP(3)             POWER(3)
----------------------               ------------       ------------        ------------             --------
Michael Levy................           5,000(4)         1,300,116(5)(6)         31.4%                     54.6%
9511 West River Street
Shiller Park, IL 60176

Clive Kabatznik.............          55,000(7)           210,000                6.4%                      9.3%
2665 S. Bayshore
Suite 702
Coconut Grove, FL 37137

FSA Stock Trust.............               0              953,660(5)(8)         23.0%                     40.0%
9511 West River Street
Shiller Park, IL  60176

Charles S. Goodwin..........           5,000(4)                 0                 *                         *
801 Old Post Road
Cotuit, MA 02635

John Mackey.................           5,000(4)                 0                 *                         *
1198 Pacific Coast
Highway
Seal Beach, CA 90470

All executive officers and
directors as a group (4
persons)                              70,000(9)         1,510,116               39.5%                     66.1%

----------------------

*        Less than 1%

(1) Beneficial ownership is calculated in accordance with Rule 13d-3 under the 1934 Act.

(2) Except as otherwise indicated, each of the parties listed has sole voting and investment power with respect to all shares of Class B Common Stock indicated below.

(3) For the purposes of this calculation, the Common Stock and the Class B Common Stock are treated as a single class of Common Stock. The Class B Common Stock is entitled to five votes per share, whereas the Common Stock is entitled to one vote per share.

(4) Includes 5,000 shares of Common Stock issuable upon exercise of options that are immediately exercisable.

(5) For purposes of Rule 13d-3 under the Exchange Act, such individual or entity is deemed to be the beneficial owner of the shares held pursuant to the terms of the FSAH Escrow Agreement, although such individual or entity disclaims ownership of such shares under South African law.

(6) Includes (i) 570,137 shares of Class B Common Stock owned by the FSA Stock Trust, (ii) 383,523 shares of Class B Common Stock issued to the FSAH Escrow Agent pursuant to the terms of the FSAH Escrow Agreement, for which the FSA Stock Trust may be deemed the beneficial owner and for which Mr. Levy has been granted a voting proxy and (iii) 36,452 shares of Class B Common Stock issued to the FSAH Escrow Agent pursuant to the terms of the FSAH Escrow Agreement, which shares correspond to a like number of shares of FSAH Class B Stock which was purchased by Mr. Levy upon the closing of the Europair acquisition. Also includes 310,004 additional shares of Class B Common Stock issued to the FSAH Escrow Agent, for which Mr. Levy has been granted a voting proxy. Mr. Levy's wife is the trustee, and his wife and their children are the beneficiaries, of the FSA Stock Trust. Mr. Levy disclaims ownership of all shares held by the FSA Stock Trust, as well as the additional shares held by the FSAH Escrow Agent for which he has been given a voting proxy. See "Certain Transactions." Excludes (i) 331,579 shares of Common Stock that the Company intends to issue to the FSAH Escrow Agent in connection with the Piemans Pantry acquisition and (ii) 186,000 shares of Common Stock that the Company intends to issue the FSAH Escrow Agent in connection with the Astoria acquisition, with respect to which the Company expects the FSAH Escrow Agent to grant an irrevocable proxy to Mr. Levy.

(7) Includes 55,000 shares of Common Stock issuable upon exercise of options that are immediately exercisable. Does not include 150,000 shares issuable upon exercise of options not exercisable within 60 days.

(8) Includes (i) 570,137 shares of Class B Common Stock owned by the FSA Stock Trust and (ii) 383,523 shares of Class B Common Stock issued to the FSAH Escrow Agent pursuant to the terms of the FSAH Escrow Agreement. See Certain Transactions - FSAH Escrow Agreement.

(9)      Represents   shares   issuable   upon  exercise  of  options  that  are
         immediately exercisable. Does not include 150,000 shares issuable upon exercise of options not exercisable within 60 days.

                               CONCURRENT OFFERING

         The registration statement of which this Prospectus forms a part also includes a Prospectus with respect to an offering by the Selling Securityholders of 650,000 shares of Common Stock and 650,000 Class B Warrants underlying the exercise of Class A Warrants and 650,000 shares of Common Stock underlying the exercise of such Class B Warrants, which may be sold in the open market, in privately negotiated transactions, or otherwise directly by the holders thereof, subject to each Selling Securityholder's agreement not to exercise the Selling Securityholder Warrants until January 24, 1997. Purchasers of the Selling Securityholder Warrants will not be subject to such restriction.

         An aggregate of 650,000 Bridge Warrants to purchase 650,000 shares of Common Stock at the price of $3.00 per share were originally issued to 40 Selling Securityholders in connection with the Bridge Financing. The Bridge Warrants automatically converted into 650,000 Class A Warrants on the closing of the Offering. See "Capitalization - Bridge Financing." To the Company's knowledge, there are no material relationships between any of the Selling Securityholders and the Company, nor have any such material relationships existed within the past three years.

         The Company will not receive any proceeds from the sale of any of the Selling Securityholder Warrants. Sales of the Selling Securityholder Securities or the potential of such sales may have an adverse effect on the market price of the securities offered hereby.

                            DESCRIPTION OF SECURITIES

GENERAL

         The authorized capital stock of the Company consists of an aggregate of 23,000,000 shares of Common Stock, par value $.01 per share, 2,000,000 shares of Class B Common Stock, par value $.01 per share, and 5,000,000 shares of Preferred Stock, par value $.01 per share. As of the date hereof, 1,842,500 shares of Class B Common Stock are outstanding. The following statements are summaries of certain provisions of the Company's Memorandum of Association, bye-laws and The Companies Act 1981 of Bermuda. These summaries do not purport to be complete and are qualified in their entirety by reference to the full Memorandum of Association and bye-laws which have been filed as exhibits to the Company's Registration Statement of which this Prospectus is a part.

UNITS

         Each Unit consists of one share of Common Stock, one Class A Warrant and one Class B Warrant. Each Class A Warrant entitles the holder to purchase one share of Common Stock and one Class B Warrant. Each Class B Warrant entitles the holder to purchase one share of Common Stock. The Common Stock, Class A Warrants and Class B Warrants comprising the Units were immediately separately transferable upon issuance.

COMMON STOCK

         Holders of Common Stock have one vote per share on each matter submitted to a vote of the shareholders and a ratable right to the net assets of the Company upon liquidation. Holders of the Common Stock do not have preemptive rights to purchase additional shares of Common Stock or other subscription rights. The Common Stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of Common Stock are entitled to share equally in dividends from legally available sources as determined by the Board of Directors, subject to any preferential dividend rights of the Preferred Stock (described below). Upon dissolution or liquidation of the Company, whether voluntary or involuntary, holders of the Common Stock are entitled to receive assets of the Company available for distribution to the shareholders, subject to the preferential rights of the Preferred Stock. All of the shares of Common Stock offered hereby are validly authorized and will be, when issued, fully paid and non-assessable.

CLASS B COMMON STOCK

         The Class B Common Stock and the Common Stock are substantially identical on a share-for-share basis, except that the holders of Class B Common Stock have five votes per share on each matter considered by shareholders and the holders of the Common Stock have one vote per share on each matter considered by shareholders, and except that the holders of each class will vote as a separate class with respect to any matter requiring class voting by The Companies Act 1981 of Bermuda.

         Each share of Class B Common Stock is automatically converted into one share of Common Stock upon (i) the death of the original holder thereof, or, if such shares are subject to a shareholders agreement or

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voting trust granting the power to vote such shares to another  original  holder of Class B Common Stock,  then upon the death of such other original holder,  or
(ii) the sale or transfer to any person  other than the  following  transferees:
(a) the spouse of a holder of Class B Common Stock; (b) any lineal descendants of a holder of Class B Common Stock, including adopted children (said descendants, together with the holder of Class B Common Stock and his or her spouse are hereinafter referred to as "Family Members"); (c) a trust for the sole benefit of a Class B Common shareholder's Family Members; (d) a partnership made up exclusively of Class B Common shareholders and their Family Members or a corporation wholly-owned by a holder of Class B Common Stock and their Family Members, and (e) any other holder of Class B Common Stock thereof. Presently, there are 1,842,500 shares of Class B Common Stock issued and outstanding. The difference in voting rights increases the voting power of the holders of Class B Common Stock and accordingly has an anti-takeover effect. The existence of the Class B Common Stock may make the Company a less attractive target for a hostile takeover bid or render more difficult or discourage a merger proposal, an
unfriendly  tender  offer,  a  proxy  contest,   or  the  removal  of  incumbent
management, even if such transactions were favored by the shareholders of the Company other than the holders of Class B Common Stock. Thus, the shareholders may be deprived of an opportunity to sell their shares at a premium over prevailing market prices in the event of a hostile takeover bid. Those seeking to acquire the Company through a business combination will be compelled to consult first with the holders of Class B Common Stock in order to negotiate the terms of such business combination. Any such proposed business combination will have to be approved by the Board of Directors, which may be under the control of the holders of Class B Common Stock, and if shareholder approval were required, the approval of the holders of Class B Common Stock will be necessary before any such business combination can be consummated.

REDEEMABLE WARRANTS

         Class A Warrants. Each Class A Warrant entitles the registered holder to purchase one share of Common Stock and one Class B Warrant, at an exercise price of $6.50, until January 24, 2001. Beginning January 24, 1997 (or earlier at the discretion of the Company with the consent of D.H. Blair), the Class A
Warrants are redeemable by the Company on 30 days' prior written notice at a redemption price of $.05 per Class A Warrant, if the "closing price" of the Company's Common Stock for any 30 consecutive trading days ending within 15 days of the notice of redemption averages in excess of $9.10 per share (subject to adjustment by the Company, as described below, in the event of any reverse stock split or similar events). "Closing price" shall mean the closing bid price, if listed in the over-the-counter market on Nasdaq, or the closing sale price if listed on the Nasdaq National Market or a national securities exchange. The notice of redemption will be sent to the registered address of the registered holder of the Class A Warrant. All Class A Warrants must be redeemed if any are redeemed; provided, however, that the Class A Warrants underlying the Unit Purchase Options may only be redeemed under limited circumstances. See "Warrant Solicitation Fee."

         Class B Warrants. Each Class B Warrant entitles the registered holder to purchase one share of Common Stock at an exercise price of $8.75 per share at any time after issuance until January 24, 2001. Beginning January 24, 1997 (or earlier at the discretion of the Company with the consent of D.H. Blair), the Class B Warrants are redeemable by the Company on 30 days' prior written notice at a redemption price of $.05 per Class B Warrant, if the closing price of the Company's Common Stock for any 30 consecutive trading days ending within 15 days of the notice of redemption averages in excess of $12.25 per share (subject to adjustment by the Company, as described below, in the event of any reverse, stock split or similar events). The notice of redemption will be sent to the registered address of the registered holder of the Class B Warrant. All Class B Warrants must be redeemed if any are redeemed; provided, however, that the Class B Warrants subject to the Unit Purchase Options may only be redeemed under limited circumstances. See "Description of Securities - Unit Purchase Options."

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



         General. The Class A Warrants and Class B Warrants (collectively, the "Warrants") were issued pursuant to a warrant agreement (the "Warrant Agreement") among the Company, D.H. Blair and American Stock Transfer & Trust Company as warrant agent (the "Warrant Agent"), and are evidenced by warrant certificates in registered form. The exercise price of the Warrants and the number and kind of shares of Common Stock or other securities and property to be obtained upon exercise of the Warrants are subject to adjustment in certain
circumstances   including  a  stock  split  of,  or  stock  dividend  on,  or  a subdivision, combination or recapitalization of, the Common Stock or the issuance of shares of Common Stock at less than the market price of the Common Stock. Additionally, an adjustment would be made upon the sale of all or substantially all of the assets of the Company for less than the market value, a merger or other unusual events (other than share issuances pursuant to employee benefit and stock incentive plans for directors, officers and employees of the Company) so as to enable holders of Warrants, to purchase the kind and number of shares or other securities or property (including cash) receivable in such event by a holder of the kind and number of shares of Common Stock that might otherwise have been purchased upon exercise of such Warrants. No adjustment for previously paid cash dividends, if any, will be made upon exercise of the Warrants.

         The exercise prices of the Warrants were determined by negotiation between the Company and D.H. Blair and should not be construed to be predictive of, or to imply that, any price increases will occur in the Company's securities.

         The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date (or earlier redemption date) of such Warrants at the offices of the Warrant Agent with the form of "Election of Purchase" on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by payment of the full exercise price (by certified or bank check payable to the order of the Company) for the number of Warrants being exercised. Shares of Common Stock issuable upon exercise of Warrants and payment in accordance with the terms of the Warrants will be fully paid and non-assessable.

         The Warrants do not confer upon the holders of Warrants any voting or other rights of the Shareholders of the Company. Upon notice to the holders of Warrants, the Company has the right in its sole discretion to reduce the exercise price or extend the expiration date of the Warrants. Although this right is intended to benefit the holders of Warrants, to the extent the Company exercises this right when the Warrants would otherwise be exercisable at a price higher than the prevailing market price of the Common Stock, the likelihood of exercise, and resultant increase in the number of shares outstanding, may result in making more costly, or impeding, a change in control in the Company.

         The description above is subject to the provisions of the Warrant Agreement, which has been filed as an exhibit to the Registration Statement, a copy of which this Prospectus forms a part, and reference is made to such exhibit for a detailed description thereof summarized here.

UNIT PURCHASE OPTIONS

         The Company granted to D.H. Blair the Unit Purchase Options to purchase up to 200,000 Units. The Units issuable upon exercise of the Unit Purchase Options will, when so issued, be identical to the Units offered in connection with the Offering, except that the warrants contained therein are subject to redemption by the Company, in accordance with the terms of the Warrant Agreement, at any time after the Unit Purchase Option has been exercised and the underlying warrants are outstanding. The Unit Purchase Options cannot be transferred, sold, assigned or hypothecated for three years, except to any officer of D.H. Blair or members of the selling group (in connection with the Offering) or their officers. The Unit Purchase Options are exercisable during the two year period commencing January 24, 1999 at an exercise price of $6.00 per Unit

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



(120% of the initial public offering price) subject to adjustments in certain events. The holders of the Unit Purchase Options have certain demand and piggyback registration rights.

PREFERRED STOCK

         The Company is authorized to issue up to 5,000,000 shares of Preferred Stock. The Board of Directors has the authority to issue this Preferred Stock in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights and terms of redemption (including sinking fund provisions) and liquidation preferences, without further vote or action by the stockholders. If shares of Preferred Stock with voting rights are issued, such issuance could affect the voting rights of the holders of the Company's Common Stock by increasing the number of outstanding shares having voting rights, and by the creation of class or series voting rights. If the Board of Directors authorizes the issuance of shares of Preferred Stock with conversion rights, the number of shares of Common Stock outstanding could potentially be increased by up to the authorized amount. Issuance of Preferred Stock could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company and may adversely affect the rights of holders of Common Stock. Also, Preferred Stock could have preferences over the Common Stock (and other series of preferred stock) with respect to dividend and liquidation rights. The Company currently has no plans to issue any Preferred Stock.

ANTI-TAKEOVER PROTECTIONS

         The voting provisions of the Common Stock and Class B Common Stock and the broad discretion conferred upon the Board of Directors with respect to the issuance of series of Preferred Stock (including with respect to voting rights) could substantially impede the ability of one or more shareholders (acting in concert) to acquire sufficient influence over the election of directors and other matters to effect a change in control or management of the Company, and the Board of Directors' ability to issue Preferred Stock could also be utilized to change the economic and control structure of the Company. As a result, such provisions, together with certain other provisions of the bye-laws summarized in the succeeding paragraph, may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in such shareholder's best interest, including attempts that might result in a premium over the market price for the Common Stock held by shareholders.

         The bye-laws establish an advance notice procedure for the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors at annual general meetings of shareholders. In general, notice of intent to nominate a director at such meeting must be received by the Company not less than 90 days prior to the meeting and must contain certain specified information concerning the person to be nominated or the matter to be brought before the meeting and concerning the shareholder submitting the proposal.

DIFFERENCES IN CORPORATE LAW

         The Companies Act 1981 of Bermuda differs in certain material respects from laws generally applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant provisions of The Companies Act (including any modifications adopted pursuant to the Company's bye-laws) applicable to the Company, which differ in certain respects from provisions of Delaware corporate law. The following statements are summaries, and do not purport to deal with all aspects of Bermuda law that may be relevant to the Company and its shareholders.

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



         Interested Directors. The bye-laws provide that any transaction entered into by the Company in which a director has an interest is not voidable by the Company nor can such director be liable to the Company for any profit realized pursuant to such transaction provided the nature of the interest is disclosed at the first opportunity at a meeting of directors, or in writing to the directors. Under Delaware law no such transaction would be voidable if (i) the material facts as to such interested directors' relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (ii) such material facts are disclosed or are known to the stockholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the stockholders or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, such interested director could be held liable for any transaction for which such director derived an improper personal benefit.

         Merger and Similar Arrangements. The Company may acquire the business of another Bermuda exempted company or a company incorporated outside Bermuda and carry on such business when it is within the objects of the Company's Memorandum of Association. See "Description of Securities - Certain Provisions of Bermuda Law." A shareholder may apply to a Bermuda court for a proper valuation of such shareholder's shares if such shareholder is not satisfied that fair value has been paid for such shares. The court ordinarily would not disapprove the transaction on that ground absent evidence of fraud or bad faith. Under Delaware law, with certain exceptions, any merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote.
Under Delaware law, a stockholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which such stockholder may receive cash in the amount of the fair market value of the shares held by such stockholder (as determined by a court or by agreement of the corporation and the stockholder) in lieu of the consideration such stockholder would otherwise receive in the transaction. Delaware law does not provide stockholders of a corporation with voting or appraisal rights when the corporation acquires another business through the issuance of its stock or other consideration (i) in exchange for the assets of the business to be acquired, (ii) in exchange for the outstanding stock of the corporation to be acquired or (iii) in a merger of the corporation to be acquired with a subsidiary of the acquiring corporation. Under Bermuda law, the Company's shareholders have the right to vote on (i) any compromise or arrangement between the Company and its shareholders, (ii) a take-over scheme for 100% of the Company's shares enabling the compulsory acquisition of a 10% minority interest (iii) an amalgamation (merger) of the Company and (iv) the discontinuance of the Company from Bermuda.

         Takeover. Bermuda law provides that where an offer is made for shares of another Company and, within four months of the offer the holders of not less than 90% of the shares which are the subject of the offer accept, the offeror may by notice require the nontendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the court within one month of the notice objecting to the transfer. The burden is on the dissenting shareholders to show that the court should exercise its discretion to enjoin the required transfer, which the court will be unlikely to do unless there is evidence of fraud or bad faith or collusion as between the offeror and the holders of the shares who have accepted the offer as a means of unfairly forcing out minority shareholders. Delaware law provides that a parent corporation, by resolution of its board of directors and without any shareholder vote, may merge with any 90% or more owned subsidiary. Upon any such merger, dissenting stockholders of the subsidiary would have appraisal rights.

         Shareholder's Suit. The rights of shareholders under Bermuda law are not as extensive as the right of shareholders under legislation or judicial precedent in many United States jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a

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


shareholder to commence an action in the name of the Company to remedy a wrong done to the Company where the act complained of is alleged to be beyond the corporate power of the Company or is illegal or would result in the violation of the Memorandum of Association and bye-laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of the Company's shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys fees incurred in connection with such action. Class actions and derivative actions generally are available to stockholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorney fees incurred in connection with such action.

         Indemnification of Directors. The Company may indemnify its directors or officers in their capacity as such in respect of any loss arising or liability attaching to them by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which a director or officer may be guilty in relation to the Company other than in respect of his own wilful default, wilful neglect, fraud or dishonesty. Under Delaware law, a corporation may adopt a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for breaches of the director's duty of loyalty, for acts or omission not in good faith or which involve intentional misconduct or knowing violations of law, for improper payment of dividends or for any transaction from which the director derived an improper personal benefit. Delaware law has provisions and limitations similar to Bermuda regarding indemnification by a corporation of its directors or officers, except that under Delaware law the statutory rights to indemnification may not be as limited.

         Inspection of Corporate Records. Members of the general public have the right to inspect the public documents of the Company available at the office of the Registrar of Companies in Bermuda which will include the Memorandum of Association (including its objects and powers) and any alteration to the Memorandum of Association and documents relating to an increase, reduction or other alteration of the Company's share capital. The shareholders have the additional right to inspect the bye-laws, minutes of general meetings and audited financial statements of the Company, which must be presented to the annual general meeting of shareholders. The register of shareholders of the Company is also open to inspection by shareholders without charge, and to members of the public for a fee. The Company is required to maintain its share register in Bermuda but may establish a branch register outside Bermuda. The Company is required to keep at its registered office a register of its directors and officers which is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records. Delaware law permits any shareholder to inspect or obtain copies of a corporation's shareholder list and its other books and records for any purpose reasonably related to such person's interest as a shareholder.

CERTAIN PROVISIONS OF BERMUDA LAW

         In a September 1, 1995 letter to the Company's Bermuda counsel, the Bermuda Monetary Authority approved the Company's application for "non-resident" status in Bermuda for exchange control purposes. The Bermuda Monetary Authority has granted permission for the issuance of the Units, Warrants and shares of Common Stock of the Company. Prior to the Offering, this Prospectus will be filed with the Registrar of Companies in Bermuda in accordance with Bermuda law.

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



         In granting such permission and in accepting this Prospectus for filing, neither the Bermuda Monetary Authority, nor the Registrar of Companies in Bermuda accepts any responsibility for the financial soundness of the Company or of the correctness of any of the statements made or opinions expressed in this Prospectus.

         The transfer of securities between persons regarded as resident outside Bermuda for exchange control purposes and the issue of securities after the completion of the Offering to such persons may be effected without specific consent under the Exchange Control Act 1972 and regulations thereunder. Issues and transfers of securities involving any person regarded as resident in Bermuda for exchange control purposes require specific prior approval under the Exchange Control Act 1972.

         Owners of the Company's shares of Common Stock who are non-residents of Bermuda for Bermuda exchange control purposes are not restricted in the exercise of the rights to hold or vote their shares. Because the Company has been designated as a non-resident for Bermuda exchange control purposes there are no restrictions on its ability to transfer funds in and out of Bermuda or to pay dividends to United States residents who are holders of the Company's Common Stock, other than in respect of local Bermuda currency.

         In accordance with Bermuda law, securities certificates are only issued in the names of corporations, partnership or individuals. In the case of an applicant acting in a special capacity (for example as a trustee), certificates may, at the request of the applicant, record the capacity, in which the applicant is acting. Notwithstanding the recording of any such special capacity the Company is not bound to investigate or incur any responsibility in respect of the proper administration of any such trust.

         The Company will take no notice of any trust applicable to any of its securities whether or not it had notice of such trust. Specifically, the Company has no obligation under Bermuda law to ensure that a Trustee who is holding shares of the Company subject to a trust is properly carrying out the terms of such trust.

         As an "exempted Company", the Company is exempt from Bermuda laws which restrict the percentage of share capital that may be held by non-Bermudians, but as an exempted Company the Company may not participate in certain business transactions including: (1) the acquisition or holding of land in Bermuda (except that required for its business and held by way of lease or tenancy for terms of not more than 21 years); (2) the taking of mortgages on land in Bermuda to secure an amount in excess of $50,000 without the consent of the Minister of Finance of Bermuda; (3) the acquisition of securities created or issued by, or any interest in, any local Company or business, other than certain types of Bermuda governmental securities of another "exempted" Company, partnership or other corporation resident in Bermuda but incorporated abroad; or (4) the carrying on of business of any kind in Bermuda, except in furtherance of the business of the Company carried on outside Bermuda or under a license granted by the Minister of Finance of Bermuda.

TRANSFER AGENT AND WARRANT AGENT

         The Company's transfer and warrant agent for the Units, Common Stock and Warrants is American Stock Transfer & Trust Company, New York, New York.

                           CERTAIN TAX CONSIDERATIONS

         The following discussion is a summary of certain anticipated tax consequences of the operations of the Company and of an investment in the Units, the Warrants and Common Stock under Bermuda tax laws and South African tax laws and United States federal income tax laws. The discussion does not deal with all possible tax consequences relating to the Company's operations or to an investment in the Units, Warrants

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


and Common Stock. In particular, the discussion does not address the tax consequences under state, local and other (e.g., non-United States federal, non-Bermuda) tax laws. Accordingly, each prospective investor should consult his or her tax advisor regarding the tax consequences of an investment in the [Units], Warrants and Common Stock. The discussion is based upon laws and relevant interpretation thereof in effect as of the date of this Prospectus, all of which are subject to change.

BERMUDA TAXATION

         The following discussion describes correctly certain tax consequences to the Company with respect to the Offering and with respect to ownership of shares of Units, Warrants and Common Stock under Bermuda law. The Company will not obtain an opinion of tax counsel with respect to tax consequences under Bermuda law.

         At the date hereof, there is no Bermuda income, corporation or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by the Company or its stockholders other than stockholders ordinarily resident in Bermuda. The Company is not subject to stamp or other similar duty on the issue, transfer or redemption of any of the Units, Warrants and Common Stock.

         The Company has obtained an assurance from the Minister of Finance of Bermuda under the Exempted Undertaking Tax Protection Act 1966 that, in the event there is enacted in Bermuda any legislation imposing tax computed on profits or income or computed on any capital assets, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not be applicable to the Company or to its operations, or to the shares, debentures or other obligations of the Company until March 28, 2016 except insofar as such tax applies to persons ordinarily resident in Bermuda and holding such shares, debentures or other obligations of the Company or any real property or leasehold interests in Bermuda owned by the Company. No reciprocal tax treaty affecting the Company exists between Bermuda and the United States.

         As an exempted Company, the Company is liable to pay in Bermuda a registration fee based upon its authorized share capital and the premium on its issued shares at a rate not exceeding $25,000 per annum.

SOUTH AFRICA - TAXATION

         The following discussion describes correctly certain tax consequences to the Company with respect to the Offering and with respect to ownership of Units, Warrants and Common Stock under South African law.

         Taxation of the Company. Dividends received by the Company will not be subject to South African withholding tax. Interest received by the Company will not be subject to South African tax provided the Company is not managed and controlled in South Africa. It is intended that the Company will not be managed and controlled in South Africa. Royalties received by the Company from South Africa will be subject to a flat rate of taxation equivalent to 12% of the gross value of such royalties.

Taxation of FSAH

         Income Tax. Income tax is levied in South Africa on income which is classified as being of a "revenue" nature. Income of a capital nature is not currently subject to tax. The current corporate income tax rate is 35%. Dividends to be received by FSAH from its subsidiaries will be exempt from income tax. Interest received by FSAH will be subject to income tax. No assurance can be given that proceeds derived by FSAH

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



from the sale of its investments in underlying companies will not be subject to South African corporate income tax at a rate of 35%. Although an exemption from tax is available under the South African Income Tax Act, an application by the Company to take advantage of such exemption was not granted. Based on this denial, the Company's income may be subject to South African income tax at a rate of 35%. However, the denial of the application is not dispositive of the ultimate tax treatment of the Company's realization gains, and although no assurance can be given as to the tax treatment of such gains, the Company believes that based on its investment policy of acquiring, owning and operating closely-held South African companies, its realization gains will be held to be of a capital nature. South Africa does not currently impose any tax on capital gains. However, no assurance can be given that a capital gains tax will not be introduced in the future.

         Secondary Tax on Companies. A Company declaring a dividend becomes liable to an additional tax known as secondary tax on companies ("STC"). STC is levied at the rate of 12.5% on the difference between dividends declared by a Company and dividends received by that Company in any given "dividend cycle." An exemption from STC is available in respect of dividends declared by one South African Company which is a wholly owned subsidiary of another South African Company, where the subsidiary derives at least 90% of its profits from its sources within South Africa and has notified the Commissioner for Inland Revenue that it is availing itself of the exemption. The exemption will be available in respect of dividends declared by wholly-owned subsidiaries of FSAH to FSAH. Dividends declared by FSAH to the Company will be subject to STC.

         Marketable Securities Tax and Stamp Duty. Any listed securities purchased by FSAH through a stockbroker will be subject to marketable securities tax. The current rate of marketable securities tax is 0.5% of the acquisition price. Unlisted securities are subject to the payment of stamp duty at the rate of 0.5% of the greater of the acquisition price or market value.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

         The following is a general summary of certain United States federal income tax consequences to a United States citizen or resident individual, a United States corporation, a United States partnership, a trust in which one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust and a U.S. court is able to exercise primary supervision over the administration of the trust, or an estate subject to United States tax on all of its income regardless of source, who purchases Warrants subsequent to the Registration hereunder (each a "United States Investor") and holds such Warrants and the underlying Common Stock and Warrants as a capital asset. This summary is provided for general information only and does not purport to address all the United States tax consequences that may be relevant to a United States Investor, including without limitation the treatment of certain types of United States Investors (e.g., persons who own, directly or constructively, at least 10% of the voting power or value of the Company's outstanding stock, qualified plans, financial institutions, insurance companies, tax-exempt organizations or other persons subject to special treatment under United States federal income tax laws) or persons other than United States Investors, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, it does not discuss any state, local, foreign or minimum income or other tax considerations. The discussion is based upon the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively.

         PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THEIR PARTICULAR CIRCUMSTANCES AND THE EFFECT OF ANY UNITED STATES FEDERAL, STATE, LOCAL OR FOREIGN TAXES TO WHICH THEY MAY BE SUBJECT.

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



Taxation of the Company and its Subsidiaries

         In general, the Company and its foreign subsidiaries will be subject to United States federal corporate income tax only to the extent they have income which has its source in the United States or is effectively connected with a United States trade or business. It is not anticipated that either the Company or any of its foreign subsidiaries will be engaged in a trade or business in the United States.

         The United States subsidiary of the Company will be subject to United States federal income taxation on its worldwide income, if any (subject to reduction by allowable foreign tax credits), and distributions by such United States subsidiary to the Company generally will be subject to United States withholding taxes. There is no income tax treaty between the United States and Bermuda.

Taxation of Purchasers of Warrants

         Warrants. Upon a sale or exchange of a Warrant, a holder will recognize capital gain or loss equal to the difference between the amount realized upon the sale or exchange and the amount paid by the holder for such Warrant. Such gain or loss will be long-term if, at the time of the sale or exchange, the Warrant was held for more than one year. Long-term capital gains of non-corporate taxpayers are generally taxed at more favorable rates than ordinary income or short-term capital gains. Adjustments to the exercise price or conversion ratio, or the failure to make adjustments, may result in the receipt of a constructive dividend by the holder.

         Upon the exercise of a Warrant, a holder's tax basis in the interest acquired will be equal to his tax basis in the Warrant plus the exercise price of the Warrant. In the case of the exercise of a Class A Warrant, such basis must be allocated between the Common Stock and the Class B Warrant received in proportion to their relative fair market values. His holding period with respect to such interest will commence on the day after the date of exercise. If a Warrant expires without being exercised, the holder will have a capital loss equal to his tax basis in the Warrant as if the Warrant had been sold on such date for no consideration.

         Common Stock. A United States Investor receiving a distribution on the Common Stock generally will be required to include such distribution in gross income as a taxable dividend to the extent such distribution is paid from the current or accumulated earnings and profits of the Company (determined under United States federal income tax principles). Subject to the discussion below under "Certain Special Rules," distributions in excess of the earnings and profits of the Company generally will first be treated as a nontaxable return of capital to the extent of the United States Investor's tax basis in the Common Stock and any excess as capital gain. Dividends received on the Common Stock by United States corporate shareholders will not be eligible for the corporate dividends received deduction.

         With certain exceptions and subject to the discussion below under "Certain Special Rules," gain or loss on the sale or exchange of the Common Stock will be treated as capital gain or loss. Such capital gain or loss will be long-term capital gain or loss if the United States Investor has held the Common Stock for more than one year at the time of the sale or exchange.

Certain Special Rules

         Special rules, if applicable, may require United States Investors to include certain amounts in income before it is actually received. The rules are coordinated so that the same amount will not be taxed more than

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



once. The Company intends to manage its affairs or the affairs of its subsidiaries so as to attempt to avoid or minimize any adverse impact of these rules, to the extent consistent with its other business goals.

         Passive Foreign Investment Companies ("PFICs"). If the Company is a PFIC, each United States Investor would, upon receipt of certain distributions from the Company or a disposition of his shares of Common Stock received upon exercise of the Warrants at a gain, be liable for income tax computed at the highest applicable rate as if such distribution or gain had been recognized ratably over the United States Investor's holding period for the Common Stock, plus interest on the tax allocable to prior years included within such holding period. Such tax and interest charge will be payable by the United States Investors for the years in which the distribution or gain is actually realized regardless of whether losses, credits or other tax benefits would have been available to the United States Investor to offset such income if it had actually been realized in such prior taxable years. Under Proposed Regulations which would be effective retroactively, a Warrant would be treated in the same manner as stock, and for this purpose the holding period of stock acquired through the exercise of an option includes the period during which the option was held.

         The Company will be treated as a PFIC if in the tax year or any prior tax year either (a) 75% or more of the gross income of the Company is passive income, or (b) at least 50% of the average percentage of assets of the Company (by value, or in the case the Company is a "controlled foreign corporation" or makes an election, based on the adjusted basis (for purposes of computing earnings and profits under U.S. tax law) of the Company's assets) produce or are held for the production of passive income ("passive assets"). Under special "look through" rules, the Company is considered to own its pro rata share of the gross income and assets of any corporation in which the Company owns (or is considered to own) 25% or more of the stock (by value). Passive income for purposes of the PFIC rules generally includes dividends, interest and other types of investment income. Under the "start-up exception", a corporation which would otherwise be a PFIC for its initial year will not be treated as a PFIC for such tax year if it does not meet the income or asset test for each of the next two years. The Company believes that it was not a PFIC during its initial tax year ended June 30, 1996. However, even in the event the Company were a PFIC, the Company believes that it will qualify for the "start-up exception", and therefore will not be considered a PFIC during its initial year. Although the Company intends to manage its affairs to avoid the application of the PFIC rules to the extent possible, no assurance can be given since the determination depends on future events.

         Under certain circumstances, if the Company were to become a PFIC, distributions and dispositions in respect of shares in a direct or indirect foreign corporate subsidiary of the Company may be attributed in whole or in part to a United States Investor, and such United States Investor may be taxed under the PFIC rules with respect to such distributions or dispositions. The
Company does not anticipate, however, that any of its foreign corporate subsidiaries will be treated as PFICs based on the active nature of their operations, and the Company intends to manage its affairs to avoid the application of this rule, if possible.

         Because there is a risk that the Company may be treated as a PFIC, each United States Investor should consider whether to elect to treat the Company as a "qualified electing fund" ("QEF"). If such election is made, the tax treatment described above will not apply; instead, the electing shareholder will be required to include currently in taxable income his pro rata share of the Company's ordinary earnings (as ordinary income) and a pro rata portion of the Company's net capital gains (as long-term capital gain), whether or not distributions with respect to such earnings or gains are actually made to such shareholder. If the United States Investor makes the QEF election for the first tax year in which the Company is a PFIC, the investor will be required to include its share of such income only for tax years in which the Company meets either the income test or the asset test and not in other tax years. Once made, the QEF election will be effective for the tax year and all subsequent tax years, and may be revoked only with the consent of the United States Internal Revenue Service. If the QEF election (or certain other available elections) are not made but the Company had been a PFIC for any prior year, any distributions and gains on disposition of the Common Stock realized by a United States Investor at any time will be treated as though such amounts had been received while the Company was a PFIC and will be subject to taxation and interest charges on the tax allocable to prior years as described above, even though the Company does not meet the income or asset tests to be characterized as a PFIC in such year.

         The Company intends to notify United States Investors in the event that it concludes that it will be treated as a PFIC for any taxable year to enable United States Investors to consider whether to elect to treat the Company as a QEF, although the Company has no duty to make such determination. In addition, if a United States Investor elects to have the Company treated as a QEF, the Company will use its reasonable efforts to comply with the applicable information reporting requirements necessary for the United States Investor to comply with the QEF rules.

         Foreign Personal Holding Companies ("FPHCs"). If the Company is classified as an FPHC, each United States Investor who owns (or is deemed to own) Common Stock on the last day of the Company's tax year would be treated as if his pro rata share of the Company's undistributed FPHC income (generally, taxable income computed as if it were a domestic corporation with certain adjustments), including its share of any undistributed FPHC income of any subsidiary which is owned through a chain of FPHCs as a distribution on the last day of its taxable year. Similar rules apply to tax United States Investors directly on the undistributed income of an indirect foreign subsidiary which is owned by a foreign corporation which is not an FPHC. United States Investors who dispose of their Common Stock prior to such date generally would not be subject to tax under these rules. Certain tax reporting requirements apply to United States Investors who own 5% or more of the value of the outstanding stock of an FPHC.

         A foreign corporation will be classified as an FPHC if (a) five or fewer individuals, who are United States citizens or residents would, directly or indirectly, own more than 50% of the corporation's stock (measured by voting power or value) and (b) the corporation receives at least 60% of its gross income (regardless of source), as specifically adjusted, from certain passive sources. After a corporation becomes an FPHC, the income test percentage for each subsequent taxable year is reduced to 50%.

         Although the Company will likely meet the shareholder test, the Company does not believe that it, or any of its foreign operating subsidiaries, will satisfy the income test, and accordingly they should not be classified as FPHCs. No assurances, however, can be given since the determination is based on future events.

         If the Company is treated both as an FPHC and a PFIC, and a United States Investor has made a QEF election, the income of the Company will only be taxed to such United States Investor under the FPHC rules and not under the QEF rules applicable to the Company as a PFIC. Income which has been taxed to a United States Investor under the FPHC rules is not thereafter subject to tax under the PFIC rules.

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Backup Withholding and Other Rules

         To prevent United States federal backup withholding equal to 31% of any dividend with respect to the Common Stock and any proceeds from the sale, exchange or redemption of the Common Stock or Warrants which are paid through a United States broker or agent, each United States Investor must either (a) qualify as an exempt payee (e.g., a corporation) and demonstrate this fact when required, or (b) notify the United States payor of such stockholder's United States taxpayer identification number (or certify that it has applied for a taxpayer identification number), certify that it is not subject to backup withholding and otherwise comply with the backup withholding rules. Backup withholding is not an additional tax; rather, the stockholder is entitled to a credit against his United States federal income tax for the amount of any backup withholding. In addition, a United States Investor who fails to furnish its taxpayer identification number may be subject to a penalty.

         A United States Investor who owns or acquires 5% or more in value of the Company's stock may be required to file certain additional reports with respect to the Company with the United States Internal Revenue Service.

         THE FOREGOING DISCUSSION OF CERTAIN UNITED STATES FEDERAL TAX CONSEQUENCES IS NOT TAX ADVICE. EACH PERSON CONSIDERING THE PURCHASE OF WARRANTS SHOULD CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO HIM OR HER OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE WARRANTS, AND THE UNDERLYING COMMON STOCK AND WARRANTS, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS AND OF CHANGES IN APPLICABLE TAX LAWS.

                         SHARES ELIGIBLE FOR FUTURE SALE

         On the date of this Prospectus, the Company has outstanding an aggregate of 2,300,000 shares of Common Stock and 1,842,500 shares of Class B Common Stock, which shares of Class B Common Stock are held by 8 holders. In addition, an aggregate of 6,000,000 shares of Common Stock are issuable upon exercise of the Class A and Class B Warrants included in the Units and 1,300,000 shares of Common Stock are issuable upon the exercise of the Selling Securityholder Securities. The 2,300,000 shares included in the Units sold in connection with the Offering are freely transferable without restriction under the Securities Act except for any shares purchased by any person who is or thereby becomes an "affiliate" of the Company, which shares will be subject to the resale limitations contained in Rule 144 promulgated under the Securities Act. All of the 1,842,500 shares of Class B Common Stock outstanding prior to this Offering are "restricted securities" as that term is defined under Rule 144 and may not be sold publicly unless they are registered under the Securities Act or are sold pursuant to Rule 144 or another exemption from registration. See "Certain Transactions." The Company anticipates that an additional 331,539 shares of Common Stock and 186,000 shares of Common Stock will be issued during the second quarter of fiscal year 1997 to the FSAH Escrow Agent in connection with the Company's acquisitions of Pieman's Pantry and Astoria, respectively. See "Certain Transactions -FSAH Escrow Agreements." None of the shares of Class B Common Stock issued prior to the Company's initial public offering will be eligible for sale under Rule 144 until September 1997.

         In general, under Rule 144, as currently in effect, a person (or persons whose shares are aggregated) may sell within any three-month period a number of restricted shares beneficially owned for at least two years which does not exceed the greater of 1% of the then outstanding shares of such class of securities or the average weekly trading volume during the four calendar weeks prior to such sale. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice and the availability of current public

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information   about  the  Company.   Rule  144  also   permits,   under  certain
circumstances, the sale of shares beneficially owned for at least three years by a person who is not an affiliate of the Company without regard to the volume or other resale limitations. For shares issued in consideration of an unsecured or non-recourse promissory note, the holding period does not commence until the note is paid in full. The above is a brief summary of Rule 144 and is not intended to be a complete description of the Rule.

         The holders of all of the outstanding shares of Class B Common Stock have agreed not to sell, assign or transfer any of their shares of Common Stock, options or warrants until after February 28, 1997 without the prior consent of D.H. Blair.

         Pursuant to registration rights granted in connection with the Bridge Financing, the Company, concurrently with the offering, is registering for resale on behalf of the Selling Stockholders, the Selling Stockholder Securities subject to the contractual restriction that the Selling Securityholders agreed not to exercise the Selling Securityholder Warrants until after January 24, 1997. See "Concurrent Offering."

         D.H. Blair also has demand and piggyback registration rights with respect to the securities underlying the Unit Purchase Options.

         No predictions can be made of the effect, if any, that sales of Common Stock or the availability of Common Stock for sale will have on the market price of such securities prevailing from time to time. Nevertheless, sales of substantial amounts of Common Stock or other securities of the Company in the public market could adversely affect prevailing market prices.

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                            WARRANT SOLICITATION FEE

         The Company has agreed not to solicit Warrant exercises other than through D.H. Blair unless D.H. Blair declines to make such solicitation. Upon exercise of the Warrants commencing January 24, 1997, the Company will pay D.H. Blair a fee of 5% of the aggregate exercise price if (i) the market price of the Company's Common Stock on the date the Warrant is exercised is greater than the then exercise price of the Warrant; (ii) the exercise of the Warrant was solicited by a member of the NASD; (iii) the warrantholder designates in writing that the exercise of the Warrant was solicited by a member of the NASD and designates in writing the broker-dealer to receive compensation for such exercise; (iv) the Warrant is not held in a discretionary account; (v) disclosure of compensation arrangements was made both at the time of the offering and at the time of exercise of the Warrant; and (vi) the solicitation of exercise of the Warrants was not in violation of Rule 10b-6 promulgated under the 1934 Act or respective state blue sky laws. Any costs incurred by the Company in connection with the exercising of the Warrants shall be borne by the Company.

         Rule 10b-6 may prohibit Blair & Co., Inc. ("Blair") a selling group member which distributed substantially all of the Units offered in connection with the Company's initial public offering, from engaging in any market making activities with regard to the Company's securities for the period from nine business days (or such other applicable period as Rule 10b-6 may provide) prior to any solicitation by D.H. Blair of the exercise of Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that D.H. Blair may have to receive a fee for the exercise of Warrants following such solicitation. As a result, Blair may be unable to provide a market for the Company's securities during certain periods while the Warrants are exercisable.

         The Commission is conducting an investigation concerning various business activities of D.H. Blair and Blair. The investigation appears to be broad in scope, involving numerous aspects of D.H. Blair's and Blair's compliance with the Federal securities laws and compliance with the Federal securities laws by issuers whose securities were underwritten by D.H. Blair or Blair or in which D.H. Blair or Blair made over-the-counter markets, persons associated with D.H. Blair or Blair, such issuers and other persons. The Company has been advised by D.H. Blair that the investigation has been ongoing since at least 1989 and that it is cooperating with the investigation. D.H. Blair cannot predict whether this investigation will ever result in any type of formal enforcement action against D.H. Blair or Blair or, if so, whether any such action might have an adverse effect on D.H. Blair or the securities offered hereby. An unfavorable resolution of the Commission's investigation could have the effect of limiting such firm's ability to make a market in the Company's securities, which could affect the liquidity or price of such securities.

                                  LEGAL MATTERS

         The validity of the Securities offered hereby has been passed upon for the Company by Conyers, Dill & Pearman, Bermuda counsel for the Company. Certain legal matters have been passed upon for the Company by Parker Chapin Flattau & Klimpl, LLP, New York, New York, United States counsel for the Company. A partner of Parker Chapin Flattau & Klimpl, LLP owns shares of the Company's Class B Common Stock. Certain other legal matters have been passed on by Webber Wentzel Bowens, Johannesburg, South Africa, South African counsel for the Company.

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                                     EXPERTS

         The Consolidated Balance Sheets of the Company at June 30, 1996 and 1995, the Consolidated Statements of Income and Cash Flows for the year ended June 30, 1996, four months ended June 30, 1995 and the years ended February 28, 1995 and 1994, and the Consolidated Statements of Changes in Stockholders' Investment for the period February 28, 1993 to June 30, 1996, appearing in this Prospectus and Registration Statement have been audited by Price Waterhouse, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                       ENFORCEABILITY OF CIVIL LIABILITIES

         The Company is organized under the laws of Bermuda. Certain of the directors and officers of the Company, and the South African experts named herein, are or may be residents of Bermuda or South Africa and all or a substantial portion of the assets of the Company and such persons are or may be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon such persons, or to enforce against them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the United States federal securities laws. The Company understands that the United States does not currently have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters with Bermuda or South Africa and that there is doubt (i) whether a final judgment for the payment of money rendered by a federal or state court in the United States based on civil liability, whether or not predicated upon the civil liability provisions of the United States federal securities laws, would be enforceable in Bermuda or South Africa against the Company or certain of the Company's officers and directors, and (ii) whether an action could be brought in Bermuda or South Africa against the Company or certain of the Company's officers and directors in the first instance on the basis of liability predicated solely upon the provisions of the United States federal securities laws.

                             ADDITIONAL INFORMATION

         The  Company  has  filed  with  the  Commission,  Washington,  D.C.,  a
Registration Statement on Form S-1 under the Securities Act of 1933, as amended, with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in such Registration Statement and the exhibits thereto. For further information with respect to the Company and the Units, reference is hereby made to the Registration Statement, and exhibits and schedules thereto which may be inspected without charge at the public reference facilities maintained at the principal office of the Commission at 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained upon written request from the Public Reference Branch of the Commission, 450 Fifth Street, Room 1024, N.W, Washington, D.C. 20549, at prescribed rates. Reference is made to the copies of any contracts or other documents filed as exhibits to the Registration Statement. Electronic registration statements made through the Electronic Data Gathering Analysis and Retrieval System are publicly available through the Commission's Web Site (http:\\www.sec.gov.).

                         FIRST SOUTH AFRICA CORP., LTD.

                          INDEX TO FINANCIAL STATEMENTS



         FIRST SOUTH AFRICA CORP., LTD.

               Report of the independent auditors                           F-2

               Consolidated Balance Sheets at June 30, 1996 and 1995        F-3

               Consolidated  Statements  of Income  for the year ended June
                    30, 1996, four months ended June 30, 1995 and the years
                    ended February 28, 1995 and 1994                        F-5

                Pro forma Consolidated Statements of Income for the years
                    ended June 30, 1996 and 1995 (Unaudited)                F-6

                Consolidated Statements of Cash Flows for the year ended
                    June 30, 1996, four months ended June 30, 1995 and the
                    years ended February 28, 1995 and 1994                  F-7

                Consolidated Statements of Changes in Stockholders'
                    Investment for the period February 28, 1993 to
                    June 30, 1996                                           F-8

                Notes to the Consolidated Financial Statements for the year ended June 30, 1996, four months ended June 30, 1995
                    and the years ended February 28, 1995 and 1994          F-9

                         FIRST SOUTH AFRICAN CORP., LTD.
                       REPORT OF THE INDEPENDENT AUDITORS




To the Board of Directors
of First South Africa Corp., Ltd.


           In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, of cash flows and of changes in stockholders' investment present fairly, in all material respects, the financial position of First South Africa Corp., Ltd. and its subsidiaries at June 30, 1996 and 1995, and the results of their operations and their cash flows for the year ended June 30, 1996, four months ended June 30, 1995 and the years ended February 28, 1995 and 1994 in conformity with generally accepted accounting principles in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


/s/ Price Waterhouse

Price Waterhouse
Sandton, South Africa
September 27, 1996

                         FIRST SOUTH AFRICA CORP., LTD.

                           CONSOLIDATED BALANCE SHEETS


                                                                ASSETS


                                                  JUNE 30, 1996    JUNE 30, 1995
                                                   -----------      -----------
                                                        $                $
                                                   -----------      -----------
CURRENT ASSETS
     Cash on hand                                    4,682,035          744,251
     Trade accounts receivable                       5,833,542        2,287,572
     Less: Allowances for bad debts                   (402,333)        (232,442)
                                                   -----------      -----------
                                                     5,431,209        2,055,130

Inventories (net)                                    2,510,868        1,232,728
Prepaid expenses and other current assets              451,551          188,937
                                                   -----------      -----------

     TOTAL CURRENT ASSETS                           13,075,663        4,221,046
Property, plant and equipment                        9,000,334        1,854,831
Less: Accumulated depreciation                      (2,119,912)        (320,529)
                                                   -----------      -----------
                                                     6,880,422        1,534,302
Goodwill                                               408,541             --
Recipes and other intellectual property              2,848,532             --
Other assets                                           318,286           16,224
Deferred income taxes                                   73,550           10,145
Loan to related company                                   --            145,823
                                                   -----------      -----------
                                                    23,604,994        5,927,540
                                                   ===========      ===========

                    LIABILITIES AND STOCKHOLDERS' INVESTMENT

CURRENT LIABILITIES
     Bank overdraft payable                            745,724          270,822
     Current portion of long term debt               2,101,799          147,126
     Trade accounts payable                          2,162,257          479,179
     Other provisions and accruals                   1,923,371        1,369,663
     Income taxes payable                            1,518,095          430,127
                                                   -----------      -----------
              TOTAL CURRENT LIABILITIES              8,451,246        2,696,917
Long term debt                                       2,361,372          954,717
Loan from related company                                 --            257,909
                                                   -----------      -----------
          TOTAL LIABILITIES                         10,812,618        3,909,543
                                                   ===========      ===========

                         FIRST SOUTH AFRICA CORP., LTD.

                           CONSOLIDATED BALANCE SHEETS

              LIABILITIES AND STOCKHOLDERS'S INVESTMENT (CONTINUED)

STOCKHOLDERS' INVESTMENT

CAPITAL STOCK:
FIRST SOUTH AFRICA CORP., LTD:
     A CLASS COMMON STOCK, $0.01 PAR VALUE -
     AUTHORIZED 23,000,000 SHARES; ISSUED AND
     OUTSTANDING 2,200,000                                  22,000           --

     B CLASS COMMON STOCK, $0.01 PAR VALUE-
     AUTHORIZED 2,000,000 SHARES; ISSUED AND
     OUTSTANDING 1,942,500 (SEE FOOTNOTE 24)                19,701           --

     PREFERRED STOCK, $0.01 PAR VALUE-
     AUTHORIZED 5,000,000 SHARES; ISSUED AND
     OUTSTANDING NIL SHARES                                   --             --

     CAPITAL IN EXCESS OF PAR                           18,518,986           --

LS PRESSINGS (PTY) LTD
     COMMON STOCK, R1 PAR VALUE - AUTHORIZED, ISSUED
     AND OUTSTANDING 3 MILLION SHARES IN 1995                 --          460,978

STARPAK (PTY) LTD
     COMMON STOCK, R1 PAR VALUE - AUTHORIZED 4,000
     SHARES; ISSUED AND OUTSTANDING 1,250 SHARES IN
     1995                                                     --            1,010

     CAPITAL IN EXCESS OF PAR                                 --          746,790

RETAINED EARNINGS                                       (3,887,407)     1,850,153
FOREIGN CURRENCY TRANSLATION ADJUSTMENTS                (1,888,211)    (1,040,934)
INCOME RESTRICTED AS TO DISTRIBUTION                         7,307           --
                                                       -----------    -----------
                                                        23,604,994      5,927,540
                                                       ===========    ===========

                         FIRST SOUTH AFRICA CORP., LTD.

                        CONSOLIDATED STATEMENTS OF INCOME


                                                                           YEAR ENDED    YEAR ENDED
                                          JULY 1, 1995 TO   MARCH 1, TO     FEBRUARY      FEBRUARY
                                           JUNE 30, 1996   JUNE 30, 1995    28, 1995      28, 1994
                                                 $              $              $              $
                                            -----------    -----------    -----------    -----------
Revenues                                     14,911,097      3,297,507      8,826,856      6,851,457
                                            -----------    -----------    -----------    -----------

Operating expenses
    Cost of sales                             8,385,511      1,881,686      5,058,749      4,513,384
      Selling, general and administrative
      costs                                   5,134,431      1,081,120      3,120,334      1,900,760
      Non cash compensation charge            6,314,000           --             --             --
                                            -----------    -----------    -----------    -----------
                                             19,833,942      2,962,806      8,179,083      6,414,144
                                            -----------    -----------    -----------    -----------
Operating (loss)/income                      (4,922,845)       334,701        647,773        437,313

Other income                                    539,636         43,145         40,830         64,966
Interest expense                               (865,733)       (18,801)      (152,163)      (180,960)
                                            -----------    -----------    -----------    -----------

(Loss)/income before income taxes            (5,248,942)       359,045        536,440        321,319
Provision for taxes on income                  (488,618)      (145,216)      (222,558)      (113,403)
                                            -----------    -----------    -----------    -----------

Net (loss)/income                            (5,737,560)       213,829        313,882        207,916
                                            -----------    -----------    -----------    -----------

Net loss per share                               ($3.03)

Weighted average number of shares             1,893,463
outstanding

                         FIRST SOUTH AFRICA CORP., LTD.

                   PROFORMA CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)
                               YEARS ENDED JUNE 30



                                                        1996            1995
                                                         $               $
                                                    -----------     -----------
Revenues                                             36,907,198      33,062,715
                                                    -----------     -----------

Operating expenses
   Cost of sales                                     19,555,997      17,983,400
   Selling, general and administrative costs         13,670,868      12,110,748
   Non cash compensation charge                       6,314,000            --
                                                    -----------     -----------
                                                     39,540,865      30,094,148
                                                    -----------     -----------
Operating (loss)/income                              (2,633,667)      2,968,567

Other income                                            832,519         466,356
Interest expense                                     (1,428,617)       (768,413)
                                                    -----------     -----------
(Loss)/income before income taxes                    (3,229,765)      2,666,510
Provision for taxes on income                        (1,293,084)       (944,383)
                                                    -----------     -----------
Net (loss)/income                                    (4,522,849)      1,722,127

Net (loss)\profit per share                         ($     1.34)    $      0.51

Weighted average number of shares
outstanding                                           3,374,079       3,374,079

         The  pro  forma   information  has  been  prepared  assuming  that  the
acquisitions prior to June 30, 1996 had taken place and that operations had commenced on July 1, 1994.

         The proforma information does not purport to be indicative of the results that would have actually been obtained if the acquisitions prior to June 30, 1996 had occurred at the beginning of the period nor is it indicative of future results.

                         FIRST SOUTH AFRICA CORP., LTD.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                        YEAR ENDED       YEAR ENDED
                                                      JULY 1, TO      MARCH 1, TO        FEBRUARY         FEBRUARY
                                                     JUNE 30, 1996    JUNE 30, 1995      28, 1995         28, 1994
                                                           $               $                 $                $
                                                      ----------       ----------       ----------       ----------
Cash flows from operating activities:
    Net (loss)/income                                 (5,737,560)         213,829          313,882          207,916
Adjustments to reconcile net (loss)/income to net
cash provided by operating activities
    Non-cash compensation charge                       6,314,000             --               --               --
    Depreciation                                         345,884           50,678           92,746           82,988
    Amortization of other assets                          49,873             --               --               --
    Deferred income taxes                                (90,559)            --            (69,295)           5,363
    Net (gain)/loss on sale of assets                    (22,523)           1,320           19,636            3,526
    Effect of changes in assets and liabilities           10,185          (94,090)         (23,012)         (65,840)
    Assets acquired at a discount                          7,307             --               --               --
                                                      ----------       ----------       ----------       ----------
Net cash provided by operating activities                876,607          171,737          333,957          233,953
                                                      ----------       ----------       ----------       ----------

Cash flows from investing activities:

Net additions to property, plant and equipment          (453,768)        (166,124)        (327,039)        (255,454)
Other assets (acquired)/disposed                        (704,117)         (16,502)          22,053           (5,188)
Decrease/(increase) in loans to related companies        145,823             (280)          45,241           94,418
Acquisition of subsidiaries (net of cash of $4,746)   (4,498,043)            --               --               --
                                                      ----------       ----------       ----------       ----------

Net cash used in investing activities                 (5,510,105)        (182,906)        (259,745)        (166,224)
                                                      ----------       ----------       ----------       ----------

Cash flows from financing activities:

Net borrowings/(repayments) in bank overdraft            135,941          119,473          (26,269)         (24,815)
Net (repayments)/borrowings of long term debt         (1,525,613)          93,202           93,618           68,616
Net (repayments)/borrowings in loans from related
parties                                                 (880,034)            --             30,473          (66,408)
Net repayments of loans from stockholders                137,656             --               --               --
Net borrowings/(repayments) in short term debt         1,954,673             --             81,972          (11,835)
Net proceeds on stock issues                           9,197,446             --               --               --
                                                      ----------       ----------       ----------       ----------

Net cash provided by financing activities              9,020,069          212,675          179,794          (34,442)
                                                      ----------       ----------       ----------       ----------

Effect of exchange rate changes as cash                 (448,787)          (9,783)         (16,573)         (31,301)
                                                      ----------       ----------       ----------       ----------

Net increase in cash on hand                           3,937,784          191,723          237,433            1,986
Cash on hand at beginning of period                      744,251          552,528          315,095          313,109
                                                      ----------       ----------       ----------       ----------

Cash on hand at end of period                          4,682,035          744,251          552,528          315,095
                                                      ==========       ==========       ==========       ==========

                         FIRST SOUTH AFRICA CORP., LTD.

         CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' INVESTMENT

                                 [PART 1 OF 2]

                                            Capital stock                         Capital          Capital          Capital in
                                            First South                          Stock LS           Stock          excess of par
                                            Africa Corp.,     Capital in         Pressings       Starpak (Pty)     Starpak (Pty)
                                                Ltd.         excess of par      (Pty) Ltd.           Ltd.              Ltd.
                                                 $                $                 $                 $                 $
                                            -----------      -----------       -----------       -----------       -----------
Balance at February 28, 1993                       --               --             460,978             1,010           746,790
Net income                                         --               --                --                --                --
Translation adjustment                             --               --                --                --                --
                                            -----------      -----------       -----------       -----------       -----------

Balance at February 28, 1994                       --               --             460,978             1,010           746,790
Net income                                         --               --                --                --                --
Translation adjustment                             --               --                --                --                --
                                            -----------      -----------       -----------       -----------       -----------

Balance at February 28, 1995                       --               --             460,978             1,010           746,790
Net income                                         --               --                --                --                --
Translation adjustment                             --               --                --                --                --
                                            -----------      -----------       -----------       -----------       -----------

Balance at June 30, 1995                           --               --             460,978             1,010           746,790
Issuance of stock to acquire predecessor,
Starpak and LS Pressings                            150        1,208,628          (460,978)           (1,010)         (746,790)
Issuance of stock to acquire subsidiary
companies                                            98        1,840,365              --                --                --
Other stock issues                                   28          260,024              --                --                --
Proceeds on First South Africa Corp.,
Ltd. stock issues                                41,425        9,896,646              --                --                --
Share issue expenses written off                   --         (1,000,677)             --                --                --
Escrow stock released                              --          6,314,000              --                --                --
Subsidiary assets acquired at a discount           --               --                --                --                --
Net loss                                           --               --                --                --                --
Translation adjustment                             --               --                --                --                --
                                            -----------      -----------       -----------       -----------       -----------
Balance at June 30, 1996                         41,701       18,518,986              --                --                --
                                            ===========      ===========       ===========       ===========       ===========

                                 [PART 2 OF 2]

                                                                Income           Foreign
                                                             restricted as      currency
                                              Retained            to           translation
                                              earnings       distribution      adjustments          Total
                                                 $                 $                $                 $
                                            -----------       -----------      -----------       -----------
Balance at February 28, 1993                  1,114,526              --           (795,948)        1,527,356
Net income                                      207,916              --               --             207,916
Translation adjustment                             --                --           (154,446)         (154,446)
                                            -----------       -----------      -----------       -----------

Balance at February 28, 1994                  1,322,442              --           (950,394)        1,580,826
Net income                                      313,882              --               --             313,882
Translation adjustment                             --                --            (66,052)          (66,052)
                                            -----------       -----------      -----------       -----------

Balance at February 28, 1995                  1,636,324              --         (1,016,446)        1,828,656
Net income                                      213,829              --               --             213,829
Translation adjustment                             --                --            (24,488)          (24,488)
                                            -----------       -----------      -----------       -----------

Balance at June 30, 1995                      1,850,153              --         (1,040,934)        2,017,997
Issuance of stock to acquire predecessor,
Starpak and LS Pressings                           --                --               --                --
Issuance of stock to acquire subsidiary
companies                                          --                --               --           1,840,463
Other stock issues                                 --                --               --             260,052
Proceeds on First South Africa Corp.,
Ltd. stock issues                                  --                --               --           9,938,071
Share issue expenses written off                   --                --               --          (1,000,677)
Escrow stock released                              --                --               --           6,314,000
Subsidiary assets acquired at a discount           --               7,307             --               7,307
Net loss                                     (5,737,560)             --         (5,737,560)
Translation adjustment                             --                --           (847,277)         (847,277)
                                            -----------       -----------      -----------       -----------
Balance at June 30, 1996                     (3,887,401)            7,307       (1,888,211)       12,792,376
                                            ===========       ===========      ===========       ===========

           FIRST SOUTH AFRICA CORP., LTD. AND ITS SUBSIDIARY COMPANIES

               NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR
        THE YEAR ENDED JUNE 30, 1996, FOUR MONTHS ENDED JUNE 30, 1995 AND
                   THE YEARS ENDED FEBRUARY 28, 1995 AND 1994

1.         ORGANIZATION

First South Africa Corp., Ltd. (the "Company") was founded on September 6, 1995. The purpose of the Company is to make investments in South African companies. The predecessor to the Company was the combined entity under common control, Starpak (Proprietary) Limited and its subsidiary companies and LS Pressings (Proprietary) Limited.

On January 24, 1996, subsequent to an initial public offering and in terms of an agreement reached before the initial public offering, the Company acquired 100% of the common stock of the business combination of Starpak (Proprietary) Limited and its subsidiary companies and LS Pressings (Proprietary) Limited. The acquisition was accounted for using the purchase method of accounting at net book value at date of acquisition.

On January 24, 1996, also subsequent to the initial public offering and also in terms of an agreement reached before the initial public offering, the Company acquired 100% of the common stock of Europair Africa (Proprietary) Limited for an aggregate net purchase price of $1,029,206. The acquisition was accounted for using the purchase method of accounting. The assets and liabilities were taken over at fair market value as determined by management.

                                                      EUROPAIR AFRICA (PTY) LTD.
                                                                  $
                                                              ---------
        Acquisition costs
                  Stock issued in lieu of cash                  399,638
                  Cash consideration                            629,568
                                                              ---------

             Purchase price to be allocated                   1,029,206
                                                              =========

             Summary allocation of purchase price
                  Current assets                              1,582,299
                  Property, plant and equipment               1,598,128
                  Deferred income taxes                          21,398
                  Goodwill                                       91,150
                                                              ---------

             Total assets acquired                            3,292,975
                                                              ---------

                  Current liabilities                           923,688
                  Long term debt                              1,196,636
                  Loans from related parties                    143,445
                                                              ---------

             Total liabilities assumed                        2,263,769
                                                              ---------
                  Excess of assets over liabilities assumed   1,029,206
                                                              =========

           FIRST SOUTH AFRICA CORP., LTD. AND ITS SUBSIDIARY COMPANIES

               NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR
        THE YEAR ENDED JUNE 30, 1996, FOUR MONTHS ENDED JUNE 30, 1995 AND
                   THE YEARS ENDED FEBRUARY 28, 1995 AND 1994

1.         ORGANIZATION (CONTINUED)

On June 3, 1996 the Company acquired 100% of the common stock of the business combination of Piemans Pantry (Proprietary) Limited and Surfs-Up Investments Limited for an aggregate net purchase price of $5,314,045.

The acquisition was accounted for using the purchase method of accounting. The assets and liabilities were taken over at fair market value as determined by management.
                                                   PIEMANS PANTRY (PTY) LTD.
                                             AND SURFS-UP INVESTMENTS (PTY) LTD.
                                                                  $
                                                              ---------
        Acquisition costs
                  Stock issued in lieu of cash                1,440,825
                  Cash consideration                          3,630,796
                  Other direct expenses                         242,424
                                                              ---------

             Purchase price to be allocated                   5,314,045

             Summary allocation of purchase price
                  Current assets                              2,594,124
                  Property, plant and equipment               3,988,033
                  Stockholders loans                            137,656
                  Recipes and other intellectual property     2,829,299
                  Goodwill                                       12,483
                                                              ---------

             Total assets acquired                            9,561,595

                  Current liabilities                         1,984,686
                  Loans to related companies                    478,680
                  Long term debt                              1,735,632
                  Deferred income taxes                          48,552
                                                              ---------

             Total liabilities assumed                        4,247,550

                  Excess of assets over liabilities assumed   5,314,045
                                                              =========

2.         PRINCIPLE ACTIVITIES OF THE GROUP

The principle activities of the group include the business of manufacturing, servicing and selling packaging machines, receiving rental income, manufacture of washers for use in the fastener industry, manufacture and supply of air-conditioning products and the manufacture, sale and distribution of both ready to eat and ready for bake off pastry related food products.

           FIRST SOUTH AFRICA CORP., LTD. AND ITS SUBSIDIARY COMPANIES

               NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR
        THE YEAR ENDED JUNE 30, 1996, FOUR MONTHS ENDED JUNE 30, 1995 AND
                   THE YEARS ENDED FEBRUARY 28, 1995 AND 1994

3.         SUMMARY OF ACCOUNTING POLICIES

The consolidated and combined financial statements have been prepared in accordance with US generally accepted accounting principles and incorporate the following significant accounting policies.

CONSOLIDATION

The consolidated financial statements include the accounts of the Company, First South Africa Corp., Ltd. and its subsidiaries. All subsidiaries are wholly owned and no minority interests exist. Material intercompany transactions have been eliminated on consolidation.

The combined financial statements include the financial statements of Starpak (Proprietary) Limited, its wholly owned subsidiaries, Levy & Smith Properties (Proprietary) Limited and Michael Levy Family Holdings (Proprietary) Limited and LS Pressings (Proprietary) Limited, as they are entities under common control. All significant intercompany balances and transactions have been eliminated.

ACCOUNTING ESTIMATES

Preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities at the date of the financial statements, disclosure of contingent liabilities at the financial statement date and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

EARNINGS PER SHARE

Earnings per share for the Company on common shares is based on net income and reflects dilutive effects of any stock options which exists at year end.

INTANGIBLE ASSETS

Goodwill resulting from acquisitions, and recipes and other intellectual property is being amortized on a straight line basis over a period of twenty to twenty five years. If facts and circumstances were to indicate that the carrying amount of goodwill, recipes and other intellectual property is impaired the carrying amount would be reduced to an amount representing the discounted future cash flows to be generated by the operation. Also included in intangible assets are non-competition agreements relating to the Europair acquisition which are being amortized on a straight line basis over a six year term of the agreements. The company has adopted Statement of Financial Accounting Standards No. 121 ("SFAS 121") Accounting for the impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". No impairments in long-lived assets has taken place.

           FIRST SOUTH AFRICA CORP., LTD. AND ITS SUBSIDIARY COMPANIES

               NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR
        THE YEAR ENDED JUNE 30, 1996, FOUR MONTHS ENDED JUNE 30, 1995 AND
                   THE YEARS ENDED FEBRUARY 28, 1995 AND 1994

3.         SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

FOREIGN CURRENCY TRANSLATION

The functional currency of the underlying companies is that of South African Rands. Accordingly, the following rates of exchange have been used for translation purposes:

(a) Assets and liabilities are translated into United States Dollars using the exchange rates at the balance sheet date.

(b) Common stock and capital in excess of par are translated into United States Dollars using historical rates at date of issuance.

(c) Revenue, expenses, gains and losses are translated into United States Dollars using the weighted average exchange rates for each year.

The  resultant  translation   adjustments  are  reported  in  the  component  of
shareholders'   investment   designated   as   "Foreign   currency   translation
adjustment".

           FIRST SOUTH AFRICA CORP., LTD. AND ITS SUBSIDIARY COMPANIES

               NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR
        THE YEAR ENDED JUNE 30, 1996, FOUR MONTHS ENDED JUNE 30, 1995 AND
                   THE YEARS ENDED FEBRUARY 28, 1995 AND 1994

3.         SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

DERIVATIVE FINANCIAL INSTRUMENTS

The Company uses derivative financial instruments to reduce its exposure to fluctuations in foreign exchange rates by creating offsetting positions through the use of derivative financial instruments. The market risk related to the foreign exchange option is offset by changes in the valuation of the underlying profits being hedged.

The option premium is accounted for on the accrual basis, and is amortized over the option term. The notional amount of the option is the amount bought or sold at maturity. Notional amounts are indicative of the extent of the Company's involvement in the use of derivative financial instruments and are not a measure of the company's exposure to credit or market risks through its use of derivatives.

FOREIGN ASSETS AND LIABILITIES

Transactions in foreign currencies arise as a result of inventory purchases from foreign countries and intercompany funding transactions between the subsidiaries and First South Africa Corp., Ltd. Transactions in foreign currencies are accounted for at the rates ruling on transaction dates. Exchange gains and losses are charged to the income statement during the period in which they are incurred. Foreign assets and liabilities of the group which are not denominated in United States Dollars are converted into United States Dollars at the exchange rates ruling at the financial year end or at the rates of forward cover purchased. Forward cover is purchased to hedge the currency exposure on foreign liabilities.

INVENTORIES

Inventories are valued at the lower of cost and net realizable value, using both the first-in, first-out and the weighted average methods. The value of work-in-progress and finished goods includes an appropriate portion of manufacturing overheads.

PROPERTY, PLANT AND EQUIPMENT

Land is stated at cost and is not depreciated. Buildings are depreciated on the straight line basis over estimated useful lives of 50 years.

Buildings, plant and equipment, and motor vehicles are written off over their estimated useful lives to each asset's residual value.

The following rates are considered appropriate:


                                                      PERCENTAGE
                          Buildings                       2%
                          Plant and equipment           10-33%
                          Motor vehicles                  20%

           FIRST SOUTH AFRICA CORP., LTD. AND ITS SUBSIDIARY COMPANIES

               NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR
        THE YEAR ENDED JUNE 30, 1996, FOUR MONTHS ENDED JUNE 30, 1995 AND
                   THE YEARS ENDED FEBRUARY 28, 1995 AND 1994

3.         SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

Income tax expense is based on reported earnings before income taxes. Deferred income taxes represent the impact of temporary differences between the amounts of assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes. Deferred taxes are measured by applying currently enacted tax laws.

FAIR VALUE OF FINANCIAL INSTRUMENTS

As at June 30 1996, the carrying value of accounts receivable, accounts payable and investments approximate their fair value.

REVENUES

Revenues comprise net invoiced sales of washers, manufactured packaging machines, spares and service charges, food products, air conditioning systems, fans and related accessories, and rental income. Combined revenues exclude sales to group companies. The Company recognizes revenues on an accrual basis.

4.         INVENTORIES

Inventories consists of the following:

                                                    JUNE 30,            JUNE 30
                                                     1996                1995
                                                      $                   $
                                                  ----------         ----------
Finished goods                                     2,077,679          1,481,124
Work-in-progress                                     272,377            185,140
Raw materials                                        501,562            390,852
Supplies                                              93,055               --
                                                  ----------         ----------
Inventories (gross)                                2,944,673          2,057,116
Less:  Valuation allowances                         (433,805)          (824,388)
                                                  ----------         ----------

Inventories (net)                                  2,510,868          1,232,728
                                                  ==========         ==========

           FIRST SOUTH AFRICA CORP., LTD. AND ITS SUBSIDIARY COMPANIES

               NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR
        THE YEAR ENDED JUNE 30, 1996, FOUR MONTHS ENDED JUNE 30, 1995 AND
                   THE YEARS ENDED FEBRUARY 28, 1995 AND 1994

5.         PROPERTY, PLANT AND EQUIPMENT

           Property, plant and equipment consists of the following:


                                           ACCUMULATED    NET BOOK     NET BOOK
                                COST      DEPRECIATION      VALUE        VALUE
                               JUNE 30       JUNE 30,      JUNE 30,     JUNE 30,
                                1996          1996          1996         1995
                                 $             $             $            $
                             ----------    ----------    ----------   ----------

Land and buildings            2,713,473       (17,147)    2,696,326      845,479
Plant and equipment           3,463,121    (1,415,524)    2,047,597      372,244
Vehicles                      1,789,905      (687,241)    1,102,664      316,579
Capital work in progress      1,033,835          --       1,033,835         --
                             ----------    ----------    ----------   ----------
                              9,000,334    (2,119,912)    6,880,422    1,534,302
                             ==========    ==========    ==========   ==========

Depreciation                                                345,884       50,678
                                                            =======       ======

Certain assets of the company are encumbered as security for the liabilities of the group (Refer note 11)

6.         GOODWILL

           Goodwill consists of the following:


                                                          ACCUMULATED   NET BOOK
                                               COST      AMORTIZATION     VALUE
                                              JUNE 30,      JUNE 30,    JUNE 30,
                                                1996         1996         1996
                                                 $            $            $
                                              -------      -------       -------
Goodwill arising on acquisitions              414,610       (6,069)      408,541
                                              =======      =======       =======


7.         RECIPES AND OTHER INTELLECTUAL PROPERTY

           Recipes and other intellectual property consists of the following:


                                                          ACCUMULATED   NET BOOK
                                               COST      AMORTIZATION     VALUE
                                              JUNE 30,      JUNE 30,    JUNE 30,
                                                1996         1996         1996
                                                 $            $            $
                                              -------      -------       -------
Recipes and other intellectual property       2,858,011      (9,479)   2,848,532
                                              =========   =========    =========

           FIRST SOUTH AFRICA CORP., LTD. AND ITS SUBSIDIARY COMPANIES

               NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR
        THE YEAR ENDED JUNE 30, 1996, FOUR MONTHS ENDED JUNE 30, 1995 AND
                   THE YEARS ENDED FEBRUARY 28, 1995 AND 1994

8.         OTHER ASSETS

           Other assets consists of the following:

                                               ACCUMULATED   NET BOOK   NET BOOK
                                        COST   AMORTIZATION   VALUE      VALUE
                                      JUNE 30,   JUNE 30,    JUNE 30,   JUNE 30,
                                        1996       1996        1996       1995
                                         $          $           $          $
                                      --------   --------    --------   --------
Loans to shareholder                    84,768       --        84,768       --
Non competition agreements             115,842     (8,992)    106,850       --
Derivative financial instruments       152,000    (25,332)    126,668       --
Other                                     --         --          --       16,224
                                      --------   --------    --------   --------
                                       352,610     34,324     318,286     16,224
                                      ========   ========    ========   ========


Derivative financial instruments consist of a purchased foreign currency option with a notional amount of South African Rands (ZAR) 25,000,000 with a strike price of ZAR5 to $1. The option term is twelve months and expires on May 2, 1997.

           FIRST SOUTH AFRICA CORP., LTD. AND ITS SUBSIDIARY COMPANIES

               NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR
        THE YEAR ENDED JUNE 30, 1996, FOUR MONTHS ENDED JUNE 30, 1995 AND
                   THE YEARS ENDED FEBRUARY 28, 1995 AND 1994

9.         LOAN TO RELATED COMPANY


                                                    JUNE 30, 1996  JUNE 30, 1995
                                                             $              $
                                                          -------        -------
Michael Levy Family Holdings (Proprietary) Limited             --        145,823
                                                          =======        =======


The terms of this loan have changed with the closing of the initial public offering. The loan has been revalued and disclosed as loans to shareholders, and is unsecured, interest free and repayable on February 28, 1998.

10.        BANK OVERDRAFT FACILITIES

The Company has general short term unsecured banking facilities, which are renewable annually, of $2,460,437 available. These facilities bear interest at prime lending rates, which is currently 19.5%, and are repayable on demand.

11.        SHORT AND LONG TERM DEBT


                                                 JUNE 30, 1996     JUNE 30, 1995
                                                       $                 $
                                                   ----------        ----------
LONG TERM DEBT
Secured debt
      Mortgage loans                                1,508,870           561,301
      Equipment notes                               1,904,980           540,542
Unsecured debt
      Unsecured notes                                 125,214              --
                                                   ----------        ----------
                                                    3,539,064         1,101,843
Less: Current portion                              (1,177,692)         (147,126)
                                                   ----------        ----------
Total long term debt                                2,361,372           954,717
                                                   ==========        ==========

SHORT TERM DEBT
Current portion of long term debt                   1,177,692           147,126
Trade finance loan                                    924,107              --
                                                   ----------        ----------
                                                    2,101,799           147,126
                                                   ==========        ==========

           FIRST SOUTH AFRICA CORP., LTD. AND ITS SUBSIDIARY COMPANIES

               NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR
        THE YEAR ENDED JUNE 30, 1996, FOUR MONTHS ENDED JUNE 30, 1995 AND
                   THE YEARS ENDED FEBRUARY 28, 1995 AND 1994

11.        SHORT AND LONG TERM DEBT (CONTINUED)

MORTGAGE LOANS

Mortgage loans are secured by first and second mortgage bonds over property. These loans are generally repayable in equal instalments of $27,568 over periods ranging from five to twenty years and bear interest at rates ranging from 12% to 18.5%. Generally these interest rates are linked to the prime lending rate which is currently at 19.5%.

EQUIPMENT NOTES

Equipment notes are secured over movable assets. These loans are generally repayable in equal monthly instalments over a maximum period of five years. These loans bear interest at rates ranging from 16.9% to 2% above the prime lending rate, which is currently 19.5%.

UNSECURED NOTES

Unsecured notes bear interest at the prime lending rate, which is currently 19.5%, and have no fixed repayment terms. These notes have been included in the current portion of long term liabilities.

TRADE FINANCE LOAN

The trade finance loan is denominated in United States Dollars and is repayable within 90 days. This loan is covered forward by a forward exchange contract and bears interest at 6.5625%. This facility is made available to the group by the companies bankers as a significant part of the general short term banking facilities. (see note 10)

The following is a schedule of repayments of long term liabilities by year of repayment

           YEAR ENDED JUNE 30, 1996                   $
           ------------------------              -----------

                     1997                           543,812
                     1998                           537,723
                     1999                           476,208
                     2000                           274,749
               Thereafter                           528,880
                                                  ---------
                                                  2,361,372

12.        LOAN FROM RELATED COMPANY

                                                 JUNE 30, 1996    JUNE 30, 1995
                                                         $                $
                                                      -------          -------

Trumetric Washers (Proprietary) Limited                    --          257,909
                                                      =======          =======

This loan was repaid from cash generated by operations. This loan was unsecured and interest free.

           FIRST SOUTH AFRICA CORP., LTD. AND ITS SUBSIDIARY COMPANIES

               NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR
        THE YEAR ENDED JUNE 30, 1996, FOUR MONTHS ENDED JUNE 30, 1995 AND
                   THE YEARS ENDED FEBRUARY 28, 1995 AND 1994

13.        INCOME RESTRICTED AS TO DISTRIBUTION

This represents the excess of assets acquired over liabilities assumed in the purchase of the assets and liabilities of operating entities. This amount is not distributable until such time as the assets so acquired are disposed. There are no restrictions on the future income of the Company.

14.        OPERATING LEASES

The group has several operating leases over land and buildings. These leases generally expire within the next five years. These leases generally contain renewal options at the fair market value at the date of renewal.

In most cases, management expects that in the normal course of business, leases will be renewed or replaced by other leases.

The following is a schedule of future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of June 30, 1996:


YEAR ENDED JUNE 30, 1996                            $
------------------------                       ---------

1997                                             337,690
1998                                             553,677
1999                                             431,237
2000                                              35,047
Thereafter                                         2,233
                                               ---------
                                               1,359,884

The following schedule shows the composition of total rental expense for all operating leases except those with terms of a month or less:


                                      FOUR MONTHS    YEAR ENDED    YEAR ENDED
                         YEAR ENDED      JUNE 30,    FEBRUARY 28,  FEBRUARY 28,
                        JUNE 30, 1996     1995          1995          1994
                              $             $             $             $
                           -------       -------       -------       -------

Minimum rentals            415,815        25,562        78,730        98,135
                           =======       =======       =======       =======


15.        OTHER INCOME

Other income includes interest received, proceeds from insurance claims, bad debts recovered, commissions received and profits on sale of assets.

           FIRST SOUTH AFRICA CORP., LTD. AND ITS SUBSIDIARY COMPANIES

               NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR
        THE YEAR ENDED JUNE 30, 1996, FOUR MONTHS ENDED JUNE 30, 1995 AND
                   THE YEARS ENDED FEBRUARY 28, 1995 AND 1994

16.        INCOME TAXES

Income taxes are accounted for under Statement of Financial Standards No. 109 "Accounting for Income Tax" ("SFAS 109"), an asset and liability method. SFAS 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the tax bases and financial reporting bases of the Company's assets and liabilities. In addition, SFAS 109 requires the recognition of future tax benefits such as net operating loss carryforwards, to the extent realization of such benefit is more likely than not.

The provision for income taxes charged to continuing operations was as follows:


                                                      FOUR MONTHS
                              YEAR ENDED     ENDED     YEAR ENDED   YEAR ENDED
                                JUNE 30,    JUNE 30,  FEBRUARY 28,  FEBRUARY 28,
                                 1996        1995       1995        1994
                                   $           $          $           $
                                --------    --------   --------    --------
Current
      South African normal       848,006     145,216    291,853     108,040
                                --------    --------   --------    --------
Total current taxes              848,006     145,216    291,853     108,040
                                --------    --------   --------    --------
Deferred
       South African normal     (359,388)       --      (69,295)      5,363
                                --------    --------   --------    --------
Total deferred taxes            (359,388)       --      (69,295)      5,363
                                --------    --------   --------    --------
Provision for taxes on income    488,618     145,216    222,558     113,403
                                ========    ========   ========    ========



Deferred tax asset at June 30, is comprised of the following:


                                                    JUNE 30, 1996  JUNE 30, 1995
                                                          $               $
                                                       --------        --------
Fixed assets                                            346,961          58,956
Prepaid expenditure                                      12,245            --
                                                       --------        --------
   Gross deferred tax liabilities                       359,206          58,956
                                                       --------        --------
Accruals                                               (372,447)        (69,101)
Deposits received on equipment sales                    (60,309)           --
                                                       --------        --------
      Gross deferred tax assets                        (432,756)        (69,101)
                                                       --------        --------
Net deferred tax asset                                  (73,550)        (10,145)
                                                       ========        ========

           FIRST SOUTH AFRICA CORP., LTD. AND ITS SUBSIDIARY COMPANIES

               NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR
        THE YEAR ENDED JUNE 30, 1996, FOUR MONTHS ENDED JUNE 30, 1995 AND
                   THE YEARS ENDED FEBRUARY 28, 1995 AND 1994

16.        INCOME TAXES (CONTINUED)

The provision for taxes on income differs from the amount of income tax determined by applying the applicable South African statutory income tax rate to pre-tax income from continuing operations as a result of the following differences:

The Company reflects a net loss position of $5,248,942 before taxation. However, there is a recorded tax charge as $6,743,000 of the loss before taxation consists of expenditure not allowable for tax purposes, including a charge of $6,314,000 for the non cash compensation charge. The balance of the expenditure not allowable for tax purposes is incurred mainly in Bermuda, where no taxation laws are in existence. After eliminating non allowable expenditure, the tax rate reconciliation is as follows:

                                                FOUR MONTHS
                                YEAR ENDED          ENDED       YEAR ENDED      YEAR ENDED
                                  JUNE 30,         JUNE 30,     FEBRUARY 28,   FEBRUARY 28,
                                   1996             1995           1995           1994
                                     %               %              %              %
                                  --------       ---------      ---------       --------
South African Statutory tax rate     35              35             35              40
Capital allowances                   (2)            --             --              --
Disallowable expenditure              1               5              1               2
Transitional levy                   --              --               6             --
Tax rate adjustment                 --              --              (2)             (3)
Non taxable income                   (1)            --             --              --
Other                               --              --               1              (4)
                                    ---             ---            ---             ---
Effective tax rate                   33              40             41              35
                                    ===             ===            ===             ===

           FIRST SOUTH AFRICA CORP., LTD. AND ITS SUBSIDIARY COMPANIES

               NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR
        THE YEAR ENDED JUNE 30, 1996, FOUR MONTHS ENDED JUNE 30, 1995 AND
                   THE YEARS ENDED FEBRUARY 28, 1995 AND 1994

17.        CASH FLOWS

The changes in assets and liabilities consist of the following:

                                                                FOUR MONTHS
                                                   YEAR ENDED      ENDED      YEAR ENDED   YEAR ENDED
                                                    JUNE 30,      JUNE 30,   FEBRUARY 28, FEBRUARY 28,
                                                      1996          1995         1995         1994
                                                        $            $             $           $
                                                   -----------   ---------   ----------   ---------
(Increase)/decrease in trade accounts
receivable                                          (756,684)     36,382    (989,374)    (22,786)
Decrease/(increase) in inventories                   146,179    (357,614)     13,759    (189,278)
(Increase)/decrease in prepaid
expenses and other current assets                   (134,650)   (146,445)     15,906       5,453
Increase in trade accounts payable                   360,265      91,094      97,479      49,638
(Decrease)/increase in other provisions
and accruals                                         (38,785)    127,573     659,078     178,901
Decrease in dividends payable                           --          --          --       (90,242)
Increase in income taxes payable                     433,860     154,920     180,140       2,474
                                                    --------    --------    --------    --------
                                                      10,185     (94,090)    (23,012)    (65,840)
                                                    ========    ========    ========    ========
Supplemental disclosure of cash flow information:
Interest paid                                        865,733      18,801     152,163     180,960
                                                    ========    ========    ========    ========

18.        EMPLOYMENT BENEFITS

The Company participates in various retirement benefit funding plans and medical aid plans for the benefit of its employees.

All of the retirement benefit funds are defined contribution plans and by nature of the funds there can be no unfunded obligations or responsibility on the employer. The only obligation of the Company is the contribution to these schemes which generally ranges from 6% to 9% of the employees annual earnings.

Amounts charged to pension costs and contributed by the Company to the funds were as follows:

                                        FOUR MONTHS
                           YEAR ENDED      ENDED      YEAR ENDED   YEAR ENDED
                            JUNE 30,      JUNE 30,   FEBRUARY 28, FEBRUARY 28,
                              1996          1995         1995         1994
                                $            $             $           $
                           -----------   ---------   ----------   ---------

Pension costs                 99,028       37,440       84,438       77,508
                              ======       ======       ======       ======

           FIRST SOUTH AFRICA CORP., LTD. AND ITS SUBSIDIARY COMPANIES

               NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR
        THE YEAR ENDED JUNE 30, 1996, FOUR MONTHS ENDED JUNE 30, 1995 AND
                   THE YEARS ENDED FEBRUARY 28, 1995 AND 1994

18.        EMPLOYMENT BENEFITS (CONTINUED)

The group and employees participate in various medical aid schemes which provide medical cover for employees on an annual basis. Neither the medical aid nor the group are liable for post retirement medical costs. The contributions to the medical aid are borne equally by the employee and the group except for a few salaried employees where the company is responsible for 100% of the contribution. The Company has no liability for employees medical costs in excess of the contributions to the medical fund.

Amounts charged to medical aid costs and contributed by the Company were as follows:


                                        FOUR MONTHS
                           YEAR ENDED      ENDED      YEAR ENDED   YEAR ENDED
                            JUNE 30,      JUNE 30,   FEBRUARY 28, FEBRUARY 28,
                              1996          1995         1995         1994
                                $            $             $           $
                           -----------   ---------   ----------   ---------

Medical aid costs          242,186       42,366      123,233      156,981
                           =======       ======      =======      =======


19.        PROFIT SHARE

Management receive an annual bonus, determined at the discretion of the board of directors. The amounts paid to management were as follows:


                                        FOUR MONTHS
                           YEAR ENDED      ENDED      YEAR ENDED   YEAR ENDED
                            JUNE 30,      JUNE 30,   FEBRUARY 28, FEBRUARY 28,
                              1996          1995         1995         1994
                                $            $             $           $
                           -----------   ---------   ----------   ---------

Medical aid costs            140,828           -       294,307        86,031
                             =======      =======      =======        ======

           FIRST SOUTH AFRICA CORP., LTD. AND ITS SUBSIDIARY COMPANIES

               NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR
        THE YEAR ENDED JUNE 30, 1996, FOUR MONTHS ENDED JUNE 30, 1995 AND
                   THE YEARS ENDED FEBRUARY 28, 1995 AND 1994


20.        EMPLOYMENT AGREEMENTS

The Company has entered into an employment agreement with, the president and chief executive officer of the Company. In terms of the agreement he receives an annual salary of $180,000 and options to purchase 55,000 shares of common stock at an exercise price of $5 per share. In addition he has been granted additional options to purchase 150,000 shares of common stock of the Company at an exercise price of $5 per share exercisable after the seventh anniversary of the grant date, providing that the vesting of such options will be accelerated as follows:
i) 50,000 options will be exercisable on such earlier date that the Company realizes earnings per share of $0.75 or more on a fiscal year basis, ii) an additional 50,000 options will be exercisable on such earlier date that the Company realizes earnings per share of $1.00 or more on a fiscal year basis and
iii) an additional 50,000 options will be exercisable on such earlier date that the Company realizes earnings per share of $1.50 or more on a fiscal year basis. The Company intends to pay an annual incentive bonus of five percent of the Minimum pre-tax income above $4,000,000, as shall be reported in the Company's audited financial statements for each fiscal year in which the president is employed, exclusive of any extraordinary earnings or charges which would result from the release of the earnout escrow shares.

The Company has entered into an employment agreement with the managing director of the company. In terms of the agreement he receives an annual salary of $150,000. He has been granted options to purchase 150,000 shares of First South African Holdings (Proprietary) Limited class B common stock at an exercise price of R13.05 per share exercisable after the fifth anniversary of the grant date, providing that the vesting of such options will be accelerated as follows: i) 30,000 options will be exercisable on such earlier date that the Company realizes earnings per share of $0.75 or more on a fiscal year basis, ii) an additional 50,000 options will be exercisable on such earlier date that the Company realizes earnings per share of $1.00 or more on a fiscal year basis and
iii) an additional 70,000 options will be exercisable on such earlier date that the Company realizes earnings per share of $1.50 or more on a fiscal year basis. The Company intends to pay an annual incentive bonus of four percent of the Minimum pre-tax income above $5,000,000, as shall be reported in the Company's audited financial statements for each fiscal year in which the managing director is employed, exclusive of any extraordinary earnings or charges which would result from the release of the earnout escrow shares.

           FIRST SOUTH AFRICA CORP., LTD. AND ITS SUBSIDIARY COMPANIES

               NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR
        THE YEAR ENDED JUNE 30, 1996, FOUR MONTHS ENDED JUNE 30, 1995 AND
                   THE YEARS ENDED FEBRUARY 28, 1995 AND 1994

21.        STOCK OPTION PLAN

The board of directors have adopted the Company's 1995 Stock Option Plan. The stock option plan provides for the grant of i) options that are intended to qualify as incentive stock options (Incentive Stock Options) within the meaning of Section 422 of the code to key employees and ii) options not so intended to qualify ("Nonqualified Stock Options") to key employees (including directors and officers who are employees of the Company, and to directors and consultants who are not employees ). The total number of shares of common stock for which options may be granted under the stock option plan is 350,000 shares.

The Stock Option Plan is to be administered by the Compensation Committee of the Board of Directors. The committee shall determine the terms of the options exercised, including the exercise price, the number of shares subject to the option and the terms and conditions of exercise. No options granted under the Stock Option Plan are transferable by the optionee other than by the will or the laws of descent and distribution and each option is exercisable during the lifetime of the optionee only by such optionee or his legal representatives.

The exercise price of Incentive Stock Options granted under the plan must be at least equal to the fair market value of such shares on the date of the grant (110% of fair market value in the case of an optionee who owns or is deemed to own more than 10% of the voting rights of the outstanding capital stock of the company or any of its subsidiaries). The maximum term for each Incentive Stock Option granted is ten years (five years in the case of an optionee who owns or is deemed to own more than 10% of the voting rights of the outstanding capital stock of the company or any of its subsidiaries). Options shall be exercisable at such times and in such instalments as the committee shall provide in the terms of each individual option. The maximum number of shares for which options may be granted to any individual in any fiscal year is 210,000.

The Stock Option Plan also contains an automatic option grant program for the non-employee directors. Each non-employee director of the Company on January 24, 1996 (other than Graham B.R. Collis and Anthony D. Whaley) was granted an option of 5,000 shares of common stock. Thereafter, each person who is a non-employee director of the Company following an annual meeting of shareholders will automatically be granted an option for an additional 5,000 shares of common stock. Each grant will have an exercise price per share equal to the fair market value of the common stock on the grant date and will have a term of five years measured from the grant date, subject to earlier termination if an optionee's service as a board member is terminated for cause.

The Company has granted options to purchase 75,000 shares of common stock under the Plan as described below:

                                   OPTIONS    PER SHARE
NAME                               GRANTED  EXERCISE PRICE   EXPIRATION DATE    EXERCISABLE
----                               -------  --------------   ---------------    -----------
Stock options issued during 1996   75,000   $   5.00         January 24, 2001   Immediately

           FIRST SOUTH AFRICA CORP., LTD. AND ITS SUBSIDIARY COMPANIES

               NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR
        THE YEAR ENDED JUNE 30, 1996, FOUR MONTHS ENDED JUNE 30, 1995 AND
                   THE YEARS ENDED FEBRUARY 28, 1995 AND 1994

22.        EARNOUT ESCROW SHARES

In terms of the underwriting agreement, the Company arranged with the president and chief executive officer to contribute a total of 1,100,000 shares into escrow in terms of the earnout escrow agreement. These shares were to be released based on the attainment of a pre-set Net income before income taxes target. If the targets were not attained the earnout escrow shares would have been canceled. This target was attained based on the unaudited proforma profit and loss resulting in the release of these shares from escrow and resulted in a non-cash compensation charge to the profit and loss account for the period ended June 30, 1996 of $6,314,000. This was a fourth quarter event after the acquisition of the business combination of Piemans Pantry (Pty) Ltd and Surfs-Up Investments (Pty) Ltd.

23.        WARRANTS OUTSTANDING

In terms of the initial public offering, each unit issued consisted of one share of common stock, one redeemable Class A warrant and one redeemable Class B warrant. In addition, an additional 100,000 warrants were issued to the underwriter in terms of the underwriting agreement. Concurrently with the initial public offering the selling security holder offered 650,000 selling security holder warrants, 650,000 selling security holder Class B warrants issuable upon exercise of the selling security holder warrants and 1,300,000 shares of common stock issuable upon exercise of these selling security holder warrants and selling security holder Class B warrants. These selling security holder warrants are identical to the Class A warrants, except that there are certain restrictions imposed upon the transferability of these warrants.

Warrants outstanding at June 30, 1996 were as follows:

                              NUMBER OF
             WARRANT          WARRANTS     EXERCISE PRICE       EXPIRY DATE           ENTITLEMENT
             -------          --------     --------------       -----------           -----------
Class A Redeemable                                            January 24, 2001    One share of common stock
Warrants                      2,300,000         $6.50                             and one Class B warrant

Class B Redeemable                                                                One share of common stock
Warrants                      2,300,000         $8.75         January 24, 2001

Selling Security Holder         650,000         $6.50         January 24, 2001    One share of common stock
Warrants                                                                          and one Class B warrant

The Class A warrants are redeemable beginning January 24, 1997, or earlier at the option of the Company with the underwriter's consent, at a redemption price of $0.05 per Class A Warrant, if the "closing price" of the Company's common stock trades at an average price in excess of $9.10 per share for any consecutive 30 trading day period, ending within 15 days of the notice of redemption. All class A warrants are to be redeemed if any are to be redeemed. The Class B warrants are redeemable beginning January 24, 1997, or earlier at the option of the Company with the underwriters consent, at a redemption price of $0.05 per Class B Warrant, if the "closing price" of the Company's common stock trades at an average price in excess of $12.25 per share for any consecutive 30 trading day period, ending within 15 days of the notice of redemption. All Class B warrants are to be redeemed if any are to be redeemed.

           FIRST SOUTH AFRICA CORP., LTD. AND ITS SUBSIDIARY COMPANIES

               NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR
        THE YEAR ENDED JUNE 30, 1996, FOUR MONTHS ENDED JUNE 30, 1995 AND
                   THE YEARS ENDED FEBRUARY 28, 1995 AND 1994

24.        FIRST SOUTH AFRICAN HOLDINGS ESCROW AGREEMENT

The First South African Holdings (FSAH) escrow agreement was executed prior to the closing of the offering and provided for the concurrent issuance and delivery of 729,979 shares of Class B common stock to the FSAH escrow agent. The FSAH escrow agreement is intended to provide security for the holders of First South African Holdings (Pty) Ltd Class B common stock, who are residents in South Africa and are prohibited in terms of South African law from holding shares in a foreign company. The FSAH escrow agreement provides that the parties to this agreement that are holders of FSAH Class B common stock will not sell such shares of stock, but may tender the shares to the FSAH escrow agent against payment therefore by the escrow agent, which payment may consist of the proceeds obtained from the sale of an equal number of Class B common stock of the Company, provided that the proceeds of the sale will be delivered to the holder of the Class B common stock in exchange for the shares in First South African Holdings (Pty) Ltd. These shares will be tendered to the Company and they will be immediately converted to FSAH Class A common stock.

Included in the First South Africa Corp., Ltd. Class B issued common stock is 1,061,558 First South Africa Holdings (Proprietary) Limited Class B common stock, in terms of this escrow arrangement.

25.        CONTINGENT LIABILITIES

South African Secondary Tax on Companies at 12.5 percent is payable on all future dividends declared out of distributable reserves.

A contingent purchase consideration for the acquisition of Europair existed at year end. This contingency was met and resulted in an additional payment to the previous shareholders of approximately $80,861 which occurred subsequent to year end.

A contingent purchase consideration for the acquisition of the Business Combination of Piemans Pantry (Proprietary) Limited and Surf-Up Investments (Proprietary) Limited, is payable based on the pre-tax profit of the Business Combination as follows:

FIRST INSTALMENT

           Four times pre-tax profit for the year ending February 28, 1997 multiplied by twenty percent, which is then increased by 18.75%, to take into account the interest cost of the delayed payment.

SECOND INSTALMENT

           Four times pre-tax profit for the year ending February 28, 1998 multiplied by twenty percent, which is then increased by 18.75%, to take into account the interest cost of the delayed payment.

These instalments will be settled in part by the issue of First South African Holdings (Proprietary) Limited Class B common stock and in part by a cash consideration.

======================================  ========================================
      NO DEALER, SALESMAN OR ANY OTHER
PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION    OR    TO    MAKE    ANY
REPRESENTATIONS,   OTHER   THAN  THOSE
CONTAINED IN THIS PROSPECTUS,  AND, IF           FIRST SOUTH AFRICA CORP., LTD.
GIVEN OR  MADE,  SUCH  INFORMATION  OR
REPRESENTATIONS  MUST  NOT  BE  RELIED
UPON AS HAVING BEEN  AUTHORIZED BY THE
COMPANY  OR BY THE  UNDERWRITER.  THIS
PROSPECTUS   DOES  NOT  CONSTITUTE  AN
OFFER TO SELL, OR A SOLICITATION OF AN        2,300,000 SHARES OF COMMON STOCK
OFFER TO BUY, ANY  SECURITIES  OFFERED     2,300,000 REDEEMABLE CLASS B WARRANTS
HEREBY BY  ANYONE IN ANY  JURISDICTION          (UNDERLYING THE EXERCISE OF
IN WHICH SUCH OFFER OR SOLICITATION IS          OUTSTANDING CLASS A WARRANTS)
NOT  AUTHORIZED OR IN WHICH THE PERSON        4,600,000 SHARES OF COMMON STOCK
MAKING SUCH OFFER OR  SOLICITATION  IS          (UNDERLYING THE EXERCISE OF
NOT QUALIFIED TO DO SO OR TO ANYONE TO           OUTSTANDING CLASS B WARRANTS)
WHOM  IT  IS  UNLAWFUL  TO  MAKE  SUCH
OFFER, OR SOLICITATION.

             -----------
          TABLE OF CONTENTS
                                  PAGE

Prospectus Summary...................3
Summary Financial Information........7
Cautionary Statement Regarding                    ----------------------------
 Forward Looking Information.........8
Risk Factors.........................8
Use of Proceeds.....................15
Dividend Policy.....................15                     PROSPECTUS
Capitalization......................16
Market For Registrant's Common
 Equity and Related Stockholder
 Matters............................17            ----------------------------
Dilution............................19
Selected Historical and Pro
 Forma Condensed
 Combined Financial Data............20
ProForma Financial Information......20
Management's Discussion and
 Analysis of Financial Condition
 and Results of Operations..........22
Business............................29
South Africa........................34
Management..........................37
Certain Transactions................43
Principal Shareholders..............47
Concurrent Offering.................48
Description of Securities...........49
Certain Tax Considerations..........55
Shares Eligible for Future Sale.....61
Warrant Solicitation Fee  ..........63
Legal Matters.......................63                       , 1996
Experts.............................64
Enforceability of Civil Liabilities.64
Additional Information..............64
Index to Consolidated Financial
 Statements.........................F-1

             -----------



======================================  ========================================

================================================================================
INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.
================================================================================

                           [ALTERNATE PROSPECTUS PAGE]
                 SUBJECT TO COMPLETION, DATED NOVEMBER 12, 1996

PROSPECTUS
                         FIRST SOUTH AFRICA CORP., LTD.
                       650,000 Shares of Common Stock and
               650,000 Class B Warrants Underlying the exercise of
                          Class A Warrants and 650,000
                      Shares of Common Stock underlying the
                          exercise of Class B Warrants

           This Prospectus relates to 650,000 shares of Common Stock, $.01 par value ("Common Stock") underlying the exercise of Class A Warrants (the "Selling Securityholder Warrants" or the "Class A Warrants") of First South Africa Corp., Ltd., a Bermuda corporation (the "Company"), held by 40 holders (the "Selling Securityholders"), 650,000 Class B Warrants ("Class B Warrants") underlying the exercise of the Selling Securityholder Warrants, and 650,000 shares of Common Stock underlying the exercise of such Class B Warrants. The Selling Securityholder Warrants and the Class B Warrants are referred to herein collectively as the "Warrants" and the securities issuable upon exercise of the Selling Securityholder Warrants, together with the Selling Securityholder Warrants, are sometimes collectively referred to herein as the "Selling Securityholder Securities." The Selling Securityholder Warrants were issued to the Selling Securityholders in exchange for warrants they received in a private placement by the Company in November 1995 (the "Bridge Financing"). See "Selling Securityholders" and "Plan of Distribution." Each Selling Securityholder Warrant entitles the holder to purchase, at an exercise price of $6.50, subject to adjustment, one share of Common Stock and one Class B Warrant, and each Class B Warrant entitles the holder to purchase, at an exercise price of $8.75, subject to adjustment, one share of Common Stock. The Warrants are exercisable through January 24, 2001 provided that the Selling Securityholders have agreed not to exercise the Selling Securityholder Warrants until January 24, 1997. Beginning January 24, 1997 the Warrants are subject to redemption by the Company for $.05 per Warrant, upon 30 days' written notice, if the average closing bid price of the Common Stock exceeds $9.10 per share with respect to the Class A Warrants and $12.25 per share with respect to the Class B Warrants (subject to adjustment in each case) for 30 consecutive business days ending within 15 days of the date of the notice of redemption. See "Description of Securities."

           The Common Stock and the Company's Class B Common Stock, $.01 par value (the "Class B Common Stock") of the Company are essentially identical, except that the Class B Common Stock has five votes per share and the Common Stock has one vote per share on all matters upon which stockholders may vote. The Class B Common Stock is convertible into Common Stock automatically upon any sale or transfer, except to certain permitted transferees. See "Principal Stockholders" and "Description of Securities."

           The securities offered by the Selling Securityholders by this Prospectus may be sold from time to time by the Selling Securityholders or by their transferees. The distribution of the Class A Warrants, Common Stock and the Class B Warrants offered hereby by the Selling Securityholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary brokers' transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders.

           The Selling Securityholders, and intermediaries through whom such securities are sold, may be deemed underwriters within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation. The Company has agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act.

           The Company will not receive any of the proceeds from the sale of securities by the Selling Securityholders. In the event the Class A Warrants and Class B Warrants are exercised, the Company will receive gross proceeds of $4,225,000 and $5,687,500, respectively. See "Selling Securityholders" and "Plan of Distribution."

           On the date of this Prospectus, a Post-Effective Amendment to the Registration Statement under the Securities Act with respect to an offering by the Company of 2,300,000 shares of Common Stock and 2,300,000 Class B Warrants (underlying the exercise of outstanding Class A Warrants) and 4,600,000 shares of Common Stock (underlying the exercise of Class B Warrants), was declared effective by the Securities and Exchange Commission (the "Commission"). The Company will receive approximately $14,147,500 in net proceeds from such offering (assuming no exercise of the Class B Warrants) after payment of the Warrant Solicitation Fee and estimated expenses of such offering.

         AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE OF THIS PROSPECTUS.

                                   -----------
    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
      THE SECURITIES AND EXCHANGE OR ANY STATE SECURITIES COMMISSION PASSED
               UPON THE ACCURACY ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                   -----------
               THE DATE OF THIS PROSPECTUS IS              , 1996

                           [ALTERNATE PROSPECTUS PAGE]

                             SELLING SECURITYHOLDERS

           An aggregate of up to 650,000 Shares of Common Stock underlying the exercise of 650,000 Class A Warrants, 650,000 Class B Warrants underlying the exercise of such Class A Warrants and 650,000 shares of Common Stock underlying the exercise of such Class B Warrants may be offered for resale by investors who received their Class A Warrants in exchange for warrants received in the Bridge Financing.

           The following table sets forth certain information with respect to each Selling Securityholder for whom the Company is registering the Selling Securityholder Securities for exercise and/or resale to the public. The Company will not receive any of the proceeds from the sale of such securities. To the Company's knowledge, there are no material relationships between any of the Selling Securityholders and the Company, nor have any such material relationships existed within the past three years.

                                  NUMBER OF CLASS A                                               NUMBER OF CLASS A
                                  WARRANTS BENEFICIALLY                                           WARRANTS BENEFICIALLY
                                  OWNED AND MAXIMUM                                               OWNED AND MAXIMUM
                                  NUMBER TO BE SOLD                                               NUMBER TO BE SOLD
      SELLING SECURITYHOLDERS     AND/OR EXERCISED (1)               SELLING SECURITYHOLDERS      AND/OR EXERCISED (1)
      -----------------------     --------------------               -----------------------      --------------------
Eric C. Appolonia                      12,500                 Charles McManus                           12,500
Howard Berg                            12,500                 Grace and Ruby O'Steen                    12,500
Robert Burke                           12,500                 Orion Research                             6,250
C.A. Simmons Assoc.                     6,250                 Anthony Pace                              12,500
Nathan and Rose Eisen                  25,000                 Poseidon Capital Pension                  12,500
Arnold D. Flam DDS and                 12,500                  and Profit Sharing Plan
Harvey Glicker DDS Profit                                     Pierre and Claire Pype                     6,250
  Sharing Plan                                                Marc Roberts and                          50,000
Goldstein Family Loving                25,000                  Ron Cantor
Trust
Morton Goulder                         25,000                 Jesse Roggen                              12,500
Harold Greenberg                       12,500                 Jack and Fred Rosen                       12,500
Stuart Gruber                          12,500                 The Rubin Family                          12,500
Jerome Grushkin, P.C.                  25,000                  Foundation, Inc.
  Defined Benefit Plan                                        Alan Rubin                                25,000
Gulfstream Asset                       12,500                 August Saccoccio                          12,500
Management
  Corp. Retirement Trust                                      Abraham Schreiber                         12,500
Robert and Carole Juranek              12,500                 Richard Schreiber                          6,250
Maureen Kassel                         25,000                 E. Donald Shapiro                         25,000
Regina Lehrer                          12,500                 Harold Singer                             12,500
George Lionikis, Sr.                   12,500                 Leonard Solomon                            6,250
Ronald Manzo                            6,250                 Carl and Beverly Weinman                  12,500
William and Rose                       25,000                 Joel Wolff                                50,000
Marginson
Marque of Distinction, Inc.            12,500                 Herman L. Zeller Living                   12,500
                                                              Trust
  Retirement Trust                                            Seymour Zisook                            25,000
                                                                                                     ---------

                                                              Total:                                   650,000

-----------
(1) Does not include shares of Common Stock issuable upon exercise of the Class A Warrants and issuable upon exercise of the Class B Warrants issuable upon exercise of the Class A Warrants. The Selling Securityholders have agreed not to exercise the Class A Warrants being offered hereby for a period of one year from the date hereof. None of the Selling Securityholders beneficially own in excess of 1% of the outstanding shares of Common Stock after the Offering.

                           [ALTERNATE PROSPECTUS PAGE]

                              PLAN OF DISTRIBUTION

           The sale of the securities by the Selling Securityholders may be effected from time to time in transactions (which may include block transactions by or for the amount of the Selling Securityholders) in the over-the-counter market or in negotiated transactions, through the writing of options on the securities, a combination of such methods of sale or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices.

           The Selling Securityholders may effect such transactions by selling their securities directly to purchasers, through broker-dealers acting as agents for the Selling Securityholders or to broker-dealers who may purchase shares as principals and thereafter sell the securities from time to time in the over-the-counter market in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders or the purchasers for whom such broker-dealers may act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commissions).

           Each Selling Securityholder has agreed not to exercise the Selling Securityholder Warrants for a period of one year ending January 24, 1997. Purchasers of the Selling Securityholder Warrants will not be subject to such restrictions.

           Under applicable rules and regulations under the Securities Exchange Act of 1934 ("Exchange Act"), any person engaged in the distribution of the Selling Securityholder Warrants may not simultaneously engage in market making activities with respect to any securities of the Company for a period of at least two (and possibly nine) business days prior to the commencement of such distribution. Accordingly, in the event that D.H. Blair, the underwriter of the Company's initial public offering, or D.H. Blair & Co., Inc., a selling group member which distributed substantially all of the Units offered in connection with the Company's initial public offering ("Blair"), is engaged in a distribution of the Selling Securityholder Warrants, neither of such firms will be able to make a market in the Company's securities during the applicable restrictive period. However, neither D.H. Blair nor Blair have agreed to nor are either of them obliged to act as broker/dealer in the sale of the Selling Securityholder Warrants and the Selling Securityholders may be required, and in the event Blair is a market maker, will likely be required, to sell such securities through another broker/dealer. In addition, each Selling Securityholder desiring to sell Warrants will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Rules 10b-6 and 10b-7, which provisions may limit the timing of the purchases and sales of shares of the Company's securities by such Selling Securityholders.

           The Selling Securityholders and broker-dealers, if any, acting in connection with such sale might be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

                           [ALTERNATE PROSPECTUS PAGE]

                           CONCURRENT PUBLIC OFFERING

           On the date of this Prospectus, a Post-Effective Amendment to the Registration Statement under the Securities Act with respect to an offering by the Company of 2,300,000 shares of Common Stock and 2,300,000 Class B Warrants (underlying the exercise of outstanding Class A Warrants) and 4,600,000 shares of Common Stock (underlying the exercise of Class B Warrants), was declared effective by the Commission. The Company will receive approximately $14,147,500 in net proceeds from such offering (assuming no exercise of the Class B Warrants) after payment of the Warrant Solicitation Fee and estimated expenses of such offering.

                           [ALTERNATE PROSPECTUS PAGE]

======================================  ========================================
      NO DEALER, SALESMAN OR ANY OTHER
PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION    OR    TO    MAKE    ANY
REPRESENTATIONS,   OTHER   THAN  THOSE
CONTAINED IN THIS PROSPECTUS,  AND, IF
GIVEN OR  MADE,  SUCH  INFORMATION  OR
REPRESENTATIONS  MUST  NOT  BE  RELIED
UPON AS HAVING BEEN  AUTHORIZED BY THE     650,000 SHARES OF COMMON STOCK AND
COMPANY  OR BY THE  UNDERWRITER.  THIS          650,000 CLASS B WARRANTS
PROSPECTUS   DOES  NOT  CONSTITUTE  AN         EXERCISE OF THE UNDERLYING
OFFER TO SELL, OR A SOLICITATION OF AN   CLASS A WARRANTS AND 650,000 SHARES OF
OFFER TO BUY, ANY  SECURITIES  OFFERED   COMMON STOCK UNDERLYING THE EXERCISE OF
HEREBY BY  ANYONE IN ANY  JURISDICTION              CLASS B WARRANTS
IN WHICH SUCH OFFER OR SOLICITATION IS
NOT  AUTHORIZED OR IN WHICH THE PERSON
MAKING SUCH OFFER OR  SOLICITATION  IS
NOT QUALIFIED TO DO SO OR TO ANYONE TO
WHOM  IT  IS  UNLAWFUL  TO  MAKE  SUCH
OFFER, OR SOLICITATION.


             -----------                               -----------
          TABLE OF CONTENTS                            PROSPECTUS
                                  PAGE                 -----------
                                  ----
Prospectus Summary..................
Summary Financial Information.......
Risk Factors........................
Use of Proceeds.....................
Dividend Policy.....................
Capitalization......................
Selected Historical and Pro Forma
 Condensed Combined Financial Data..
ProForma Financial Information......
Management's Discussion and Analysis
 of Financial Condition and Results
 of Operations......................
Business............................
South Africa........................
Management..........................
Certain Transactions................
Principal Shareholders..............                       , 1996
Selling Securityholders.............
Plan of Distribution................
Concurrent Public Offering..........
Description of Securities...........
Certain Tax Considerations..........
Shares Eligible for Future Sale.....
Underwriting........................
Legal Matters.......................
Experts.............................
Enforceability of Civil Liabilities.
Additional Information..............
Index to Consolidated Financial
  Statements......................F-1
             -----------
======================================  ========================================

                                    PART II.
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

           It is estimated that the following expenses will be incurred in connection with the proposed offering hereunder. All of such expenses will be borne by the registrant.


Registration fee - Securities and Exchange Commission......... $        0
NASD filing fee...............................................          0
Legal fees and expenses.......................................  25,000.00
Accounting fees and expenses..................................  15,000.00
Blue sky fees and expense (including counsel fees)............   5,000.00
Printing expenses.............................................   5,000.00
Miscellaneous.................................................   5,000.00
                                                               ----------
             Total............................................ $55,000.00
                                                               ==========




ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           Under Bermuda law and the registrant's Memorandum of Association and bye-laws, the directors, officers, liquidators and auditors of the registrant and their heirs, executors and administrators are indemnified and held harmless out of the assets of the Company from and against all actions, costs, charges, losses and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity or for any loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that they are not entitled to indemnification in respect of any willful negligence, willful default, fraud or dishonesty which may attach to them.

           For information concerning indemnification provisions between the registrant and the underwriter, reference is made to Section 7 of the Underwriting Agreement filed as Exhibit 1.1 hereto.


ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

           (a) In September, 1995, the registrant issued 1,212,521 shares of Class B Common Stock to Clive Kabatznik in consideration of a set-off against $12,125.21 of organizational expenses with respect to the Company incurred by Mr. Kabatznik. The registrant believes that such transaction is exempt from registration provisions of the Securities Act of 1933, as amended (the "Act") in reliance upon Section 4(2) of the Act.

           (b) In November 1995, the registrant completed the Bridge Financing of $1,300,000 principal amount of Notes and 650,000 Bridge Warrants. The registrant believes that such Bridge Financing is exempt from the registration provisions of the Act in reliance upon Regulation D promulgated under Section 4(2) of the Act. D.H. Blair Investment Banking Corp. earned a commission equal to $130,000 and a non-accountable expense allowance of $39,000.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES:

           (a)       Exhibits


        EXHIBIT
         NUMBER                DESCRIPTION

           1.1        Form of Underwriting Agreement
           1.2        Form of Custody Agreement
           3.1        Memorandum of Association of the Registrant
           3.2        Bye-Laws of the Registrant
           4.1        Form of Bridge Note
           4.2        Form of Warrant Agreement
           4.3        Form of Unit Purchase Option
           5.1        Opinion of Conyers, Dill & Pearman
           8.1        Tax Opinion of Webber Wentzel Bowens
           10.1       Starpak Acquisition Agreements
           10.2       Starpak Escrow Agreement
           10.3       L.S. Pressings Acquisition Agreements
           10.4       L.S. Pressings Escrow Agreement
           10.5       Europair Acquisition Agreements
           10.6       Europair Escrow Agreement
           10.7       Form of Escrow  Agreement  regarding  the  Earnout  Escrow
                      Shares
           10.8       Form of FSAH Escrow Agreement
           10.9       Form of Employment Agreement of Clive Kabatznik
           10.10      Form of FSAM Management Agreement
           10.11      Form of Consulting Agreement with Michael Levy
           10.12      Form of Consulting Agreement with Global Capital Limited
           10.13      1995 Stock Option Plan
           10.14      Form of Addendum to Starpak Acquisition Agreement
           10.15      Form of Addendum to L.S. Pressings Acquisition Agreement
           10.16      Form of Addendum to Europair Acquisition Agreement
           10.17*     Form of Piemans Pantry Acquisition Agreement
           10.18*     Form of Piemans FSAH Escrow Agreements
           10.19*     Astoria  Acquisition  Agreement
           21.1       Subsidiaries  of  the Registrant
           23.1*      Consent of Price Waterhouse
           23.2*      Consent of Conyers, Dill & Pearman
           23.3*      Consent of Parker Chapin Flattau & Klimpl, LLP
           23.4*      Consent of Webber Wentzel Bowens
           24.1       Power of Attorney of certain officers and directors of the
                      Company

-----------

* Filed herewith.
All other Exhibits have been previously filed.

           (b)       Financial Statement Schedules

           Pro Forma Financial Statement Schedules included as applicable related to consolidated financial statements of the registrant.

ITEM 17.  UNDERTAKINGS.

           (a)       The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information, set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) The undersigned registrant hereby undertakes to provide to the underwriter, at the closing specified in the underwriting agreement included in
Exhibit 1.01 hereto, certificates in such denominations and registered in such names as required by the Underwriters to permit delivery to each purchaser.

           (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

           (e)       The undersigned registrant hereby undertakes that:

           (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

           (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (f) The registrant hereby undertakes to furnish to the Securities and Exchange Commission, upon request, all constituent instruments defining the rights of holders of long-term debt of the registrant and its consolidated subsidiaries not filed herewith. Such instruments have not been filed since none are, nor are being, registered under Section 12 of the Securities Exchange Act of 1934 and the total amount of securities authorized under any such instruments does not exceed 10% of the total assets of the registrant and its subsidiaries on a consolidated basis.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Coconut Grove, State of Florida, on the 12th day of November, 1996.

                                  FIRST SOUTH AFRICA CORP., LTD.

                                  By:         /S/ CLIVE KABATZNIK
                                     -------------------------------
                                            Clive Kabatznik
                                            President

           Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


        SIGNATURE                  TITLE                              DATE

              *            Chairman of the Board of
------------------------   Directors                           November 12, 1996
       Michael Levy        President, Vice Chairman, Chief

/S/ CLIVE KABATZNIK        Executive Officer, Chief Financial
------------------------   Officer, Director and Controller    November 12, 1996
      Clive Kabatznik

               *           Director                            November 12, 1996
------------------------
    Charles S. Goodwin

               *           Director                            November 12, 1996
------------------------
        John Mackey


* By:     /S/ CLIVE KABATZNIK
     -------------------------
   Clive Kabatznik
   Attorney in Fact

                                  EXHIBIT INDEX



        EXHIBIT
         NUMBER                DESCRIPTION

           1.1        Form of Underwriting Agreement
           1.2        Form of Custody Agreement
           3.1        Memorandum of Association of the Registrant
           3.2        Bye-Laws of the Registrant
           4.1        Form of Bridge Note
           4.2        Form of Warrant Agreement
           4.3        Form of Unit Purchase Option
           5.1        Opinion of Conyers, Dill & Pearman
           8.1        Tax Opinion of Webber Wentzel Bowens
           10.1       Starpak Acquisition Agreements
           10.2       Starpak Escrow Agreement
           10.3       L.S. Pressings Acquisition Agreements
           10.4       L.S. Pressings Escrow Agreement
           10.5       Europair Acquisition Agreements
           10.6       Europair Escrow Agreement
           10.7       Form of Escrow  Agreement  regarding  the  Earnout  Escrow
                      Shares
           10.8       Form of FSAH Escrow Agreement
           10.9       Form of Employment Agreement of Clive Kabatznik
           10.10      Form of FSAM Management Agreement
           10.11      Form of Consulting Agreement with Michael Levy
           10.12      Form of Consulting Agreement with Global Capital Limited
           10.13      1995 Stock Option Plan
           10.14      Form of Addendum to Starpak Acquisition Agreement
           10.15      Form of Addendum to L.S. Pressings Acquisition Agreement
           10.16      Form of Addendum to Europair Acquisition Agreement
           10.17*     Form of Piemans Pantry Acquisition Agreement
           10.18*     Form of Piemans FSAH Escrow Agreements
           10.19*     Astoria  Acquisition  Agreement
           21.1       Subsidiaries  of  the Registrant
           23.1*      Consent of Price Waterhouse
           23.2*      Consent of Conyers, Dill & Pearman
           23.3*      Consent of Parker Chapin Flattau & Klimpl, LLP
           23.4*      Consent of Webber Wentzel Bowens
           24.1       Power of Attorney of certain officers and directors of the
                      Company
-----------

*Filed herewith.
All other Exhibits have been previously filed.